UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Eversource Energy
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2018 ANNUAL MEETING OF SHAREHOLDERS

Dear Fellow Shareholders:

On behalf of the Board of Trustees and employees of Eversource Energy, it is my pleasure to invite you to attend the 2018 Annual Meeting of Shareholders of Eversource Energy, which will be held on Wednesday, May 2, 2018, at 10:30 a.m., at the Sheraton Boston Hotel, 39 Dalton Street, Boston, Massachusetts 02199.

Please see the accompanying Notice of Annual Meeting of Shareholders and proxy statement for information on the matters to be acted upon at the meeting. Our meeting agenda will also include a discussion of the operations of the Eversource Energy system companies and an opportunity for your questions.

In 2017, we continued to achieve very positive financial and operating performance results:

    •
    Our 2017 earnings were $3.11 per share, a 5.1% increase over 2016, and we raised our dividend by 6.7% for 2017 to $1.90 per share.

    •
    Our 2017 total shareholder return was 18%, compared to the average industry return of 11.7%.

    •
    Standard & Poor's (S&P) raised our credit rating in 2017 from "A" to "A+". We are the only electric and gas utility holding company in the country with an A+ S&P rating.

    •
    Our operating performance continued to outpace our peers; electric system reliability performance in 2017 was our best ever, and we also had our best safety record ever in 2017.

    •
    We became the only electric and gas utility in the country to add a water utility to our organization with the purchase of Aquarion Water Company.

    •
    We were recently commended by Ceres in its 2018 "Turning Point" report for our commitment to reaching our diversity goals and for linking executive compensation to diversity and inclusion.

    •
    Our 8,000 employees continue to be committed to shareholder value, excellent customer service, environmental stewardship and a safe and diverse workplace.

Three of our Trustees, John S. Clarkeson, Charles K. Gifford, and Paul A. La Camera, will retire from the Board effective on the date of our Annual Meeting. We thank them for their exceptional service to the Board and the Company.

When I became your Chief Executive Officer in 2016, I set a goal for Eversource Energy to be known as the best energy company in the country by the year 2020. We made great progress last year toward achieving that goal, and intend to continue to make great progress in 2018.

On behalf of your Board of Trustees, I thank you for your continued support of Eversource Energy.

Very truly yours, James J. Judge Chairman, President and Chief Executive Officer

March 23, 2018

Notice of Annual Meeting of Shareholders

DATE:	Wednesday, May 2, 2018
TIME:	10:30 a.m.
PLACE:	Sheraton Boston Hotel, 39 Dalton Street, Boston, Massachusetts 02199

Business Items/Agenda

  1.
  Elect the ten nominees named in the proxy statement as Trustees to hold office until the 2019 Annual Meeting.

  2.
  Consider an advisory proposal approving the compensation of our Named Executive Officers.

  3.
  Approve the 2018 Eversource Energy Incentive Plan.

  4.
  Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2018.

  5.
  Consider other matters that may properly come before the meeting.

Adjournments and Postponements

The business items to be considered at the Annual Meeting may be considered at the meeting or following any adjournment or postponement of the meeting.

Record Date

You are entitled to vote at the Annual Meeting or at any adjournment or postponement if you were an Eversource Energy shareholder at the close of business on March 6, 2018.

Voting

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled "Questions and Answers About the Annual Meeting and Voting" beginning on page 73. This Notice of Annual Meeting of Shareholders and our proxy statement are first being made available to shareholders on or about March 23, 2018.

Meeting Admission

You or your proxy are entitled to attend the Annual Meeting or any adjournment or postponement if you were an Eversource Energy shareholder at the close of business on March 6, 2018 or hold a valid proxy to vote at the Annual Meeting. Please be prepared to present photo identification to be admitted to the meeting. If your shares are not registered in your name but are held in "street name" through a bank, broker or other nominee, and you plan to attend, please bring proof of ownership.

By Order of the Board of Trustees,

Richard J. Morrison Secretary

March 23, 2018

Important Notice Regarding the Availability of Proxy Statement Materials for the Annual Meeting of Shareholders to be held on May 2, 2018. The Proxy Statement for the Annual Meeting of Shareholders to be held on May 2, 2018 and the 2017 Annual Report are available on the Internet at www.envisionreports.com/ES

2018 Proxy Statement    i

ii    2018 Proxy Statement

Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement. This is only a summary, and we encourage you to review the entire proxy statement, as well as our 2017 Annual Report. A Notice of Internet Availability of Proxy Materials or

paper copy of this proxy statement, our 2017 Annual Report and a form of proxy or voting instruction card is first being mailed or made available to shareholders on or about March 23, 2018.

Annual Meeting of Shareholders
Time and Date:	10:30 a.m., Eastern Time, on Wednesday, May 2, 2018
Location:	Sheraton Boston Hotel 39 Dalton Street Boston, Massachusetts 02199
Record Date:	March 6, 2018

Items to be Voted on and Board Voting Recommendations

2018 Business Items

The Board of Trustees of Eversource Energy is asking you to vote on four items:

Item 1 – Election of Trustees

The Board has nominated ten Trustees, nine of whom are independent, for reelection to our Board of Trustees. John Y. Kim was elected to the Board by the Trustees effective January 1, 2018. Each of the other nominees was elected to the Board by at least 90% of the shares voted at the 2017 Annual Meeting. The following table provides summary information about each nominee:

				Board Committees
Trustee	Age	Trustee Since	Independent	Audit	Compensation	Corporate Governance	Executive	Finance

Cotton M. Cleveland	65	1992	Y			M		M
Sanford Cloud, Jr. *	73	2000	Y		M	C	M
James S. DiStasio	70	2012	Y		M		M	C
Francis A. Doyle	69	2012	Y	C		M	M
James J. Judge	62	2016	N				C
John Y. Kim	57	2018	Y	M	M
Kenneth R. Leibler	69	2006	Y	M				M
William C. Van Faasen	69	2012	Y	M	M
Frederica M. Williams	59	2012	Y	M				M
Dennis R. Wraase	73	2010	Y		M	M

C:
Committee Chair
M:
Committee Member
*
Lead Trustee

2018 Proxy Statement    1

PROXY STATEMENT SUMMARY

Independence, Tenure and Diversity

Of our ten nominees, six have served on the Board for seven or fewer years, four are women and/or persons of color, and nine are independent. Please see the sections marked "Selection of Trustees," "Trustee Qualifications, Skills and Experience" and "Evaluation of Board and Board Refreshment" beginning on page 12.

Independence	Tenure	Diversity

Item 2 – Advisory Vote to Approve the Compensation of our Named Executive Officers

We are asking shareholders to approve the compensation of the Company's Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (SEC). We achieved excellent financial and operating performance results in 2017, and our total shareholder return has consistently outperformed the utility industry over time. Our Board is committed to executive compensation programs that reflect market-based incentive compensation and that align the interests of our executives with those of our shareholders, and we believe that the compensation paid to our Named Executive Officers in 2017 reflects that alignment between pay and performance. Please see pages 61 - 62.

We met or exceeded challenging goals established for 2017 and achieved very positive results, including:

•
Our earnings grew by 5.1% in 2017, exceeding the established goal. 2017 earnings were $3.11 per share.

•
Our total shareholder return in 2017 was 18%, comparing favorably to the utility industry average return of 11.7%, and over the longer term, our stock performance continued to exceed the industry average.
•
We increased our 2017 dividend to $1.90 per share, a 6.7% increase over 2016, continuing to significantly outperform the dividend growth rate of the EEI Index companies.

•
Standard & Poor's (S&P) raised our Credit Rating in 2017 from "A" to "A+". It remains the highest electric and gas utility holding company S&P credit rating in the industry, by two credit notches.

•
Our overall electric system reliability performance in 2017 was our best ever. On average, customer power interruptions were 17.6 months apart, and average restoration time was 73.2 minutes. Our performance ranks in the first quartile of the industry.

•
Our 2017 total utility operations and maintenance expenses were $14 million under budget.

•
We became the only electric and gas utility in the country to add a water utility in 2017 as an additional line of business through the purchase of Aquarion Water Company.

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PROXY STATEMENT SUMMARY

Item 3 – Approve the 2018 Eversource Energy Incentive Plan

We are asking shareholders to approve the 2018 Eversource Energy Incentive Plan (2018 Plan). Our Board of Trustees and our Compensation Committee approved the 2018 Plan, subject to shareholder approval. Grants under the 2018 Plan will not become effective unless and until the 2018 Plan is approved by our shareholders. The material features of the 2018 Plan are described under "Summary of the 2018 Plan" in Item 3 on pages 63 - 68.

Our Board believes that the 2018 Plan will promote the interests of our shareholders and is consistent with principles of good corporate and executive compensation governance. Please see pages 63 - 68 and Appendix A.

Item 4 – Ratify the Selection of the Independent Registered Public Accounting Firm for 2018

Our Audit Committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2018. The Board is seeking shareholder ratification of this selection. Please see pages 69 - 71.

The Board of Trustees recommends that shareholders vote FOR Items 1, 2, 3 and 4.

Summary of 2017 Performance

In 2017, we continued to achieve very positive financial and operational performance results. The following are highlights of some of our most important accomplishments in 2017:

2017 Financial Summary

•
Our earnings grew by 5.1% in 2017, exceeding the established goal. 2017 earnings were $3.11 per share.

•
Our Board of Trustees increased the annual dividend rate by 6.7% for 2017 to $1.90 per share, which exceeds the EEI Index companies' median dividend growth rate of 4.8%. The dividend growth rate for the period 2015 - 2017 has averaged 6.6%, well ahead of the utility industry average.

•
Our Total Shareholder Return in 2017 was 18%, compared to the 11.7% growth for the EEI Index companies and 21.8% for the S&P 500. We also outperformed the EEI Index companies for the five-year period 2013 - 2017.

•
S&P raised our credit rating in 2017 from A to A+, which is the highest electric and gas utility holding company S&P credit rating in the industry.

2017 Operational Summary

•
Our overall electric system reliability performance in 2017 was our best ever. On average, customer power interruptions were 17.6 months apart, and average restoration time was 73.2 minutes. Our performance ranks in the first quartile of the industry.

•
We exceeded our 2017 established targets in safety performance and response to gas service calls. Our safety performance, which is measured by Days Away or Restricted Time (DART), was our best ever, and in the first quartile of the industry.

•
In 2017, our Massachusetts electric and gas distribution companies each met or exceeded Service Quality Index performance targets established by regulators in Massachusetts, which is the only state in our service territory that has such performance targets.

•
We exceeded the 2017 target of having 37% of new hires and promotions within the supervisor and above management group be women or persons of color.

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PROXY STATEMENT SUMMARY

Corporate Governance Highlights

We maintain effective corporate governance standards:

•
All Trustees are elected annually and by a majority vote of the common shares issued and outstanding.

•
All of the nominees are independent other than the Chief Executive Officer.

•
We adopted a proxy access provision in 2017.

•
Our Trustees attended an aggregate of 94% of Board and Committee meetings during 2017.

•
We maintain an effective enterprise risk oversight function, with substantial focus on cyber and system security, through our Audit and Finance Committees.
•
Our Corporate Governance Guidelines require that Trustees retire at age 75.

•
We conduct annual Board and Committee self-assessments and other Board refreshment actions.

•
We have a Lead Trustee and hold at least three Independent Trustee meetings every year.

•
We have an ongoing shareholder engagement program.

Executive Compensation Highlights

What we DO:

✓
Pay for Performance.

✓
Share ownership and holding guidelines.

✓
Clawback policy of incentive compensation.

✓
Double-trigger change in control vesting provisions.

✓
Independent compensation consultant.

✓
Annual Say-on-Pay vote.

✓
Payout limitations on incentive awards.

What we DON'T do:

✕
No tax gross-ups in any new or materially amended executive compensation agreements.

✕
No hedging, pledging or similar transactions by executives and Trustees.

✕
No re-pricing of options.

✕
No liberal share recycling.

✕
No dividends on equity awards before vesting.

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Proxy Statement

Annual Meeting of Shareholders
May 2, 2018

Introduction

We are furnishing this proxy statement in connection with the solicitation of proxies by the Board of Trustees of Eversource Energy for use at the Annual Meeting of Shareholders (the Annual Meeting). We are holding the Annual Meeting on Wednesday, May 2, 2018, at 10:30 a.m., at the Sheraton Boston Hotel, 39 Dalton Street, Boston, Massachusetts 02199.

We have provided to our shareholders a Notice of Internet Availability of our proxy materials or paper copy with instructions on how to access our proxy materials online and how to vote. We will continue to provide printed materials to those shareholders who have requested them. If you would like to change the method of delivery of your proxy materials, please contact our transfer agent, Computershare Investor Services, P. O. Box 43078, Providence, Rhode Island 02940-3078; Toll free: 800-999-7269; or at www.computershare.com. You may do the same as a beneficial owner by contacting the bank, broker, or other nominee where your shares are held.

We are making this proxy statement available to solicit your proxy to vote on the matters presented at the Annual Meeting. We first made this proxy statement available on March 23, 2018. Our Board requests that you submit your proxy by the Internet, telephone, or mail so that your shares will be represented and voted at our Annual Meeting. The proxies will vote your common shares as you direct. For each item, you may vote "FOR"

or "AGAINST" the item, or you may abstain from voting on the item.

If you submit a signed proxy card without any instructions, the proxies will vote your common shares consistent with the recommendations of our Board of Trustees as stated in this proxy statement and in the Notice of Internet Availability of Proxy Materials. If any other matters are properly presented at the Annual Meeting for consideration, the proxies will have discretion to vote your common shares on those matters. As of the date of this proxy statement, we did not know of any other matters to be presented at the Annual Meeting.

Only holders of common shares of record at the close of business on March 6, 2018 (the record date) are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. On the record date, there were 37,219 holders of record and 316,885,808 common shares outstanding and entitled to vote. You are entitled to one vote on each matter to be voted on at the Annual Meeting for each common share that you held on the record date.

The principal office of Eversource Energy is located at 300 Cadwell Drive, Springfield, Massachusetts 01104. The general offices of Eversource Energy are located at 800 Boylston Street, Boston, Massachusetts 02199 and 56 Prospect Street, Hartford, Connecticut 06103-2818.

2018 Proxy Statement    5

Item 1: Election of Trustees

Our Board of Trustees oversees the business affairs and management of Eversource Energy. The Board currently consists of ten Trustees, only one of whom, James J. Judge, our Chairman, President and Chief Executive Officer, is a member of management.

The Board has nominated ten Trustees for reelection at the Annual Meeting to hold office until the next Annual Meeting and until the succeeding Board of Trustees has been elected, and until at least a majority of the succeeding Board is qualified to act. The number of Trustees was last set at 14; this provides the Board with flexibility to add Trustees when appropriate. Shareholders may vote for up to ten nominees. Unless you specify otherwise, we will vote the enclosed proxy to elect the ten nominees named on pages 7 - 11 as Trustees.

We describe below and on the following pages each nominee's name, age, and date first elected as a Trustee; Committees served on; and a brief summary of the nominee's business experience, including the nominee's particular qualifications, skills and experience that led the Board to conclude that the nominee should continue to serve as a Trustee. Please see the Trustees' biographies below and the sections captioned "Selection of Trustees", "Trustees Qualifications, Skills and Experience" and "Evaluation of the Board and Board Refreshment" beginning on page 12. Each nominee has indicated to our Lead Trustee that he or she will stand for election and will serve as a Trustee if elected. The affirmative vote of the holders of a majority of the common shares outstanding as of the record date will be required to elect each nominee. This means that each nominee must receive the affirmative vote of the holders of more than 50% of the total common shares outstanding. You may either vote "FOR" or "AGAINST" all, some, or none of the Trustees, or you may abstain from voting. Broker non-votes and abstentions will be counted in the determination of a quorum and will have the same effect as a vote against a nominee.

The Board of Trustees recommends that shareholders vote FOR the election of the nominees listed below.

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ITEM 1: ELECTION OF TRUSTEES

Cotton M. Cleveland

Age: 65
Trustee since 1992
Committees: Finance and Corporate Governance

BACKGROUND

Ms. Cleveland is President of Mather Associates, a firm specializing in leadership and organizational development for business, public and nonprofit organizations. She is a director of The National Grange Mutual Insurance Company and Ledyard National Bank, and was the founding Executive Director of the state-wide Leadership New Hampshire program. She served on the Board of Directors of the Bank of Ireland from 1986 to 1996, and as Interim President and Chief Executive Officer of the New Hampshire Women's Foundation for 2016. She was elected and served as the Moderator of the Town of New London, New Hampshire and The New London/Springfield Water Precinct from 2000 to 2010. Ms. Cleveland has also served as Chair, Vice Chair and a member of the Board of Trustees of the University System of New Hampshire, as Co-Chair of the Governor's Commission on New Hampshire in the 21st Century, and as an incorporator for the New Hampshire Charitable Foundation. Ms. Cleveland received a B.S. degree magna cum laude from the University of New Hampshire, Whittemore School of Business and Economics. She is a certified and practicing Court Appointed Special Advocate/Guardian ad Litem (CASA/GAL) volunteer for abused and neglected children.

QUALIFICATIONS, SKILLS AND EXPERIENCE

Ms. Cleveland founded and serves as President of her own consulting firm. She has experience serving on the boards of directors of numerous companies. She also benefits from her policy-making level experience in education at the university level as the Chair, Vice Chair and member of the Board of Trustees of the University System of New Hampshire. In addition, she has policy-making level experience in financial and capital markets as a result of her service as a director of Ledyard National Bank and Bank of Ireland. Her ties to the State of New Hampshire also provide the Board with valuable perspective. Based on these qualifications, skills and experience, the Board of Trustees determined that Ms. Cleveland should continue to serve as a Trustee.

Sanford Cloud, Jr.

Age: 73
Lead Trustee since 2012
Trustee since 2000
Committees: Compensation, Corporate Governance and Executive

BACKGROUND

Mr. Cloud has been Chairman and Chief Executive Officer of The Cloud Company, LLC, a real estate development and business investment firm, since 2005. Mr. Cloud served as past President and Chief Executive Officer of the National Conference for Community and Justice from 1994 to 2004, was a former partner at the law firm of Robinson and Cole from 1993 to 1994, and served for two terms as a state senator of Connecticut. He was Vice President of Corporate Public Involvement and Executive Director of the Aetna Foundation from 1986 to 1992 and has served as Chairman of the Connecticut Health Foundation and continues as a member of its Board. Mr. Cloud served as a director of The Phoenix Companies, Inc. from 2001 to 2016 and is currently a director of Ironwood Mezzanine Fund, L.P. He is also a director of the MetroHartford Alliance, Inc. and the University of Connecticut Health Center. In addition, Mr. Cloud is a member of the Board of Trustees of the University of Connecticut and serves as director of its Thomas J. Dodd Center for Human Rights. Mr. Cloud received a B.A. degree from Howard University, a J.D. degree cum laude from the Howard University Law School, and an M.A. degree in Religious Studies from the Hartford Seminary.

QUALIFICATIONS, SKILLS AND EXPERIENCE

Mr. Cloud has significant policy-making level experience in business and financial affairs as a business executive and as a director of several publicly-traded and privately-held companies. He provides the Board with great benefits from his experience as a law firm partner and Connecticut state senator and through his significant ties and service to the City of Hartford and the State of Connecticut. Based on these qualifications, skills and experience, the Board of Trustees determined that Mr. Cloud should continue to serve as a Trustee.

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ITEM 1: ELECTION OF TRUSTEES

James S. DiStasio

Age: 70
Trustee since 2012
Committees: Compensation, Executive and Finance

BACKGROUND

Mr. DiStasio served as Senior Vice Chairman and Americas Chief Operating Officer at Ernst & Young, a registered public accounting firm, from 2003 until his retirement in 2007. Mr. DiStasio joined Ernst & Young in 1969 and became a partner in 1977. He served as a director of EMC Corporation from 2010 until its sale to Dell Technologies, Inc. in 2016. He served as a trustee of NSTAR from 2009 until 2012. He has served as a director of the United Way of Massachusetts Bay and Merrimack Valley and as trustee of each of Catholic Charities of Boston, the Boston Public Library Foundation and the Wang Center for the Performing Arts. Mr. DiStasio received a B.S. degree in Accounting from the University of Illinois at Chicago.

QUALIFICATIONS, SKILLS AND EXPERIENCE

Mr. DiStasio has significant experience overseeing the accounting and financial reporting processes of major public companies, derived from his service as a senior executive at one of the largest public accounting firms in the world. In his position as Senior Vice Chairman and Americas Chief Operating Officer, Mr. DiStasio also acquired important management and leadership skills that provide additional value and support to the Board. He has served on several boards of for-profit and non-profit companies and their committees. Based on these qualifications, skills and experience, the Board of Trustees determined that Mr. DiStasio should continue to serve as a Trustee.

Francis A. Doyle

Age: 69
Trustee since 2012
Committees: Audit, Corporate Governance and Executive

BACKGROUND

Mr. Doyle has served as President and Chief Executive Officer of Connell Limited Partnership, whose businesses produce components and related supplies for the automotive, power, mining, appliance, farm equipment, warehouse automation, and medical and food packaging industries, since 2001. Prior to that, he was Vice Chairman of PricewaterhouseCoopers LLP, where he was Global Technology Leader and a member of the firm's Global Leadership Team. He has served as lead director and chairman of the audit committee and a member of the executive and compensation committees of Tempur Sealy International, Inc. and as chairman of the audit committee and a member of the executive committee, nominating and governance committee and investment committee of Liberty Mutual Holding Company, Inc. (policyholder owned) since 2003. Mr. Doyle has served as a director of Citizens Financial Group, where he was a member of the executive committee and chaired the compensation committee, as a trustee of the Joslin Diabetes Center, where he chaired the finance committee, and as a trustee of Boston College. Mr. Doyle is a certified public accountant and holds a B.S. degree and an M.B.A. degree from Boston College.

QUALIFICATIONS, SKILLS AND EXPERIENCE

Mr. Doyle has significant financial, accounting and financial reporting and risk management experience and an in-depth understanding of finance and capital markets through his years at PricewaterhouseCoopers LLP. He also has extensive senior management experience as the President and Chief Executive Officer of a global manufacturer. Mr. Doyle has served on the boards of directors of several companies and on various committees of those boards. Based on these qualifications, skills and experience, the Board of Trustees determined that Mr. Doyle should continue to serve as a Trustee.

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ITEM 1: ELECTION OF TRUSTEES

James J. Judge

Age: 62
Trustee since 2016
Committee: Executive

BACKGROUND

Mr. Judge is Chairman, President and Chief Executive Officer of Eversource Energy. He also is Chairman and a director of The Connecticut Light and Power Company, NSTAR Electric Company, NSTAR Gas Company, Public Service Company of New Hampshire and Yankee Gas Services Company. Previously, Mr. Judge was Executive Vice President and Chief Financial Officer of Eversource Energy, and Executive Vice President, Chief Financial Officer and a director of The Connecticut Light and Power Company, NSTAR Electric Company, NSTAR Gas Company, Public Service Company of New Hampshire and Yankee Gas Services Company from April 2012 until May 2016. Mr. Judge serves as a director of Analogic Corporation and as chairman of its audit committee. He serves on the Board of Directors of the Edison Electric Institute and the Massachusetts Competitive Partnership. He has also served on the Board of Directors of the United Way of Massachusetts Bay and Merrimack Valley. Mr. Judge received both a B.S. degree magna cum laude and an M.B.A. degree magna cum laude from Babson College.

QUALIFICATIONS, SKILLS AND EXPERIENCE

Mr. Judge is Chairman, President and Chief Executive Officer. His extensive experience in the energy industry and diverse financial and management skills provide the necessary background to lead the Company. He is an experienced public company director and audit committee chair. He also serves our customer community through his service on and work with many non-profit boards. Mr. Judge represents management on the Board as the sole management Trustee. Based on these qualifications, skills and experience, the Board of Trustees determined that Mr. Judge should continue to serve as a Trustee.

John Y. Kim

Age: 57
Trustee since 2018
Committees: Audit and Compensation

BACKGROUND

Mr. Kim has served as President of New York Life Insurance Company since 2015 and served in a variety of other management positions at New York Life, including as the company's Chief Investment Officer, since 2008. Mr. Kim served as President of Prudential Retirement and its predecessor CIGNA Retirement and Investment Services from 2002 to 2007 and served as the Chief Executive Officer of Aeltus Investment Management, a subsidiary of Aetna, Inc., from 2001 to 2004. Mr. Kim serves as a director of Fiserv, Inc. and is a member of its audit committee. He has served as the vice chair of the Connecticut Business and Industry Association, as a member of the MetroHartford Alliance, Inc. and as chairman of the University of Connecticut Foundation. He has also been active with the Greater Hartford Arts Council, The Hartford Stage Co., and the Connecticut Opera Association. Mr. Kim received his B.A. degree from the University of Michigan in 1983 and his M.B.A. degree from the University of Connecticut in 1987.

QUALIFICATIONS, SKILLS AND EXPERIENCE

Mr. Kim has more than 30 years of experience in the financial services area. His varied and comprehensive experience acquired at several nationally known insurance companies, including New York Life Insurance Company, Prudential Retirement, CIGNA Retirement and Investment Services and Aetna, provides the Board and its Committees with valuable insight and perspective. He also is closely associated with several important Connecticut business and non-profit groups. He is an experienced public company director. Based on these qualifications, skills and experience, the Board of Trustees determined that Mr. Kim should continue to serve as a Trustee.

2018 Proxy Statement    9

ITEM 1: ELECTION OF TRUSTEES

Kenneth R. Leibler

Age: 69
Trustee since 2006
Committees: Audit and Finance

BACKGROUND

Mr. Leibler currently serves as Vice Chairman of the Board of The Putman Mutual Funds. He has served as a trustee of The Putnam Mutual Funds since 2006. He serves as Trustee Emeritus of Beth Israel Deaconess Medical Center and served as both a trustee and as vice chairman of Beth Israel Medical Center from 2009 to 2012. He is a founding partner of the Boston Options Exchange and served as its chairman from 2004 to February 2007. He is a past vice chairman of the Board of Directors of ISO New England, Inc., the independent operator of New England's bulk electric transmission system, where he served until 2006. He also served as a director of The Ruder Finn Group from 2005 to 2010. Mr. Leibler received a B.A. degree magna cum laude from Syracuse University.

QUALIFICATIONS, SKILLS AND EXPERIENCE

Mr. Leibler has considerable senior executive level experience in business and management, including experience in financial markets and risk assessment, as the former Chairman of the Boston Options Exchange, former Chairman and CEO of the Boston Stock Exchange, and former President, Chief Operating Officer and Chief Financial Officer of the American Stock Exchange, as well as through his current service as a Trustee of The Putnam Mutual Funds, where he serves on the contract, executive, nominating and investment oversight committees. He also has policy-making level experience in the electric utility industry through his service as the Vice Chairman of ISO New England. Based on these qualifications, skills and experience, the Board of Trustees determined that Mr. Leibler should continue to serve as a Trustee.

William C. Van Faasen

Age: 69
Trustee since 2012
Committees: Audit and Compensation

BACKGROUND

Mr. Van Faasen served as Chief Executive Officer of Blue Cross Blue Shield of Massachusetts, Inc. (BCBSMA), a health care services provider, from 1992 until his retirement in 2007. He is Chairman Emeritus of BCBSMA and also served as interim Chief Executive Officer in 2010. He has served as a director of Liberty Mutual Holding Company, Inc. (policyholder owned) since 2002 and as Lead Director since April 2012. He served as a director of IMS Health, Inc. from 1996 - 2010 and as Lead Director from 2006 to 2010. He also served as a director of PolyMedica Corporation from 2005 to 2008 and served as a trustee of NSTAR from 2002 until 2012. He is an honorary director of the Greater Boston Chamber of Commerce and previously served as a director of the United Way of Massachusetts Bay and Merrimack Valley. Mr. Van Faasen received a B.A. degree from Hope College and an M.B.A. degree from Michigan State University.

QUALIFICATIONS, SKILLS AND EXPERIENCE

Mr. Van Faasen brings to the Board extensive management, leadership, and financial experience derived from leading a large company in a regulated industry. He also brings in-depth experience and insight as a director of several public companies, including service as a lead director and on board committees, and has also served on area non-profit boards. Based on these qualifications, skills and experience, the Board of Trustees determined that Mr. Van Faasen should continue to serve as a Trustee.

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ITEM 1: ELECTION OF TRUSTEES

Frederica M. Williams

Age: 59
Trustee since 2012
Committees: Audit and Finance

BACKGROUND

Ms. Williams has served as President and Chief Executive Officer of Whittier Street Health Center in Boston, an urban community health care facility serving residents of Boston and surrounding communities, since 2002. Prior to joining Whittier Street Health Center, she served as the Senior Vice President of Administration and Finance and Chief Financial Officer of the Dimock Center, a large health care and human services facility in Boston. She was elected as a trustee of NSTAR in March 2012 and served as a trustee until April 2012. Ms. Williams is a member of the Board of Trustees of Dana Farber Cancer Institute, the Massachusetts League of Community Health Centers and Boston Health Net. She is a Fellow of the National Association of Corporate Directors, a member of the Massachusetts Women's Forum, International Women's Forum, and Women Business Leaders of the U.S. Health Care Industry Foundation. Ms. Williams attended the London School of Accountancy, passed the examinations of the Institute of Chartered Secretaries and Financial Administrators, (United Kingdom) (ICSA) and of the Institute of Administrative Management (United Kingdom), with distinction, and was elected a Fellow of the ICSA in 2000. She obtained a graduate certificate in Administration and Management from the Harvard University Extension School and an M.B.A. degree with a concentration in Finance from Anna Maria College in Paxton, Massachusetts.

QUALIFICATIONS, SKILLS AND EXPERIENCE

Ms. Williams has more than 20 years of experience in a regulated industry, and has served as the President and Chief Executive Officer of Whittier Street Health Center, a national model for providing equitable access to high quality and cost effective health care, for more than fifteen years. This service has provided her with a broad base of financial, leadership, management and community experience and skills. She also has significant experience serving on several non-profit boards. Based on these qualifications, skills and experience, the Board of Trustees determined that Ms. Williams should continue to serve as a Trustee.

Dennis R. Wraase

Age: 73
Trustee since 2010
Committees: Compensation and Corporate Governance

BACKGROUND

Mr. Wraase served as Chairman of the Board, Chief Executive Officer and a director of Pepco Holdings, Inc. (PHI), an energy delivery company in the mid-Atlantic region, until his retirement in June 2009. He was elected chairman of PHI in 2004, became Chief Executive Officer in 2003 and served as a director from 1998 to his retirement. He previously served as the President of PHI from 2001 to 2008 and Chief Operating Officer from 2002 to 2003. He is a member of the Financial Executives Institute and the American Institute of Certified Public Accountants. Mr. Wraase currently serves as the Executive-In-Residence at the Center for Social Value Creation at the Robert H. Smith School of Business, University of Maryland. He is also currently a director of the University of Maryland System Foundation. Mr. Wraase previously served as director of the Edison Electric Institute, The Association of Edison Illuminating Companies and the Institute for Electric Efficiency, and as the President of the Southeastern Electric Exchange. Mr. Wraase received a B.S. degree in Accounting from the University of Maryland and an M.S. degree in Business Financial Management from The George Washington University.

QUALIFICATIONS, SKILLS AND EXPERIENCE

Mr. Wraase brings to the Company considerable utility industry knowledge and experience gained through his career of service at PHI. He has significant policy-making level experience in regulated businesses as well as in capital and financial markets, credit markets, financial reporting and accounting, and risk assessment. He is also a certified public accountant. Based on these qualifications, skills and experience, the Board of Trustees determined that Mr. Wraase should continue to serve as a Trustee.

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Governance of Eversource Energy

Board's Leadership Structure

James J. Judge is our Chairman, President and Chief Executive Officer. Sanford Cloud, Jr. serves as our Lead Trustee.

As Lead Trustee, Mr. Cloud presides at executive sessions of the independent Trustees; facilitates communication between the Chief Executive Officer and the Board members; participates with the Compensation Committee in its evaluation of the Chief Executive Officer; and provides ongoing information to the Chief Executive Officer about his or her performance. He also attends all Committee meetings.

Selection of Trustees

This section and the next two sections discuss how we select individuals to become Trustees and how we continually ensure that we have a fully-qualified, effective Board.

As set forth in its charter, it is the responsibility of the Corporate Governance Committee to identify individuals qualified to become a Trustee and to recommend to the Board a slate of Trustee candidates to be submitted to a vote of our shareholders at the Annual Meeting of Shareholders. The Committee has from time to time retained the services of a third party executive search firm to assist it in identifying and evaluating such individuals.

As provided in our Corporate Governance Guidelines, the Corporate Governance Committee seeks nominees with the following qualifications:

Trustees should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our shareholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Board should represent diverse experience at policy-making levels in business, government, education, community and charitable organizations, as well as areas that are relevant to our business activities. The Corporate Governance Committee also seeks diversity in gender, ethnicity and personal background when considering Trustee candidates.

Applying these criteria and those noted elsewhere in this proxy statement, the Corporate Governance Committee considers Trustee candidates suggested by its members as well as by management and shareholders. In anticipation of three Trustee retirements in 2018, and acting on the recommendation of the Corporate Governance Committee, the Board of Trustees elected John Y. Kim to the Board effective January 1, 2018.

As part of the annual nomination process for re-election, the Corporate Governance Committee reviews the qualifications, experience, attributes and skills of each nominee for Trustee and reports its findings to the Board. At its February 7, 2018 meeting, the Corporate Governance Committee determined that each Trustee possesses the highest personal and professional ethics, integrity and values, and that each Trustee remains committed to representing the long-term interests of our shareholders. The Committee's review also focused on each Trustee's experience at policy-making levels in business, government, education, community and charitable organizations, and other areas relevant to our business activities, as described below. Based on this review, the Committee advised the Board on February 7, 2018 that each of the Trustees was qualified to serve on the Board under the Corporate Governance Guidelines.

The Corporate Governance Committee and the Board annually review the skills and qualifications that they determine are necessary for the proper oversight of the Company by the Trustees in furtherance of their fiduciary duties. The Committee and the Board remain focused on ensuring that the individual and collective abilities of the Trustees continue to meet the needs of the Company. The Board is committed to nominating individuals who satisfy the applicable criteria for outstanding service to our Company and who together comprise the appropriate Board composition in light of evolving business demands. The Board evaluates the effectiveness of each Trustee in contributing to the Board's work and the potential contributions of each new nominee.

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GOVERNANCE OF EVERSOURCE ENERGY

Trustee Qualifications, Skills and Experience

Eversource Energy is a multi-state electric, gas and water utility providing service to customers in Connecticut, Massachusetts and New Hampshire. The Company is taking a lead role in the development of clean energy, which when combined with our successful and effective energy efficiency programs puts us at the forefront in the fight against climate change. We stress great reliability and customer service for our customers, solid financial performance for our shareholders, a safe, respectful workplace for our employees, and continuous involvement with and support of our communities. Our Chairman, President and Chief Executive Officer has set a very clear goal for the Company: to be the best energy company in the nation by the year 2020. To accomplish this, we seek Trustees with both overall skills and experience and some that are specialized. We describe here and in the Trustee biographies the qualifications, skills and experience that we feel are necessary and that our Trustees possess.

Set forth below is a list and description of the qualifications, skills and experience we seek, followed by a description noting how these qualifications, skills and experience are particularly important to our Board:

•
Regulatory Experience

•
Accounting Experience

•
Senior Executive and Director Experience

•
Diversity

•
Risk Management Expertise

•
Finance Experience

•
Education/Community and Charitable Organization Involvement

•
Community Ties

Regulatory Experience. Each of our utility subsidiaries is regulated in virtually all aspects of its business by various federal and state agencies, including the SEC, the Federal Energy Regulatory Commission, and various state and/or local regulatory authorities with jurisdiction over the industry and the service areas in which each subsidiary operates. Accordingly, the Board values the policy-making level experience in a heavily regulated industry that several of our Trustees possess.

Accounting Experience. As a publicly-traded electric, gas and water holding company whose companies are subject to very substantial federal, state and accounting industry rules, it is especially important that the Board have significant accounting experience. Several of our

Trustees are career accounting and financial executives and provide us with superior strength in the Board's oversight of this important element of the Board's responsibilities.

Senior Executive and Director Experience. Many of our Trustees serve or have served as senior executives or directors of other companies, providing us with unique insights. These individuals possess extraordinary leadership qualities as well as the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, long-term strategic planning, risk management and corporate governance, and know how to drive change and growth.

Diversity. The Corporate Governance Committee seeks diversity in gender, ethnicity and personal background when considering Trustee candidates. Diverse thoughts and views emanating from different backgrounds, life experiences, gender and race, career experiences and skills are critical to a well-functioning Board and essential to embracing opportunities and confronting challenges in the future. To ensure the success of our business strategy, the Board of Trustees strives to identify and pursue Trustee candidates with diverse skills, knowledge, background and experience that complement the skills, knowledge and experience of our current Trustees. Following the Annual Meeting, our refreshed Board will be one of the most diverse in the industry. Of the ten nominees, two are women, two are African-American, and one is Asian-American.

Risk Management Experience. Assessing and managing risk in a rapidly changing clean energy environment is critical to our success. Several of our Trustees have served in leadership positions have the experience to understand and evaluate the most significant risks we face and the experience and leadership to provide effective oversight of risk management processes.

Finance Experience. The vast majority of our ongoing capital program is expected to be funded through cash flows provided by operating activities as well as new debt issuances and, less frequently, equity issuances. As a result, the Board highly values the policy-making level experience and understanding of capital and financial markets, accounting and financial reporting, and credit markets that many of our Trustees have acquired.

Education/Community and Charitable Organization Involvement. Public utility companies have a unique position and role in the communities they serve beyond

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GOVERNANCE OF EVERSOURCE ENERGY

that of most corporations. The Board supports and encourages educational opportunities, community involvement and development, and philanthropic goals and activities. The Eversource Energy Foundation, Inc. was established in 1998 to focus on our community investments and to provide grants to our nonprofit community partners. Consistent with our business strategy and core values, the Foundation invests primarily in projects that address issues of economic and community development and the environment. Each Trustee has experience in one or more community or charitable organizations.

Community Ties. We operate New England's largest energy delivery system in three different states. Because a majority of our Trustees also reside in our service territory, they not only have ties to local communities, but they understand our customers' needs.

Our Board's Qualifications, Skills and Experience

Independence, Tenure and Diversity

Of our ten nominees, six have served on the Board for seven or fewer years, four are women and/or persons of color, and nine are independent.

Independence

Tenure

Diversity

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GOVERNANCE OF EVERSOURCE ENERGY

Evaluation of Board and Board Refreshment

The Corporate Governance Committee annually reviews and evaluates the performance of the Board of Trustees, Board Committees and individual Board Members. The Committee periodically assesses the Board's contribution as a whole and identifies areas in which the Board or senior management believes a better contribution may be made. The Committee also reviews the attributes and skills of the Board Members as a way to refresh and continually ensure that the Board has the proper mix of skills. The Board and each of the Committees, other than the Executive Committee, also conduct annual performance self-evaluations to increase the effectiveness of the Board and its Committees; the results of these are reviewed and discussed with the Board. Our self-evaluation program includes the completion of Board and Committee questionnaires, interviews by the Lead Trustee with each Board member, and discussions by the Board and each Committee of any issues raised by our Board Members during the self-evaluation process. In addition to the Committee reviews and the annual self-evaluations conducted by the Committee and the Board, the Committee and the

Board also annually review the performance and qualifications of each Trustee prior to nominations being made for an additional term. These reviews are discussed by the Committee, following which it makes recommendations to the Board regarding nominees for election as Trustees.

Our Board has an average tenure of nine years. We believe that the mix of longer tenured Trustees and recently elected Trustees provides for the kind of balance that contributes to the overall effectiveness of the Board, and that strict restrictions on the length of time a Trustee serves on the Board are not warranted.

Shareholders who desire to suggest potential candidates for membership on the Board of Trustees may address such information, in writing, to our Secretary at the mailing address set forth on page 72 of this proxy statement. The communication must identify the writer as a shareholder of the Company and provide sufficient detail about the nominee for the Corporate Governance Committee to consider the individual's qualifications. Our Declaration of Trust also provides for proxy access.

Board Committees and Responsibilities

The Board of Trustees has five standing committees: Audit, Compensation, Corporate Governance, Executive, and Finance. The Corporate Governance Committee performs the functions of a nominating committee. None of the Committee Members in 2017 was employed by Eversource Energy or its subsidiaries except for Mr. Judge, who as Chairman of the Board is also Chair of the Executive Committee. All other Committee Members are independent. The Board has adopted a written charter for each standing committee, as well as written Corporate Governance Guidelines.

The Corporate Governance Guidelines are available on our website at the Internet address appearing in the Trustee Independence section on page 24. The committee charters are available on our website at the Internet addresses appearing in the committee descriptions below. Copies of these documents are available to any shareholder upon written request to our Secretary at the address set forth on page 72 of this proxy statement. The functions of these Committees are described in the paragraphs following the table. The table below shows the current committee membership:

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GOVERNANCE OF EVERSOURCE ENERGY

Board Committees

Trustee	Audit	Compensation	Corporate Governance	Executive	Finance

John S. Clarkeson	M	M
Cotton M. Cleveland			M		M
Sanford Cloud, Jr.*		M	C	M
James S. DiStasio		M		M	C
Francis A. Doyle	C		M	M
Charles K. Gifford		C	M	M
James J. Judge				C
John Y. Kim	M	M
Paul A. La Camera			M		M
Kenneth R. Leibler	M				M
William C. Van Faasen	M	M
Frederica M. Williams	M				M
Dennis R. Wraase		M	M

C:
Committee Chair
M:
Committee Member
*
Lead Trustee

Audit Committee

The Audit Committee consists of Mr. Clarkeson, Mr. Doyle (Chair), Mr. Kim, Mr. Leibler, Mr. Van Faasen and Ms. Williams. The Audit Committee meets independently with the internal audit staff, the independent registered public accounting firm and management at least quarterly.

Following each Committee meeting, the Audit Committee reports to the full Board. The Audit Committee reviews and evaluates the independent registered public accounting firm's activities, procedures and recommendations to assist the Board in monitoring the integrity of our financial statements, the independent registered public accounting firm's qualifications and independence, the performance of our internal audit function and independent registered public accounting firm, and our compliance with legal and regulatory requirements. The Committee periodically discusses the guidelines and policies that govern management's processes for assessing, monitoring and mitigating major financial risk exposures. The Audit Committee also reviews the Company's significant accounting policies, management judgments and accounting estimates, earnings releases, financial statements and systems of internal control. The

Audit Committee has the sole authority to select and replace the independent registered public accounting firm and is directly responsible for their compensation and Board oversight of their work. Each member of the Audit Committee meets the financial literacy requirements of the New York Stock Exchange (NYSE), the SEC and our Corporate Governance Guidelines. The Board has affirmatively determined that Mr. Doyle is an "audit committee financial expert," as defined by the SEC. Each member of the Audit Committee also meets the independence requirements of the NYSE, SEC and our Corporate Governance Guidelines. No member of the Audit Committee is employed by Eversource Energy or its subsidiaries. Additional information regarding the Audit Committee is contained in Item 4 of this proxy statement. A copy of the Committee's charter is available on our website at www.eversource.com/Content/general/about/investors/corporate-governance/board-committee-charters/audit-committee. The Audit Committee met five times during 2017, and also met once with the Finance Committee in a meeting held in April 2017 at which the Committees discussed several issues relating to risk, and in particular, enterprise, cyber and system security risk.

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GOVERNANCE OF EVERSOURCE ENERGY

Compensation Committee

The Compensation Committee consists of Mr. Clarkeson, Mr. Cloud, Mr. DiStasio, Mr. Gifford (Chair), Mr. Kim, Mr. Van Faasen and Mr. Wraase. The Compensation Committee is responsible for the compensation and benefit programs for all executive officers of Eversource Energy and has overall authority to establish and interpret our executive compensation programs. The Committee reviews our executive compensation strategy, evaluates components of total compensation, and assesses performance against goals, market competitive data and other appropriate factors, and makes compensation related decisions based upon Company and executive performance. The Committee has the sole authority to select and retain experts and consultants in the field of executive compensation to provide advice to the Committee with respect to market data, competitive information, and executive compensation trends. The Compensation Committee also reviews and recommends to the Board of Trustees the compensation of the non-employee members of the Board.

In carrying out its charter responsibilities, the Compensation Committee reviews and approves corporate goals and objectives relevant to the Chief Executive Officer's compensation and, with the participation of the Lead Trustee and subject to the further review and approval of the independent Trustees, evaluates the performance of the Chief Executive Officer in light of those goals and objectives. The Committee establishes performance criteria for the Chief Executive Officer and approves the Chief Executive Officer's total compensation based on the annual evaluation, subject to further approval by the independent Trustees. In addition, in collaboration with the Chief Executive Officer, the Committee oversees the evaluation of those executive officers who under the SEC's regulations are deemed "executives," and it engages in the succession planning process for the Chief Executive Officer and other executives.

The Compensation Committee has retained Pay Governance LLC to provide compensation consulting services. Pay Governance LLC has been engaged to perform work only for the Compensation Committee, and as noted in the Compensation Discussion and Analysis section of this proxy statement, the Compensation Committee has determined that Pay Governance LLC is independent and that no conflict of interest exists that would prevent Pay Governance LLC from independently advising the Committee.

The Compensation Committee has delegated some of its administrative responsibilities to the Chief Executive Officer and the Executive Vice President — Human Resources and Information Technology. The Compensation Committee has not delegated any of its responsibilities to any other persons. The Board has affirmatively determined that each member of the Compensation Committee meets the independence requirements of the NYSE, the SEC, and our Corporate Governance Guidelines. A copy of the Compensation Committee's charter is available on our website at www.eversource.com/Content/general/about/investors/corporate-governance/board-committee-charters/compensation-committee. The Compensation Committee met four times during 2017. The Compensation Committee reports to the full Board following each Committee meeting.

Corporate Governance Committee

The Corporate Governance Committee consists of Ms. Cleveland, Mr. Cloud (Chair), Mr. Doyle, Mr. Gifford, Mr. La Camera and Mr. Wraase. The Corporate Governance Committee is responsible for developing, overseeing and regularly reviewing our Corporate Governance Guidelines and related policies. The Corporate Governance Committee also serves as a nominating committee, establishing criteria for new Trustees and identifying and recommending prospective Board candidates. The Corporate Governance Committee annually reviews the independence and qualifications of the Trustees, recommends nominees for election to the Board and for appointment to Board Committees, and annually recommends to the Board appointments of the Lead Trustee and Chairman and the election of officers of the Company. In addition, the Corporate Governance Committee evaluates the performance of the Board and its committees. Following each meeting the Corporate Governance Committee reports to the full Board. No member of the Corporate Governance Committee is employed by Eversource Energy or its subsidiaries. The Board of Trustees has determined that each member of the Corporate Governance Committee meets the independence requirements of the NYSE, the SEC, and our Corporate Governance Guidelines. A copy of the Committee's charter is available on our website at

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GOVERNANCE OF EVERSOURCE ENERGY

www.eversource.com/Content/general/about/investors/corporate-governance/board-committee-charters/corporate-governance. The Corporate Governance Committee met six times during 2017.

Executive Committee

The Executive Committee consists of Mr. Cloud, Mr. DiStasio, Mr. Doyle, Mr. Gifford and Mr. Judge (Chair). The Executive Committee is empowered to exercise all the authority of the Board, subject to certain limitations set forth in our Declaration of Trust, during the intervals between meetings of the Board. A copy of the Committee's charter is available on our website at www.eversource.com/Content/general/about/investors/corporate-governance/board-commitee-charters/executive. The Executive Committee did not meet during 2017.

Finance Committee

The Finance Committee consists of Ms. Cleveland, Mr. DiStasio (Chair), Mr. La Camera, Mr. Leibler and Ms. Williams. The Finance Committee assists the Board in fulfilling its fiduciary responsibilities relating to financial plans, policies and programs for Eversource Energy and its subsidiaries. The Finance Committee reviews the Company's plans and actions to assure liquidity; proposed financing programs; plans and recommendations regarding common share repurchase programs; early extinguishment and refunding of debt and preferred stock obligations; and other proposals that modify the Company's capital structure. The Finance Committee is responsible for reviewing the Company's Enterprise Risk Management (ERM) program, including practices to monitor and mitigate cyber, physical security and other risk exposures, as further described below under the caption "Board's Oversight of Risk." The Finance Committee is also responsible for reviewing and recommending the Company's dividend policy, as well as new business ventures and initiatives which may result in substantial expenditures, commitments and exposures. In addition, the Finance Committee conducts an annual review of counter party credit policy, insurance coverages and pension plan performance. Following each meeting, the Finance Committee reports to the full Board. No member of the Finance Committee is employed by Eversource Energy or its subsidiaries. A copy of the Committee's charter is available on our website at www.eversource.com/Content/general/about/investors/corporate-governance/board-committee/charters/finance. The Finance Committee met four times during 2017, and also met once with the Audit Committee in April 2017, at which the Committees discussed several issues relating to risk, and in particular enterprise, cyber and system security risk.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is employed by Eversource Energy or any of its subsidiaries. No executive officer of Eversource Energy serves as a member of the compensation committee or on the board of directors of any company at which a Member of the Eversource Energy Compensation Committee or Board of Trustees serves as an executive officer.

Meetings of the Board and its Committees

In 2017, the Board of Trustees held eight meetings, three of which included executive sessions attended only by the independent Trustees, and the Board and the Committees held a total of 28 meetings. In 2017, each Trustee attended at least 94% of the aggregate number of the Board and Committee meetings, and all Trustees attended the Annual Meeting of Shareholders held on May 3, 2017. Our Trustees are expected to attend our Annual Meetings of Shareholders, but we do not have a formal policy addressing this subject.

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Board's Oversight of Risk

The Board of Trustees, both as a whole and through its Committees, is responsible for the oversight of the Company's risk management processes and programs. The Board believes that this approach is appropriate to carry out its risk oversight responsibilities and is in the best interests of the Company and its shareholders. Each year, the Board evaluates its risk assessment function as part of its Board evaluation process.

As set forth below, each Committee reviews management's assessment of risk for that Committee's respective area of responsibility. Each Committee member has expertise on risks relative to the nature of the Committee on which he or she sits. With each Committee Chair reporting to the Board following each Committee meeting, the entire Board is able to discuss risk related issues, assess their implications and provide oversight on appropriate actions for management to take. All Board Committees meet periodically with members of senior management to discuss the relevant risks and challenges facing the Company.

The Board of Trustees oversees the Company's comprehensive operating and strategic planning. The operating plan, which is reviewed and formally approved by the Board in February following review by the Finance Committee, consists of the goals and objectives for the year, key performance indicators, and financial forecasts. The strategic planning process consists of long-term corporate objectives, specific strategies to achieve those goals, and plans designed to implement each strategy. The ERM program is integrated with the annual operating and strategic planning processes. The top enterprise-wide financial risks are identified during the development of the annual operating plan and are tracked throughout the year. Enterprise strategic risks are identified and presented to the Board of Trustees during development of the long-term strategic plans. Detailed risk mitigation plans for the principal enterprise-wide risks are updated periodically and presented to the Finance Committee.

The Finance Committee is responsible for oversight of the Company's ERM program and enterprise-wide risks, as well as specific risks associated with insurance, credit, financing and pension investments. Our ERM program involves the application of a well-defined, enterprise-wide methodology designed to allow our executives to identify, categorize, prioritize, and mitigate the principal risks to the Company. The ERM program is integrated with other assurance functions throughout the Company, including compliance, auditing, and insurance to ensure appropriate coverage of risks that could impact the Company. In addition to known risks, the ERM program identifies emerging risks to the Company, through participation in industry groups, discussions with management, and in consultation with outside advisors. Our management then analyzes risks to determine materiality, likelihood and impact, and develops mitigation strategies. Management broadly considers our business model, the utility industry, the global economy and the current environment to identify risks. The findings of this process are discussed with the Finance Committee and the full Board, including reporting on an individual risk-by-risk basis on how these issues are being measured and managed.

In addition to the regularly scheduled reports by ERM of all of the Company's enterprise-wide risks and the results of the ERM program, management reports periodically to both the Board of Trustees and the Finance Committee in depth on specific top enterprise risks at the Company. ERM also reports regularly to the Finance Committee on the activities of the Company's Risk Committee. The Company's Risk Committee consists of senior officers of the Company, and is responsible for ensuring that the Company is managing its principal enterprise-wide risks, as well as other key risk areas such as environmental, information technology, compliance and business continuity.

The Audit Committee is responsible for the oversight of the integrity of the Company's financial statements, including oversight of the guidelines, policies and controls that govern management's processes for assessing, monitoring and mitigating major financial risk exposures. The Corporate Governance Committee is responsible for the oversight of compliance with various governance regulations as required by the SEC, the NYSE and other regulators. The Executive Vice President and General Counsel reports on any changes in regulations and best practices as part of the annual review of Committee charters and the Board's Corporate Governance Guidelines and also at Committee and Board meetings. The Board of Trustees administers its compensation risk oversight function primarily through its Compensation Committee. The process by which the Board and the Compensation Committee oversee executive compensation risk is described in greater detail within the Compensation Discussion and Analysis beginning on page 32.

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GOVERNANCE OF EVERSOURCE ENERGY

Cyber and Physical Security Risk

The Company continues to devote substantial resources to protecting its cyber and operational assets. Simultaneously, the Board and its Committees continue to provide substantial and focused attention to cyber and system security. At the Board and Committee level, comprehensive cyber security reports are provided and discussed at each meeting of the Finance Committee, which has primary responsibility for cyber and system security oversight at the Committee level. These reports are provided to all members of the Board and discussed by the Board at the time the Finance Committee Chair reports on the Committee's meetings. The reports focus on the Company's most critical assets, describe cyber security drills and exercises, any attempted breaches, and mitigation strategies, including insurance. In addition, assessments by third-party experts of cyber and physical security risks to the utility industry and the Company in particular are provided periodically. The Company constantly reviews and updates its cyber and system security program and the Board and its Committees continue to enhance their strong oversight activities, including joint meetings of the Audit and Finance Committees at which cyber and system security programs and issues that might affect the Company's financial statements and operational systems can be discussed by both Committees with financial, information technology, legal and accounting management, together with representatives of the Company's independent registered public accounting firm and other outside advisors.

Environmental Sustainability and Corporate Social Responsibility

Eversource is engaged primarily in the energy delivery business through five wholly-owned electric and natural gas utility subsidiaries. Eversource is also engaged in the water delivery business through its newly acquired, wholly-owned subsidiary, Aquarion Water Company. Our mission to provide superior customer service, and reliability is engrained into the fabric of all that we do for our four million customers in Connecticut, Massachusetts and New Hampshire.

Environmental, social and governance (ESG) initiatives are integrated into the policies and principles that govern our Company and reflect our commitment to sustainable growth. We are committed to reliability, effective corporate governance, expanding energy options for our region, and environmental stewardship. Our goal is to be the best energy company in the nation, which includes being the leading clean energy utility and providing transparency and clarity about our position on these topics.

In 2017, we released Eversource's Commitment to Environmental Sustainability, which underscores our environmental priorities and highlights our role as a key catalyst for clean energy development in New England. This statement is an important component of our vision for how we conduct our business today; it is posted on our website at www.eversource.com/content/ema-c/about/investors/investor-relations/sustainability-the-environment/commitment-to-environmental-sustainability. We have also been a leader within our trade group, the Edison Electric Institute, in standardizing ESG disclosures. This standardization was completed in 2017 following significant consultation with institutional investors. In December 2017, the nation's electric companies became the first industry in the country to adopt a common set of ESG disclosures, and Eversource Energy was one of the first electric companies to post such disclosures related to 2016 performance on our website at www.eversource.com/content/ema-c/about/investors/investor-relations/sustainability-the-environment/eei-esg-initiative. We expect to post our 2017 ESG performance by mid-2018.

Set forth below is a list of the considerations and topics that we feel are important to our comprehensive Sustainability and Corporate Social Responsibility policies and practices, followed by a description of each and how we integrate them into our Company:

•
Sustainability Governance

•
Electric Transmission

•
Natural Gas

•
Water

•
Energy Efficiency

•
Corporate and Compensation Governance

•
Our Employees

•
Our Communities

•
Environmental Stewardship

•
Climate Leadership

•
Accountability

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Sustainability Governance. Sustainability reporting at Eversource is managed by a sustainability team, which is overseen by executive level management. Our team meets regularly throughout the year to assess current practices and identify improvement opportunities. All operational and business disciplines are engaged in our sustainability reporting process.

Electric Transmission. Since 2001, Eversource has sited and built complex and varied projects in densely populated, congested areas in our service territory. These projects have enhanced the reliability of the electric grid, eased congestion, accelerated retirement of older, higher emission coal and oil-fueled power plants, and helped to provide greater access to new, environmentally-friendly renewable power sources. Over the next four years, Eversource Energy plans to invest approximately $4.1 billion in projects and upgrades to modernize our electric transmission system and meet the region's renewable energy needs. A more reliable, more efficient electric grid will provide New England with the infrastructure that is critical to help the region meet its aggressive greenhouse gas reduction goals. If approved, our proposed $1.6 billion Northern Pass project will allow New England to import up to 1,090 megawatts of clean energy for 40 years beginning in late 2020.

Natural Gas. Our Distribution Integrity Management Programs are designed to improve service for our customers by mitigating potential risks and identifying and prioritizing operational and infrastructure enhancements. Replacement of aging natural gas infrastructure is an example of a top priority to minimize the potential for natural gas emissions and to prevent the release of greenhouse gases into the atmosphere. Over the past five years, we have doubled the pace at which we are replacing older natural gas pipelines in both Massachusetts and Connecticut.

Our natural gas utilities have adopted natural gas expansion initiatives designed to increase the number of new natural gas heating customers, as well as providing residential and business customers currently heating with fuel oil and electricity with an opportunity to convert to natural gas. Burning natural gas reduces greenhouse gas emissions, because natural gas emits about 27 percent less carbon than fuel oil when used for space heating. Gas expansion is also expected to create numerous new jobs.

Water. Aquarion Water Company provides water services to residential, commercial, industrial, fire protection and other customers in Connecticut, Massachusetts and New Hampshire. Our water utilities obtain their water supplies from wholly-owned surface water sources and groundwater supplies, as well as water purchased from other water suppliers. Approximately 98 percent of our annual production is self-supplied and processed at ten surface water treatment plants and numerous well stations, all wholly-owned and located in Connecticut, Massachusetts and New Hampshire.

Energy Efficiency. Delivering clean, efficient energy is one of our primary goals. We work with our customers to improve their energy efficiency. We are currently investing approximately $500 million a year in energy efficiency, and consider these investments to be the most economical way to reduce our region's emissions and improve its competitiveness. Eversource's recent rankings confirm the success of our programs. Eversource was ranked first for incremental energy efficiency as a percentage of overall sales in the last study performed by the Coalition for Environmentally Responsible Economies (Ceres), a leading sustainability advocacy organization. The design and deployment of our energy-saving programs and services has contributed to our consistent top — tier ranking in both Massachusetts and Connecticut by the American Council for an Energy-Efficient Economy (ACEEE), with Eversource retaining the top spot in Massachusetts for the past seven years.

Our nationally recognized energy efficiency portfolio of services provides energy solutions for all Eversource customers — residential (including low-income), municipal, commercial and industrial. These solutions address energy-efficient new construction, weatherization, lighting, appliances, heating, cooling, mechanical and process equipment replacement that go beyond code compliance and are transforming the marketplace. Combined with online customer engagement tools and on-site education, green-job training and community outreach services, energy efficiency is generating savings that go back into our region's economy. These investments are expected to continue to reduce carbon emissions by millions of tons per year.

Corporate and Compensation Governance. We remain committed to effective corporate governance and executive compensation standards. Please see the Corporate Governance and Executive Compensation Highlights on page 4 of this proxy statement.

Our Employees. We are dedicated to ensuring that all of our employees receive good pay, are given the tools to perform their jobs safely, have access to affordable healthcare, and can look forward to a happy and comfortable retirement. We also are committed to diversity in the workplace; Ceres recently commended us for our progress and commitment to diversity, which includes linking executive compensation to increasing leadership-level position diversity.

2018 Proxy Statement    21

GOVERNANCE OF EVERSOURCE ENERGY

Our Communities. Eversource is committed to the health and economic well-being of the residents, businesses and institutions of Connecticut, Massachusetts and New Hampshire. We recognize and value our role as a corporate citizen in the cities and towns across our service territory. We are helping to build healthier, stronger communities through strategic charitable partnerships, local giving, employee volunteerism and economic development opportunities. We have a dedicated team responsible for all philanthropy, working to ensure our continued commitment to community outreach and corporate giving.

We have a long history of partnering with local and regional community organizations. Through grants, we support economic and community development, the environment, and initiatives that address local, high-priority concerns and needs. We provided nearly $16.1 million in grants to nonprofit organizations and worthwhile regional activities across our tri-state service area in 2017. We have strong partnerships with key community organizations across New England, including our continued support of the Eversource Walk for Boston Children's Hospital, the Eversource Hartford Marathon, the Eversource Walk and 5K Run for Easter Seals New Hampshire, the United Way, and Special Olympics.

Environmental Stewardship. At Eversource, we value our native resources and take great care to promote conservation and manage natural and cultural resources. We dedicate professional resources to maintain the integrity and long-term vitality of the land we manage. Examples include the Eversource Land Trust, which was created to promote the preservation of open space, and our focus on rights-of-way maintenance practices that promote critical diverse habitats. Our vegetation management program is an industry best-practice plan to balance the needs of our customers and communities with the goal of providing safe, reliable electric service for our customers, while monitoring growth of trees around power lines. We partner with state Historic Preservation and Tribal Historic Preservation offices to identify and protect cultural resources of significance during construction projects. In addition, Eversource was again recognized in 2017 by Newsweek magazine for its leadership in corporate sustainability and environmental performance, placing 20th among 500 companies in Newsweek's annual Green Rankings list.

Climate Leadership. We have developed meaningful strategies to reduce our carbon footprint, and are proud to be one of the greenest utilities in the nation. We are a founding partner of the EPA's Natural Gas STAR Methane Challenge Program, and have committed to specific targets to reduce fugitive emissions from our natural gas system. We collaborate with other utilities and industry partners across the country to better understand storm hazards and develop solutions to improve our system reliability. Our employees are committed to ensuring that our comprehensive emergency preparedness and resiliency plans will keep our communities safe. We lead by example, operating Eversource facilities and fleet in a sustainable, responsible manner. In January 2018, we completed the sale of our fossil fuel generating assets in New Hampshire, further reducing Eversource's overall carbon emissions. At the same time, we have formed a partnership with the world's leader in off-shore wind development to build at least 2,000 megawatts of off-shore wind turbines southeast of the Massachusetts coast, and we are building 62 megawatts of solar generation in Massachusetts.

Accountability. We hold ourselves accountable for the impact our business might have on the environment, meeting, and in many cases exceeding, all environmental laws and regulatory commitments and requirements. We actively work with customers, community members, environmental groups, regulatory agencies, and civic and business partners to promote transparent operations. Our employees, as well as vendors, suppliers, and contractors, are expected to adhere to all environmental laws as stated in our Code of Business Conduct, Supplier Code of Conduct and RFP process. We are committed to tracking and monitoring our progress via a set of metrics, which receive regular executive leadership review. We work every day to ensure that our operations have minimal impact on the environment, including project permitting, spill response, and emissions reporting.

For additional information on these initiatives and our progress to date, you can access the Company's comprehensive sustainability report, which describes in greater detail our commitment to safety, reliability, expanding energy options for our region, environmental stewardship and other objectives, through the Company's website at www.eversource.com/content/ema-c/about/investors/investor-relations/sustainability-the-environment/sustainability.

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GOVERNANCE OF EVERSOURCE ENERGY

Shareholder Engagement

As part of our corporate governance program, we engage with many of our institutional shareholders on corporate governance issues, as part of our active program that includes approximately 300 in-person meetings per year with our shareholders, which is carried out by our Investor Relations team throughout the year, and which focuses primarily on financial issues. Over the course of 2017 at separate in-person or telephonic meetings, we provided our shareholders with a short overview of our corporate governance and enterprise risk oversight programs, along with a description of our

ESG practices and our growing socially responsive investor base. The meetings included a dialogue between us and the representatives of our shareholders on current corporate governance and executive compensation issues, including proxy access, Board member refreshment, Board self-assessments, stock incentive plan metrics, and general corporate governance issues, together with comprehensive discussions of our Company's multi-faceted clean energy and carbon reduction efforts.

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Trustee Independence

We have adopted Corporate Governance Guidelines incorporating independence standards that meet the listing standards of the NYSE. The Corporate Governance Guidelines are available on our website at www.eversource.com/Content/general/about/investors/
corporate-governance/guidelines. In addition, we have adopted an additional standard under which a charitable relationship will not be considered to be a material relationship that would impair a Trustee's independence if a Trustee serves as an officer or director of a charitable organization, and our discretionary charitable contributions to the organization, in the aggregate, do not exceed the greater of $200,000 or two percent of the organization's total annual charitable receipts or latest publicly available operating budget. The Trustee Independence Guidelines are available on our website at www.eversource.com/Content/general/about/investors/
corporate-governance/board-independence-guidelines.

The Corporate Governance Committee conducts an annual review of the independence of the members of the Board, including all nominees, and reports its findings to the full Board. Applying the Corporate Governance Guidelines, the Committee, assisted by legal counsel, reviews and considers relationships and transactions between Eversource Energy, its affiliates and subsidiaries on the one hand, and each Trustee, entities affiliated with him or her, and/or any member of his or her immediate family on the other hand. The Committee also reviews Eversource Energy's charitable donations to organizations in which the Trustees or their immediate family members serve as officers or directors. Similarly, the Committee examines relationships and transactions between each Trustee and our independent registered public accounting firm as well as entities associated with our senior management. The Committee determined on February 7, 2018 that none of these relationships was material to the nominees for Trustee or likely to impair the independence of any of the nominees for Trustee.

The Board of Trustees separately considered that the utility operating company subsidiaries of Eversource Energy provide electric service, natural gas service or water service to the residences of Trustees and/or companies with which some of the Trustees are associated. These utility services are provided in the ordinary course of business, on an arm's length basis and pursuant to rates determined by the applicable public utility commission and available to all similar customers of the utility. The Board has determined that relationships that exist solely due to an individual or entity purchasing electric service, natural gas service or water service from any of the utility operating company subsidiaries of Eversource Energy in the ordinary course of business, on an arm's length basis and pursuant to rates determined by the applicable public utility commission, are immaterial to the independence of the Trustees.

On February 7, 2018, based on the recommendation of the Corporate Governance Committee following its review, the Board of Trustees affirmatively determined that each of the Trustees, with the exception of Mr. Judge, our Chairman, President and Chief Executive Officer, satisfied the independence criteria (including the enhanced criteria with respect to members of the Audit and Compensation Committees) set forth in the current listing standards and rules of the NYSE and the SEC and under our Corporate Governance Guidelines.

Related Person Transactions

The Board of Trustees has adopted a Related Person Transactions Policy, which is administered by the Corporate Governance Committee. The Policy generally defines a Related Person Transaction as any transaction or series of transactions in which (i) Eversource Energy or a subsidiary is a participant, (ii) the aggregate amount involved exceeds $120,000 and (iii) any Related Person has a direct or indirect material interest. A Related Person is defined as any Trustee or nominee for Trustee, any executive officer, any shareholder owning more than 5% of our total outstanding shares, and any immediate family member of any such person. The Board has determined that the provision of utility services noted in the previous section does not constitute a Related Person Transaction for reasons similar to those reviewed in the previous section's discussion of independence. Management submits to the Corporate Governance Committee for consideration any proposed Related Person Transaction. The Corporate Governance Committee recommends to the Board of Trustees for approval only those transactions that are in our best interests. Related Person Transactions are considered in light of the requirements set forth in our Code of Business Conduct, including the Conflicts of Interest Policy, and our Code of Ethics for Senior Financial Officers. If management causes us to enter into a Related Person Transaction prior to approval by the Committee, the transaction will be subject to ratification by the Board of Trustees. If the Board determines not to ratify the transaction, then management will make all reasonable efforts to cancel or annul such transaction. On February 7, 2018, based on facts of which we are aware, as reported on the Trustees questionnaires

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TRUSTEE INDEPENDENCE

completed by each Trustee and on reviews of all transactions involving the Company and all Related Persons conducted by both management and our independent registered public accounting firm, and after applying the NYSE Listing Standards and the Trustee

Independence Guidelines, the Board of Trustees determined that none of the Eversource Related Persons, including the Trustees, has a direct or indirect material interest in any transaction involving the Company or its subsidiaries.

2018 Proxy Statement    25

The Code of Ethics and the Code of Business Conduct

We have adopted a Code of Ethics for Senior Financial Officers (Chief Executive Officer, Chief Financial Officer and Controller) and a Code of Business Conduct which include requirements applicable in whole or in part to all of the Trustees, directors, officers, employees, contractors and agents of Eversource Energy and its subsidiaries. The Code of Ethics is available on our website at www.eversource.com/Content/general/about/investors/corporate-governance/code-of-ethics-for-senior-financial-officers, and our Code of Business Conduct is available on our website at

www.eversource.com/Content/docs/default-source/Investors/Code_of_business_conduct. You may obtain a printed copy of the Code of Ethics and the Code of Business Conduct, without charge, by contacting our Secretary at the address set forth on page 72 of this proxy statement. Any amendments to or waivers under the Code of Ethics or the Code of Business Conduct will be posted to our website at www.eversource.com/Content/general/about/investors/corporate-governance.

Communications from Shareholders and Other Interested Parties

Interested parties, including shareholders, who desire to communicate directly with the Board of Trustees, the non-management Trustees as a group, or individual Trustees, including the Lead Trustee, Mr. Cloud, should send written communications in care of our Secretary at the mailing address set forth on page 72 of this proxy statement. The Secretary will review each communication and forward all communications that properly identify the sender to the intended recipient or recipients, other than those relating to billing and service issues, which are forwarded directly to a specialized team for resolution.

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Securities Ownership of Certain Beneficial Owners

The following table provides information as to persons who are known to us to beneficially own more than five percent of the common shares of Eversource Energy. We do not have any other class of voting securities.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	33,913,632	(1)	10.7%	(1)
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	25,206,815	(2)	8.0%	(2)

(1)
Based solely on a Schedule 13G/A filed with the SEC on February 9, 2018, reporting that as of December 31, 2017, The Vanguard Group, Inc. had the sole power to vote or direct the vote of 492,487 common shares, the shared power to vote or direct the vote of 159,722 common shares, the sole power to dispose of or to direct the disposition of 33,315,908 common shares, and the shared power to dispose of or to direct the disposition of 597,724 common shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 344,470 common shares as investment manager of collective trust accounts, and directs the voting of these shares. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 399,261 common shares as investment manager of Australian investment offerings, and directs the voting of these shares.

(2)
Based solely on a Schedule 13G/A filed with the SEC on February 8, 2018, reporting that as of December 31, 2017, BlackRock, Inc. and certain subsidiaries beneficially owned and had the sole power to dispose of or direct the disposition of all of these common shares, and the sole power to vote or direct the vote of 22,168,885 of these common shares.

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Common Share Ownership of Trustees and Management

The table below shows the number of our common shares beneficially owned as of March 1, 2018, by each of our Trustees and Named Executive Officers, as well as the number of common shares beneficially owned by all of our Trustees and executive officers as a group. The table also includes information about restricted share units and deferred shares credited to the accounts of our Trustees and executive officers under certain compensation and benefit plans. The address for the shareholders listed below is c/o Eversource Energy, 300 Cadwell Drive, Springfield, Massachusetts 01104.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Class

Gregory B. Butler	86,390	(3)	*
John S. Clarkeson	32,257		*
Cotton M. Cleveland	67,041		*
Sanford Cloud, Jr.	45,956	(4)	*
James S. DiStasio	26,175		*
Francis A. Doyle	21,345	(5)	*
Charles K. Gifford	72,417		*
James J. Judge	257,977	(3)	*
John Y. Kim	2,175		*
Paul A. La Camera	57,316		*
Kenneth R. Leibler	35,500		*
Philip J. Lembo	40,090	(3)(6)	*
Leon J. Olivier	136,939	(3)	*
Werner J. Schweiger	252,315	(3)	*
William C. Van Faasen	48,283		*
Frederica M. Williams	17,954		*
Dennis R. Wraase	30,576	(7)	*
All Trustees and Executive Officers as a group (20 persons)	1,411,086	(8)	*

*
Less than 1% of Eversource Energy common shares outstanding.

(1)
The persons named in the table have sole voting and investment power with respect to all shares beneficially owned by each of them, except as noted below.

(2)
Includes restricted share units, deferred restricted share units and/or deferred shares, including dividend equivalents, as to which none of the individuals has voting or investment power, as follows: Mr. Butler: 17,626; Mr. Clarkeson: 15,269 shares; Ms. Cleveland: 57,721 shares; Mr. Cloud: 34,897 shares; Mr. DiStasio: 24,715 shares; Mr. Doyle: 15,269 shares; Mr. Gifford: 64,764 shares; Mr. Judge: 174,196; Mr. Kim: 2,175 shares; Mr. La Camera: 57,316 shares; Mr. Leibler: 15,269 shares; Mr. Lembo: 23,150 shares; Mr. Olivier: 28,720 shares; Mr. Schweiger: 185,768 shares; Mr. Van Faasen: 46,823 shares; Ms. Williams: 16,495 shares; and Mr. Wraase: 26,576 shares.

(3)
Includes common shares held as units in the 401k Plan invested in the Eversource Energy Common Shares Fund over which the holder has sole voting and investment power (Mr. Butler: 5,771; Mr. Judge: 25,493 shares; Mr. Lembo: 2,812; Mr. Olivier: 4,532 shares; and Mr. Schweiger: 262 shares).

(4)
Includes 8,200 common shares held by Mr. Cloud's spouse. Mr. Cloud disclaims beneficial ownership of the common shares held by his spouse.

(5)
Includes 333 common shares held by Mr. Doyle's spouse. Mr. Doyle disclaims beneficial ownership of the common shares held by his spouse.

(6)
Includes 409 common shares held by Mr. Lembo in a custodial account over which Mr. Lembo has sole voting and investment power.

(7)
Includes 4,000 common shares owned jointly by Mr. Wraase and his spouse, with whom he shares voting and investment power.

(8)
Includes 396,293 unissued common shares. See note 2.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Trustees and executive officers of Eversource Energy and persons who beneficially own more than ten percent of our outstanding common shares to file reports of ownership and changes in ownership with the SEC and the NYSE. We assist our Trustees and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based on such reports and the written representations of our Trustees and executive officers, we believe that for the year ended December 31, 2017, all such reporting requirements were complied with in a timely manner.

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Trustee Compensation

The Compensation Committee periodically reviews the compensation of our non-employee Trustees and, when it deems appropriate and upon consultation with the Committee's independent compensation consultant, recommends adjustments to be approved by the Board. The Compensation Committee recommends to the Board of Trustees compensation for the Trustees based on competitive market practices for both the total value of compensation and the allocation of cash and equity. The Committee uses data obtained from similarly sized utility and general industry companies as guidelines for setting Trustee compensation. The level of Trustee compensation recommended by the Committee and approved by the Board enables us to attract Trustees who have a broad range of backgrounds and experiences.

Each non-employee Trustee serving on January 1 receives a grant under the Company's Incentive Plan, generally effective on the tenth business day of each such year, of the number of restricted stock units (RSUs) resulting from dividing $135,000 by the average closing price of our common shares as reported on the NYSE for the 10 trading days immediately preceding such date and rounding the resulting amount to the nearest whole RSU. RSUs generally vest on the next business day following the grant, and distribution to the Trustee in equivalent common shares is deferred until the tenth business day of January of the year following retirement from Board service. Any individual who is elected to serve as a Trustee after January 1 of any calendar year receives an RSU grant prorated from the date of such election and granted on the first business day of the month following such election. Effective January 1, 2018, non-employee Trustees are required to defer at least 50 percent of annual stock compensation until retirement, and may defer up to 100% of annual stock compensation until retirement.

2017 Trustee Compensation

Compensation Element	Amount

Annual Cash Retainer	$100,000
Annual Stock Retainer	$135,000
Board and Committee Attendance Fees	None
Annual Lead Trustee Retainer	$27,500
Annual Committee Chair Retainer	$17,500 Audit
$12,500 Compensation
$12,500 Corporate Governance
$12,500 Finance

Annual cash retainers of $100,000 per Trustee, additional Committee and Chair and Lead Trustee cash retainers and annual RSU grants for service on the Board for 2017 based on the amounts described above were paid as described in this section. Pay Governance LLC provided the Compensation Committee with a review of competitive market practices and compensation in 2017. As a result, the annual cash retainer was increased by $15,000 and the annual Chair and Lead Trustee cash retainers were each increased by $2,500, effective January 1, 2018.

The share ownership guidelines set forth in the Company's Corporate Governance Guidelines require each Trustee to attain and hold 7,500 common shares and/or RSUs of the Company within five years from January 1 of the year succeeding their date of election to the Board. All of the current Trustees exceed the required share ownership threshold except for Mr. Kim, who was elected as a Trustee effective January 1, 2018.

Pursuant to the Company's Deferred Compensation Plan, prior to the year earned, each Trustee may irrevocably elect to defer receipt of all or a portion of their compensation. Deferred funds are credited with deemed earnings on various deemed investments as permitted by the Deferred Compensation Plan. Deferred cash compensation is payable either in a lump sum or in installments in accordance with the Trustee's prior election. There were no above-market earnings in deferred compensation value during 2017, as the terms of the Deferred Compensation Plan provide for market-based investments, including Company common shares.

Our new Incentive Plan places a limit on the amount of total annual compensation that can be paid to any Trustee. When applicable, we pay travel-related expenses for spouses of Trustees who attend Board functions, but we do not pay tax gross-up payments in connection with such expenses, nor do we pay pension benefits to our non-employee Trustees.

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TRUSTEE COMPENSATION

The table below sets forth all compensation paid to or accrued by each non-employee Trustee in 2017.

Trustee	Fees Earned Or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)

John S. Clarkeson	100,000	136,625.44	236,625.44
Cotton M. Cleveland	100,000	136,625.44	236,625.44
Sanford Cloud, Jr.	140,000	136,625.44	276,625.44
James S. DiStasio	112,500	136,625.44	249,625.44
Francis A. Doyle	117,500	136,625.44	254,125.44
Charles K. Gifford	112,500	136,625.44	249,125.44
Paul A. La Camera	100,000	136,625.44	236,625.44
Kenneth R. Leibler	100,000	136,625.44	236,625.44
Thomas J. May(3)	50,000	136,625.44	186,625.44
William C. Van Faasen	100,000	136,625.44	236,625.44
Frederica M. Williams	100,000	136,625.44	236,625.44
Dennis R. Wraase	100,000	136,625.44	236,625.44

(1)
Represents the aggregate dollar amount of all fees earned or paid in cash, including annual retainer fees and committee chair fees. Also includes the amount of cash compensation deferred at the election of the Trustee. For the fiscal year ended December 31, 2017, Mr. Doyle deferred 100% of his cash compensation.

(2)
Reflects the grant date market value, based on a closing price of $55.72 per share on January 17, 2017, of 2,452 RSUs, determined in accordance with the provisions set forth on the preceding page, which were granted on January 17, 2017, and which vested on January 18, 2017. The current non-employee Trustees held the following aggregate number of RSUs received as stock compensation, including dividend equivalents, at December 31, 2017: Mr. Clarkeson: 13,094; Ms. Cleveland: 50,882; Mr. Cloud: 32,722; Mr. DiStasio: 13,094; Mr. Doyle: 13,094; Mr. Gifford: 13,094; Mr. La Camera: 13,094; Mr. Leibler: 13,094; Mr. Van Faasen: 13,094; Ms. Williams: 13,094; and Mr. Wraase: 24,401.

(3)
Mr. May retired as Chairman of the Board of Trustees effective May 3, 2017.

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) provides information about the principles behind our compensation objectives, plans, policies and actions for our Named Executive Officers. The discussion describes the specific components of our compensation programs, how Eversource Energy measures performance, and how our compensation principles were applied to compensation awards and decisions that were made by the Compensation Committee for our Named Executive Officers, as presented in the tables and narratives that follow. While this discussion focuses primarily on 2017 information, it also addresses decisions that were made in prior periods to the extent that these decisions are relevant to the full understanding of our compensation programs and the specific awards that were made for performance through 2017. The CD&A also contains a summary of 2017 performance, an assessment of the performance and the compensation awards made by the Compensation Committee, and other information relating to our compensation programs, including:

Pay for Performance Philosophy
Executive Compensation Governance
The Named Executive Officers
Overview of our Compensation Program
Market Analysis
Elements of 2017 Compensation
2017 Annual Incentive Program
2017 Assessment of Financial and Operational Performance
Performance Goal Assessment Matrix

Description of our Long-Term Incentive Program, Grants and Performance Plan Results
Disclosure of our:
o Clawback and No Hedging and No Pledging Policies
o Share Ownership Guidelines
o Other Benefits
Contractual Agreements
Tax and Accounting Considerations
Equity Grant Practices

Summary of 2017 Performance

In 2017, we achieved very positive overall financial and operational performance results. The following is a summary of some of our most important accomplishments in 2017:

2017 Financial Accomplishments

•
Our earnings grew by 5.1% in 2017, exceeding the established goal. 2017 earnings were $3.11 per share.

•
Our total shareholder return in 2017 was 18%, comparing favorably to the industry average return of 11.7%, and over the longer term, our stock performance continued to outperform the industry. This marks the eighth time in nine years that Eversource has achieved a double-digit total shareholder return. Only two other companies within the Edison Electric Institute (EEI) index of 43 utility companies have accomplished this.

•
We increased our 2017 dividend to $1.90 per share, a 6.7% increase over 2016, continuing to significantly outperform the dividend growth rate of the EEI Index companies.

•
Standard & Poor's (S&P) raised our Credit Rating from A to A+. It remains the highest holding company S&P credit rating in the industry, by two credit notches.
•
We continued to successfully achieve operations and maintenance expense reductions in 2017, and our total utility operations and maintenance expenses were $14 million under budget.

•
We became the only electric and gas utility in the country to add a water utility as an additional line of business through the purchase of Aquarion Water Company. Participating in a highly competitive auction process, we negotiated a purchase agreement, received regulatory approvals in three states within five months, and closed the transaction in early December 2017, creating a new, complementary, growth-oriented business line.

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COMPENSATION DISCUSSION AND ANALYSIS

Set forth below is information relating to key financial metrics over the past three to five years:

Earnings Growth – 2015 - 2017 recurring earnings per share have grown 5.5% on average, consistent with our long-term earnings guidance and above the utility industry average.

Recurring earnings per share, presented below for 2015 exclude merger-related costs.    A reconciliation between reported 2015 earnings per share and the recurring earnings per share presented below appears under the caption entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations — Overview" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Earnings per Share

Dividend Growth – As a result of our continuing strong earnings growth, the Board of Trustees increased the annual dividend rate by 6.7% for 2017 to $1.90 per share, which exceeds the EEI Index companies' median dividend growth rate of 4.8%. The dividend growth rate for the period 2015 - 2017 has averaged 6.6%, well ahead of the utility industry average.

Dividends Paid

Total Shareholder Return – Our Total Shareholder Return in 2017 was 18%, compared to the 11.7% growth of the EEI Index companies and 21.8% for the S&P 500. We also outperformed the EEI Index companies over 2013 - 2017. An investment of $1,000 in our common shares at the beginning of the five-year period beginning January 1, 2013 was worth $1,904 on December 31, 2017.

The following charts represent the comparative one- and five-year total shareholder returns for the periods ending December 31, 2017, respectively:

One-Year Total Shareholder Return

Five-Year Cumulative Shareholder Return

2017 Operational Accomplishments

•
Our overall electric system reliability performance in 2017 was our best ever; on average, customer power interruptions were 17.6 months apart, and average restoration time was 73.2 minutes. Our performance ranks in the first quartile of the industry.

•
Our Massachusetts electric and gas distribution companies each met or exceeded Service Quality Index performance targets established by regulators in Massachusetts, which is the only state in our service territory that has such performance targets.

•
We exceeded our established targets in safety performance and response to gas service calls. Our safety performance, which is measured by Days Away or Restricted Time ("DART"), was our best ever, and in the first quartile of the industry.

•
We added more than 10,000 new gas customers for the fifth consecutive year, exceeded our gas emergency response rate target, and received our highest satisfaction rating (93%) for new customer connections.

•
We exceeded the target of having 37% of new hires and promotions within the supervisor and above management group be women or persons of color.

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COMPENSATION DISCUSSION AND ANALYSIS
•
We achieved very constructive regulatory outcomes, including the sale of our New Hampshire fossil generation assets; receiving a constructive rate order for our Massachusetts electric companies; and successfully resolving a complex and significant dispute regarding an underwater electric cable with federal agencies and the Massachusetts Water Resources Authority.

•
We continue to operate our electric and gas systems well. This is the result of the continuing implementation of best practices, focusing on investments in reliability improvements to reduce the number and length of outages, and performing our work safely each and every day.

Set forth below is information relating to key operational metrics over the past four years.

Reliability – Electric System Reliability, which is measured by months between interruptions and average time to restore power, was in the first quartile of our industry, with our best results ever for the lowest number and frequency of interruptions.

Reliability Performance

Months Between Interruptions

Restoration Performance

Safety performance, measured by DART per 100 workers, improved significantly; performance was in the first quartile of our industry and the best ever performance for the Company.

Safety Performance

Days Away or Restricted Time/100 Workers

Achievement of the 2017 performance goals, additional accomplishments and the Compensation Committee's assessment of Company and executive performance are more fully described in the section below titled "2017 Annual Incentive Program." Specific decisions regarding executive compensation based upon the Committee's assessment of Company and executive performance and market data are also described below.

Pay for Performance

The Committee links our Named Executive Officers' compensation to performance that will ultimately benefit our customers and shareholders. Our compensation program is intended to attract and retain the best executive talent in the industry, motivate our executives to meet or exceed specific stretch financial and operational goals each year, and compensate our executives in a manner that aligns compensation directly with performance. We strive to provide executives with base salary, performance-based annual incentive compensation, and performance-based long-term incentive compensation opportunities that are competitive with market practices and that reward excellent performance.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Governance

What we DO:
✓	Pay for Performance.
✓	Share ownership and holding guidelines.
✓	Clawback policy of incentive compensation.
✓	Double-trigger change in control vesting provisions.
✓	Independent compensation consultant.
✓	Annual Say-on-Pay Vote.
✓	Payout limitations on incentive awards.

What we DON'T do:
✕	No tax gross-ups in any new or materially amended executive compensation agreements.
✕	No hedging, pledging or similar transactions by executives and Trustees.
✕	No re-pricing of options.
✕	No liberal share recycling.
✕	No dividends on equity awards before vesting.
•
The executive and Trustee share ownership and holding guidelines noted in this CD&A emphasize the importance of aligning management and governance with shareholders. Under the share ownership guidelines, which require our Chief Executive Officer to hold shares equal to six times base salary, we require our executives to hold 100% of the shares awarded under the Company's stock compensation program until the share ownership guidelines have been met.

•
Our new Incentive Plan includes a clawback provision that requires our executives and other participants to reimburse the Company for incentive compensation received, not only if earnings were subsequently required to be restated as a result of noncompliance with accounting rules caused by fraud or misconduct, but also if there had been a material violation of our Code of Business Conduct or material breach of a covenant in an employment agreement. The Plan also imposes limits on awards and on Trustee compensation, and prohibits repricing of awards and liberal share recycling.

•
The Company has discontinued the use of "gross-ups" in all new or materially amended executive compensation agreements.

•
The Company has a "no hedging and no pledging" policy that prohibits all Trustees and executives from purchasing financial instruments or otherwise entering into any transactions that are designed to have the effect of hedging or offsetting any decrease in the market value of our common shares. This policy also prohibits all pledges, derivative transactions or short sales involving our common shares or the holding of any Company common shares in a margin account.

•
Our employment agreements and incentive plan provide for "double-trigger" change in control acceleration of compensation.

•
The Compensation Committee annually assesses the independence of its compensation consultant, Pay Governance LLC (Pay Governance), which is retained directly by the Committee. Pay Governance performs no other consulting nor provides services for the Company, and has no relationship with the Company that could result in a conflict of interest. At its February 7, 2018 meeting, the Committee has concluded that Pay Governance is independent and that no conflict of interest exists between Pay Governance and the Company.

Named Executive Officers

The executive officers listed in the Summary Compensation Table and whose compensation is discussed in this CD&A are referred to as the "Named Executive Officers" under SEC regulations. For 2017, the Named Executive Officers are:

•
James J. Judge, Chairman, President and Chief Executive Officer

•
Philip J. Lembo, Executive Vice President and Chief Financial Officer
•
Leon J. Olivier, Executive Vice President, Enterprise Energy Strategy and Business Development

•
Werner J. Schweiger, Executive Vice President and Chief Operating Officer

•
Gregory B. Butler, Executive Vice President and General Counsel

Overview of Our Compensation Program

The Role of the Compensation Committee. The Board of Trustees has delegated to the Compensation Committee overall responsibility for establishing the compensation program for those senior executive officers, whom we refer to in this CD&A as "executives" and whom are deemed to be "officers" under the SEC's regulations

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COMPENSATION DISCUSSION AND ANALYSIS

that determine the persons whose compensation is subject to disclosure. In this role, the Committee sets compensation policy and compensation levels, reviews and approves performance goals and evaluates executive performance. Although this discussion and analysis refers principally to compensation for the Named Executive Officers, the same compensation principles and practices apply to all executives. The compensation of the Chief Executive Officer is subject to the further review and approval of the independent Trustees.

Elements of Compensation. Total direct compensation consists of three elements: base salary, annual cash incentive awards and long-term equity-based incentive awards. Indirect compensation is provided through certain retirement, perquisite, severance, and health and welfare benefit programs.

Our Compensation Objectives.    The objectives of our compensation program are to attract and retain superior executive talent, motivate our executives to achieve annual and long-term performance goals set each year, and provide total compensation opportunities that are competitive with market practices. With respect to incentive compensation, the Committee believes it is important to balance short-term goals, such as producing earnings, with longer-term goals, such as long-term value creation and maintaining a strong balance sheet. The Committee also places great emphasis on system reliability and good customer service. Our compensation program utilizes performance-based incentive compensation to reward individual and corporate performance and to align the interests of executives with Eversource Energy's customers and shareholders. The Committee continually increases expectations to motivate our executives and employees to achieve continuous improvement in carrying out their responsibilities to our customers to deliver energy reliably, safely, with respect for the environment and our employees, and at a reasonable cost, while providing an above-average total shareholder return to our shareholders.

Setting Compensation Levels. To ensure that the Company achieves its goal of providing market-based compensation levels to attract and retain top quality management, the Committee provides our executives with target compensation opportunities approximately equal to median compensation levels for executive officers of companies in the utility industry comparable to us in size. To achieve that goal, the Committee and its independent compensation consultant work together to determine the market values of executive direct compensation elements (base salaries, annual incentives and long-term incentives), as well as total compensation, by using competitive market compensation data. The Committee reviews competitive compensation data obtained from utility and general industry surveys and a specific group of peer utility companies. Levels may be lower than median for those executives who are new to their roles, while long-tenured, high performing executives may be compensated above median. The review by Pay Governance performed in late 2017 indicated that the Company's aggregate executive compensation levels were aligned with median market rates.

Role of the Compensation Consultant. The Committee has retained Pay Governance as its independent compensation consultant. Pay Governance reports directly to the Committee and does not provide any other services to the Company. With the consent of the Committee, Pay Governance works cooperatively with the Company's management to develop analyses and proposals for presentation to the Committee. The Committee generally relies on Pay Governance for peer group market data and information as to market practices and trends to assess the competitiveness of the compensation we pay to our executives and to review the Committee's proposed compensation decisions.

Pay Governance Independence. In February 2018, the Committee assessed the independence of Pay Governance pursuant to SEC and NYSE rules, and concluded that it is independent and that no conflict of interest exists that would prevent Pay Governance from independently advising the Committee. In making this assessment, the Committee considered the independence factors enumerated in Rule 10C-1(b) under the Securities Exchange Act of 1934, including the written representations of Pay Governance that Pay Governance does not provide any other services to the Company, the level of fees received from the Company as a percentage of Pay Governance's total revenues, the policies and procedures employed by Pay Governance to prevent conflicts of interest, and whether the individual Pay Governance advisers with whom the Committee consulted own any Eversource Energy common shares or have any business or personal relationships with members of the Committee or our executives.

Role of Management. Management's roles, and specifically the roles of the Chief Executive Officer and the Executive Vice President of Human Resources and Information Technology, are to provide current compensation information to the compensation consultant and analyses and recommendations on executive compensation to the Committee based on the market value of the position, individual performance, experience and internal pay equity. The Chief Executive Officer also provides recommendations on the compensation for the other Named Executive Officers. None of the executives makes recommendations that affect his or her individual compensation.

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COMPENSATION DISCUSSION AND ANALYSIS

Market Analysis

The Compensation Committee seeks to provide our executives with target compensation opportunities using a range that is approximately equal to the median compensation levels for executive officers of utility companies comparable to the Company. Set forth below is a description of the sources of the compensation data used by the Committee when reviewing 2017 compensation:

•
Utility and general industry compensation survey data.  The Committee reviews compensation information obtained from surveys of diverse groups of utility and general industry companies that represent our market for executive officer talent. Utility industry data serve as the primary reference point for benchmarking officer compensation and are based on a defined peer set, as discussed below, while general industry data is derived from compensation consultant surveys and serves as a secondary reference point. General industry data are used for staff positions and are size-adjusted to ensure a close correlation between the market data and the Company's scope of operations. The Committee used this information, which it obtained from Pay Governance, to evaluate and determine base salaries and incentive opportunities.

Peer group data.  In support of our executive pay decisions during 2017 and early 2018, the Committee consulted with Pay Governance, which provided the Committee with a competitive assessment analysis of the Company's executive compensation levels, as compared to the 20 peer group companies listed in the table below. This peer group was chosen because these companies are and continue to be similar to Eversource Energy in terms of size, business model and long-term strategies.

Alliant Energy Corporation	DTE Energy Company	PPL Corporation
Ameren Corporation	Edison International	Public Service Enterprise Group, Inc.
American Electric Power Co., Inc.	Entergy Corporation	SCANA Corp.
CenterPoint Energy, Inc.	FirstEnergy Corp.	Sempra Energy
CMS Energy Corp.	NiSource Inc.	WEC Energy Group, Inc.
Consolidated Edison, Inc.	PG&E Corporation	Xcel Energy Inc.
Dominion Resources, Inc.	Pinnacle West Capital Corporation

The Committee reviews the appropriateness of the peer group periodically and adjusts the target percentages of annual and long-term incentives based on the survey data and recommendations from the CEO, after discussion with the compensation consultant to ensure that they are approximately equal to competitive median levels.

The Committee also determines perquisites to the extent they serve business purposes, and sets supplemental benefits at levels that provide appropriate compensation opportunities to the executives. The Committee periodically reviews the general market for supplemental benefits and perquisites using utility and general industry survey data, including data obtained from companies in the peer group.

Mix of Compensation Elements.    We target the mix of compensation for our Chief Executive Officer and the other Named Executive Officers so that the percentages of each compensation element are approximately equal to the competitive median market mix. The mix is heavily weighted toward incentive compensation, and incentive compensation is heavily weighted toward long-term compensation. Since our most senior positions have the greatest responsibility for implementing our long-term business plans and strategies, a greater proportion of total compensation is based on performance with a long-term focus.

The Committee determines the compensation for each executive based on the relative authority, duties and responsibilities of the executive. Our Chief Executive Officer's responsibilities for the strategic direction and daily operations and management of Eversource are greater than the duties and responsibilities of our other executives. As a result, our Chief Executive Officer's compensation is higher than the compensation of our other executives. Assisted by the compensation consultant, the Committee regularly reviews market compensation data for executive officer positions similar to those held by our executives, including our Chief Executive Officer.

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COMPENSATION DISCUSSION AND ANALYSIS

The following table sets forth the contribution to 2017 Total Direct Compensation (TDC) of each element of compensation at target, reflected as a percentage of TDC, for the Named Executive Officers. The percentages shown in this table are at target and therefore do not correspond to the amounts appearing in the Summary Compensation Table.

	Percentage of TDC at Target
			Long-Term Incentives
Named Executive Officer (NEO)	Base Salary	Annual Incentive(1)	Performance Shares(1)	RSUs(2)	TDC

James J. Judge	16%	18%	33%	33%	100%
Philip J. Lembo	26%	20%	27%	27%	100%
Leon J. Olivier	26%	20%	27%	27%	100%
Werner J. Schweiger	26%	20%	27%	27%	100%
Gregory B. Butler	30%	20%	25%	25%	100%
NEO average, excluding CEO	27%	20%	27%	27%	100%

(1)
The annual incentive compensation element and performance shares under the long-term incentive compensation element are performance-based.

(2)
Restricted Share Units (RSUs) vest over three years contingent upon continued employment.

Total Direct Compensation - CEO	Total Direct Compensation - All other NEO's

Risk Analysis of Executive Compensation Program.    The overall compensation program includes a mix of compensation elements ranging from a fixed base salary that is not at risk to annual and long-term incentive compensation programs intended to motivate officers and eligible employees to achieve individual and corporate performance goals that reflect an appropriate level of risk. The fundamental objective of the compensation program is to foster the continued growth and success of our business. The design and implementation of the overall compensation program provides the Committee with opportunities throughout the year to assess risks within the compensation program that may have a material effect on the Company and our shareholders.

The Compensation Committee assesses the risks associated with the executive compensation program on an on-going basis by reviewing the various elements of incentive compensation. The annual incentive program was designed to ensure an appropriate balance between individual and corporate goals, which were deemed appropriate and supportive of the Company's annual business plan. Similarly, the long-term incentive program was designed to ensure that the performance metrics were properly weighted and supportive of the Company's strategic plan. The Committee reviewed the overall compensation program in the context of the annual operating and strategic plans, which were both previously subject to Enterprise Risk Management and Risk Committee review.

The annual and long-term incentive programs were designed to include mechanisms to mitigate risk. These mechanisms include realistic goal setting and discretion with respect to actual payments, in addition to:

•
A mix of annual and long-term performance awards to provide an appropriate balance of short- and long-term risk and reward horizon;

•
A variety of performance metrics, including financial, operational, customer service, diversity and safety goals and other strategic initiatives for annual performance awards to avoid excessive focus on a single measure of performance;

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COMPENSATION DISCUSSION AND ANALYSIS
•
Metrics in the Company's long-term incentive compensation program that use earnings per share and total shareholder return, which are both robust measures of shareholder value and which reduce the risk that employees might be encouraged to pursue other objectives that increase risk or reduce financial performance;

•
The provisions of our annual and long-term incentive programs, which cap awards at 200% of target;

•
Our clawback provisions on incentive compensation; and

•
Stock ownership requirements for all executives, including our Named Executive Officers, and prohibitions on hedging, pledging and other derivative transactions related to our shares.

Based on these factors, the Compensation Committee and the Board of Trustees believe the overall compensation program risks are mitigated to reduce overall compensation risk.

Results of Our 2017 Say-on-Pay Vote.    We are requesting that Shareholders cast the annual advisory vote on executive compensation (a Say-on-Pay proposal). At the Company's Annual Meeting of Shareholders held on May 3, 2017, 89% of the votes cast on the Say-on-Pay proposal were voted to approve the 2016 compensation of the Named Executive Officers, as described in our 2017 proxy statement. Say-on-Pay results of the Company, along with utility and general industry peers, are reviewed with the Committee annually to help assess whether our shareholders continue to deem our executives' compensation to be appropriate. The Committee has and will continue to consider the outcome of the Company's Say-on-Pay votes when making future compensation decisions for the Named Executive Officers. Please see Item 2 in this proxy statement.

Elements of 2017 Compensation

Base Salary

Base salary is designed to attract and retain key executives by providing an element of total compensation at levels competitive with those of other executives employed by companies of similar size and complexity in the utility and general industries. In establishing base salary, the Compensation Committee relies on compensation data obtained from independent third-party surveys of companies and from an industry peer group to ensure that the compensation opportunities we offer are capable of attracting and retaining executives with the experience and talent required to achieve our strategic objectives. Adjustments to base salaries are made on an annual basis except in instances of promotions.

When setting or adjusting base salaries, the Committee considers annual executive performance appraisals; market pay movement across industries (determined through market analysis); targeted market pay positioning for each executive; individual experience; strategic importance of a position; recommendations of the Chief Executive Officer; and internal equity.

Incentive Compensation

Annual incentive and long-term incentive compensation are provided under the Company's Incentive Plan. The annual incentive program provides cash compensation intended to reward performance under our annual operating plan. The long-term stock-based incentive program is designed to reward demonstrated performance and leadership, motivate future performance, align the interests of the executives with those of our shareholders, and retain the executives during the term of grants. The annual and long-term programs are designed to strike a balance between the Company's short- and long-term objectives so that the programs work in tandem.

In addition to the specific performance goals, the Committee assesses other factors, as well as the executives' roles and individual performance and then makes annual incentive program awards at the levels and amounts disclosed in this proxy statement. We are requesting that our shareholders approve the 2018 Eversource Incentive Plan at this year's Annual Meeting. Please see Item 3 in this proxy statement.

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COMPENSATION DISCUSSION AND ANALYSIS

2017 Annual Incentive Program

In February 2017, the Committee established the terms of the 2017 Annual Incentive Program. As part of the overall program, and after consulting with Pay Governance, the Committee set target award levels for each of the Named Executive Officers that ranged from 65% to 115% of base salary.

At the February 2017 meeting, the Committee determined that for 2017 it would continue to base 70% of the annual incentive performance goals on the Company's overall financial performance and 30% of the annual performance goals on the Company's overall operational performance. The Committee also determined the specific goals that would be used to assess performance, with potential ratings on each goal ranging from 0% to 200% of target. The Committee assigned weightings to each of these specific goals. For the financial component, the following goals were used: earnings per share, weighted at 70%, dividend growth goal, weighted at 20%, and credit rating, weighted at 10%. For the operational component, the Committee used the following goals: combined service reliability and restoration goals, weighted at 60%; combined key strategic regional energy projects, success in regulatory outcomes and improvement of the customer experience goals, weighted at 25%; and combined safety ratings, gas service response and diversity promotions and hires of leadership employee positions goals, weighted at 15%.

2017 Performance Goals

At the December 2017 meeting of the Committee, management provided an initial review of the Company's 2017 performance, followed in February 2018 by a full assessment of the performance goals, the additional accomplishments noted below under the caption "Additional Factors" and the overall performance of the Company and the executives. In addition to these meetings, the Committee and the Board were continuously provided updates during 2017 on corporate performance. At the February 2018 meeting, the Committee determined, based on its assessment of the financial and operational performance goals, to set the level of achievement of combined financial and operational performance goals results at 160% of target, reflecting the overall strong performance of the Company and the executive team. In arriving at this determination, the Committee determined that the financial performance goals result was 161% of target and the operational performance goals result was 155% of target. The individual financial and operational performance goals results are as set forth below. The Chief Executive Officer recommended to the Committee payout levels for the executives (other than himself) based on his assessment of each executive's individual performance towards achievement of the performance goals and the additional accomplishments of the Company, together with each executive's contributions to the overall performance of the Company. The awards determined by the Committee were also based on the same three-component criteria.

Financial Performance Goals Assessment

•
Our earnings per share in 2017 increased by 5.1% over 2016 and exceeded the established goal of $3.10; 2017 earnings equaled $3.11 per share. We exceeded the earnings goal despite several significant challenges, including higher than anticipated storm costs and lower sales in 2017, which resulted in significantly lower than

40    2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

expected revenues of nearly $40 million. In a demanding operating environment, the Company reduced costs to mitigate these challenges. The Committee determined the earnings per share goal to have attained a 155% performance result.

•
We increased our dividend to $1.90 per share, a 6.7% increase from the prior year, compared to the utility industry's median dividend growth of 4.8%. The Committee determined this goal to have attained a 160% performance.

•
S&P raised the Company's credit rating in December 2017 to A+. This rating represents the highest S&P holding company credit rating in the utility industry, and continues to provide the foundation for favorable financing opportunities. The industry average credit rating at S&P is "BBB+." The Committee determined this goal to have attained a 200% performance result.

Operational Performance Goals Assessment

•
The Company's total electric system reliability performance exceeded targeted performance and was its best ever. Average months between interruptions equaled 17.6 months, near the highest end of the performance zone established by the Committee of 15 to 18 months and in the first quartile of industry peers. System average restoration duration time equaled 73.2 minutes, well within the performance zone established by the Committee of 76 to 63 minutes and also in the first quartile of industry peers. The Committee determined these goals to have each attained a 175% performance result.

•
We exceeded the safety performance goal of between 0.9 - 1.2 DART per 1,000 employees; DART equaled 0.6 in 2017, the best performance in the Company's history and also industry first quartile performance. The Committee determined this goal to have attained a 200% performance result.

•
On-time response to gas customer emergency calls was 99.6%, which exceeded the goal of 99.1% and was also first quartile vs. industry peers. The Committee determined this goal to have attained a 125% performance result.
•
In 2017, 37.5% of new hires and promotions into leadership roles were women or people of color, slightly ahead of the goal of 37%. The Committee determined this goal to have attained a 100% performance result.

•
The Company successfully expanded the functionality of its customer website and outage communication systems and strengthened media outreach efforts. The Committee determined this goal to have attained a 75% performance result.

•
The Company achieved several constructive regulatory outcomes in each of the three states in which Eversource provides service. These included the sale of our New Hampshire fossil generation assets, a constructive Massachusetts rate case approval, and a settlement agreement to for approval with the Connecticut Public Utility Authority in connection with a previous filed rate review. The Committee determined this goal to have attained a 200% performance result.

•
While we made substantial progress on our major ongoing strategic projects in 2017, we encountered a significant setback on our Northern Pass Transmission project in early 2018, when the New Hampshire Site Evaluation Committee rejected the project. We continue to work on a path forward. Bay State Wind received approval of a Site Assessment Plan from the U.S. government, the first off-shore wind project to do so. We are awaiting a decision on Bay State Wind's off-shore wind proposal bid to the Massachusetts Clean Energy request for proposal. Our Access Northeast gas pipeline project received an adverse court decision in 2016 relating to our ability to secure supply contracts. We are reconfiguring the project in light of this decision. We are the only electric and gas utility in the country to add a water utility as an additional line of business through our purchase of Aquarion Water Company. Participating in a highly competitive auction process, we negotiated a purchase agreement, received regulatory approvals in three states within five months, and completed the acquisition in December, adding a new, complementary and growth-oriented business line. The Committee determined this goal to have attained a 75% performance result.

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COMPENSATION DISCUSSION AND ANALYSIS

2017 Annual Incentive Program Performance Assessments

Financial Performance Goals

Category	2017 Goal	Company Performance	Indicative Assessment

Earnings Per Share	$3.10 per share	Exceeded: $3.11 per share, a 5.1% increase over 2016, significantly outperforming industry average growth of nearly 4%	155%
Dividend Growth	Increase dividend $0.12 to $1.90 per share	Achieved: Increased to $1.90 per share, a $0.12 increase and 6.7% growth, significantly exceeding the industry median of 4.8%	160%
Credit Rating	Maintain the top tier S&P "A" credit rating	Exceeded: S&P rating raised to "A+", the highest holding company credit rating in the utility industry by two notches	200%

Weightings = Earnings Per Share – 70%; Dividend Growth – 20%; Credit Rating – 10%

Operational Performance Goals

Category	2017 Goal	Company Performance	Indicative Assessment

Reliability – Average Months Between Interruptions (MBI)	Achieve MBI of within 15 to 18 months	Exceeded: MBI = 17.6 months. At the top of targeted performance zone, and first quartile vs. industry peers and best ever performance	175%
Average Restoration Duration (SAIDI)	Achieve SAIDI of 76 to 63 minutes	Achieved: SAIDI = 73.2 minutes. Within targeted performance and first quartile vs. industry peers	175%
Safety Rate	0.9 - 1.2 days away/restricted	Exceeded: 0.6 DART Best year ever for safety; performance exceeded target range and was first quartile in industry	200%
Gas Service Response	99.1%	Exceeded: 99.6%; also achieved all regulatory mandated targets and response was at first quartile vs. industry peers' performance	125%
Diverse Leadership	37% hires or promotions of leadership level be women or people of color	Exceeded: 37.5%, .5 percentage points above target	100%
Improve the Customer Experience	Customer billing improvements, enhanced communications, improved digital experience and community support	Partially Achieved: Improvements made as planned in digital offerings and enhanced outage communications. Customer satisfaction scores below expectations	75%
Positive Regulatory Outcomes – Divestiture & State rate activity	Successfully complete the generation assets sale and constructive rate case results	Exceeded: Successfully completed N.H. Generation Divestiture and the MA Rate Case. CT Rate Case was filed and a settlement agreement was reached and filed with PURA for approval	200%
Positive Outcomes on Key Strategic Initiatives	Major strategic initiatives	Partially Achieved: Aquarion Water Company purchase completed. Bay State Wind making good progress. NPT was selected by Massachusetts in the State's clean energy RFP and progressed through several key siting approvals but was denied approval by New Hampshire Site Evaluation Committee. Access Northeast reconfiguring in light of adverse court decision.	75%

Weightings = Reliability and Restoration – 60%; Key Corporate Initiatives – 25%; Safety/Gas Service/Diversity – 15%

Performance Goals Assessment

Financial Performance at 161% (weighted 70%)	113%
Operational Performance at 155% (weighted 30%)	47%
Overall Performance	160%

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COMPENSATION DISCUSSION AND ANALYSIS

Additional Factors

The following key strategic, environmental and customer-focused results were also considered significant by the Committee in making an assessment of overall financial and operational performance, but were not given specific weightings or assigned a specific performance assessment score:

•
We resolved a long-standing dispute with federal and state agencies regarding the location of a critical underwater electric transmission line providing service to the Massachusetts Water Resources Authority.

•
We continued to transform and grow the natural gas delivery business. We added more than 10,000 new gas customers for the fifth consecutive year and achieved our highest-level rating of 93% from new customers.

•
We were recognized as being the number one energy efficiency provider in the most recent report.

•
We are proceeding with a planned development of 18 sites in Massachusetts that will provide 62MW of solar generation and an anticipated rate base investment of $180 million.

•
We received approval in our Massachusetts rate filing of $100 million to advance energy storage and electric vehicle charging infrastructure.

Individual Performance Factors Considered by the Committee

The goal of the Committee for 2017 was again to provide incentives for Company executives to work together as a highly effective, integrated team to achieve or exceed the financial, operational, safety, customer, strategic and diversity goals and objectives. The Committee based the annual incentive payments on team performance and also on the Committee's assessment of each executive's individual performance in supporting the performance goals, additional achievements and overall Company performance. The Committee and all other independent

Trustees assessed the performance of our Chief Executive Officer and, based on the recommendations of the Chief Executive Officer as to executives other than himself, the Committee assessed the performance of the Named Executive Officers to determine the individual incentive payments as disclosed in the Summary Compensation Table. Based on the Committee's review, which included its assessment of the performance goals, the significant other accomplishments of the Company and the Named Executive Officers, and the overall performance of the Company and each of the Named Executive Officers, considered in its totality by the Committee to have been excellent, the Committee approved annual incentive program payments for the Named Executive Officers at levels that ranged from 148% to 161% of target. These payments reflected the individual and team contributions of the Named Executive Officers in achieving the goals and the additional accomplishments and the overall performance of the Company.

In determining Mr. Judge's annual incentive payment of $2,285,000, which was 160% of target and which reflects his and the Company's continued strong performance, the Committee and the Board considered the totality of the Company's success in accomplishing the goals set by the Committee, the additional accomplishments of the Company, and the superior leadership of Mr. Judge in every part of the business, significantly advancing the Company towards its goal of being recognized as the best energy company in the country.

2017 Annual Incentive Program Awards

Named Executive Officer	Award

James J. Judge	$2,285,000
Philip J. Lembo	700,000
Leon J. Olivier	775,000
Werner J. Schweiger	775,000
Gregory B. Butler	625,000

Long-Term Incentive Program

General

Our long-term incentive program is intended to focus on the Company's longer-term strategic goals and to help retain our executives. A new three-year program commences every year. For the 2017 - 2019 Long-Term Incentive Program, each executive's target long-term incentive opportunity consisted of 50% Eversource Energy Performance Shares and 50% RSUs. Performance Shares are designed to reward long-term achievements as measured against pre-established performance measures. RSUs are designed to provide executives with an incentive to increase the value of Company common shares in alignment with shareholder interests, while also serving as a retention component for executive talent. We believe these compensation elements create a focus on continued Company and share price growth to further align the interests of our executives with the interests of our shareholders.

Mr. Judge was elected President and Chief Executive Officer of the Company on April 6, 2016 upon the

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COMPENSATION DISCUSSION AND ANALYSIS

retirement of Thomas J. May. Mr. Judge had previously served as Executive Vice President and Chief Financial Officer of the Company until his election as President and Chief Executive Officer. Mr. Lembo was elected Executive Vice President and Chief Financial Officer of the Company on May 4, 2016, having previously served as Vice President and Treasurer. Thus, 2017 was the first year during which the Committee made long term incentive program stock awards to Mr. Judge and Mr. Lembo in their new positions of President and Chief Executive Officer and Executive Vice President and Chief Financial Officer, respectively. The grant date fair values of Mr. Judge's and Mr. Lembo's 2017 stock awards under the 2017 long term incentive program were $5,504,904 and $1,314,086, respectively, compared to their 2016 awards of $1,382,021 and $212,300 respectively.

Performance Share Grants

General

Performance Shares are designed to reward future financial performance, measured by long-term earnings growth and shareholder returns over a three-year performance period, therefore aligning management compensation with performance. Performance Shares are granted as a target number of Eversource common shares. The number of Performance Shares granted are determined by dividing the target grant value in dollars by the average daily closing prices of Eversource common shares on the New York Stock Exchange for the ten business days preceding the grant date and rounding to the nearest whole share. Until the end of the Performance Period, the value of dividends that would have been paid with respect to the Performance Shares had the Performance Shares been actual common shares will be deemed to be invested in additional Performance Shares, which remain at risk until actual performance for the period is determined.

Performance Shares under the 2017 – 2019 Program

For the 2017 - 2019 Program, the Committee determined it would continue to measure performance using: (i) average diluted earnings per share growth (EPSG); and (ii) relative total shareholder return (TSR) measured against the performance of companies that comprise the EEI Index. As in 2016 and 2015, the Committee selected EPSG and TSR as performance measures because the Committee continues to believe that they are generally recognized as the best indicators of overall corporate performance. Further, the Committee considers it a best practice to use a combination of relative and absolute metrics, with EPS growth serving as a key input to shareholder value and TSR serving as the output.

The number of Performance Shares awarded at the end of the three-year period ranges from 0% to 200% of target, depending on EPSG and relative TSR performance as set forth in the performance matrix below. Performance Share grants are based on a percentage of annualized base salary at the time of the grant and measured in dollars. The target number of shares under the 2017 - 2019 Program ranged from 35% to 213% of base salary. For the 2017 - 2019 Program, EPSG ranges from 0% to 9%, while TSR ranges from below the 10th percentile to above the 90th percentile. The Committee determined that payout at 100% of target should be challenging but achievable. As a result, vesting at 100% of target occurs at various combinations of EPSG and TSR performance. In addition, the value of any performance shares that actually vest may increase or decrease over the vesting period based on the Company's share price performance. The number of performance shares granted at target were approved as set forth in the table below. The Committee and the independent Members of the Board determined the Performance Share grants for the Chief Executive Officer. Based on input from the Chief Executive Officer, the Committee determined the Performance Share grants for each of the other executive officers, including the other Named Executive Officers.

Performance Shares under the 2016 – 2018 Program

For the 2016 - 2018 Program, the Committee used the same performance measures of EPSG and TSR and the same criteria used in the 2017 - 2019 Program described above and the 2015 - 2017 Program described below.

The performance matrix set forth below describes how the Performance Share payout will be determined under the 2016 - 2018 and 2017 - 2019 Long-Term Incentive Programs and how the Performance Share payout was determined under the 2015 - 2017 Program. Three-year average EPSG is cross-referenced with the actual three-year TSR percentile to determine actual performance share payout as a percentage of target.

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COMPENSATION DISCUSSION AND ANALYSIS

2015 – 2017, 2016 – 2018 and 2017 – 2019 Long-Term Incentive Programs Performance Share
Potential Payout

Three-Year	Three-Year Relative Total Shareholder Return Percentiles

Average EPS Growth	Below 10th	20th	30th	40th	50th	60th	70th	80th	90th	Above 90th

9%	110%	120%	130%	140%	150%	160%	170%	180%	190%	200%
8%	100%	110%	120%	130%	140%	150%	160%	170%	180%	190%
7%	90%	100%	110%	120%	130%	140%	150%	160%	170%	180%
6%	80%	90%	100%	110%	120%	130%	140%	150%	160%	170%
5%	70%	80%	90%	100%	110%	120%	130%	140%	150%	160%
4%	60%	70%	80%	90%	100%	110%	120%	130%	140%	150%
3%	40%	50%	70%	80%	90%	100%	110%	120%	130%	140%
2%	20%	40%	60%	70%	80%	90%	100%	110%	120%	130%
1%	—	10%	40%	60%	70%	80%	90%	100%	110%	120%
0%	—	—	20%	30%	50%	70%	80%	90%	100%	110%
Below 0%	—	—	—	—	10%	20%	30%	40%	50%	60%

Long-Term Incentive Program Performance
Share Grants at Target

Named Executive Officer	2016 – 2018 Performance Share Grant	2017 – 2019 Performance Share Grant

James J. Judge	12,004	48,259
Philip J. Lembo	1,844	11,520
Leon J. Olivier	12,607	12,526
Werner J. Schweiger	11,805	11,703
Gregory B. Butler	7,791	9,052

Results of the 2015 – 2017 Performance Share Program

The 2015 – 2017 Program ended on December 31, 2017. The actual performance level achieved under the Program was a three-year average adjusted EPS growth of 5.5% and a three-year total shareholder return at the 41st percentile, which when interpolated in accordance with the criteria established by the Committee in 2015, resulted in vesting performance shares units at 106% of target. This determination was made in accordance with the performance criteria approved by the Committee at the commencement of the performance period. At its February 7, 2018 meeting, the Committee confirmed that the actual results achieved were calculated in accordance with established performance criteria, and it considered all non-recurring items in determining that the adjusted EPS was calculated in accordance with the plan documents. The number of Performance Shares awarded to the Named Executive Officers were approved as set forth in the table below.

2015 – 2017 Long-Term Incentive Program Performance Share Award

2015 – 2017 Long-Term Incentive Program Performance Share Grants at Target

Named Executive Officer	Performance Share Award

James J. Judge	11,436
Philip J. Lembo	1,984
Leon J. Olivier	12,019
Werner J. Schweiger	11,319
Gregory B. Butler	8,052

2018 Proxy Statement    45

COMPENSATION DISCUSSION AND ANALYSIS

Restricted Share Units (RSUs)

General

Each RSU granted under the long-term incentive program entitles the holder to receive one Company common share at the time of vesting. All RSUs granted under the long-term incentive program vest in equal annual installments over three years. RSU holders are eligible to receive reinvested dividend units on outstanding RSUs held by them to the same extent that dividends are declared and paid on our common shares. Reinvested dividend equivalents are accounted for as additional RSUs that accrue and are distributed with the common shares issued upon vesting of the underlying RSUs. Common shares, including any additional common shares in respect of reinvested dividend equivalents, are not issued for any RSUs that do not vest.

The Committee determined RSU grants for each executive officer participating in the long-term incentive program. RSU grants are based on a percentage of annualized base salary at the time of the grant and measured in dollars. In 2017, the percentage used for each executive officer was based on the executive officer's position in the Company and ranged from 35% to 213% of base salary. The Committee reserves the right to increase or decrease the RSU grant from target for each officer under special circumstances. The Committee and all other independent members of the Board determined the RSU grants for the Chief Executive Officer. Based on input from our Chief Executive Officer, the Committee determined the RSU grants for each of the other executive officers, including the other Named Executive Officers.

All RSUs are granted on the date of the Committee meeting at which they are approved. RSU grants are subsequently converted from dollars into common share equivalents by dividing the value of each grant by the average closing price for our common shares over the ten trading days prior to the date of the grant. RSU grants at 100% of target were approved as set forth in the table below.

	RSUs Awarded
Named Executive Officer	2015	2016	2017

James J. Judge	9,800	12,004	48,259
Philip J. Lembo	1,700	1,844	11,520
Leon J. Olivier	10,300	12,607	12,526
Werner J. Schweiger	9,700	11,805	11,703
Gregory B. Butler	6,900	7,791	9,052

Clawbacks

If our earnings were to be restated as a result of noncompliance with accounting rules caused by fraud or misconduct or if a participant engages in a willful material violation of our Code of Business Conduct or breach of a material covenant in an employment agreement, as determined by the Board of Trustees, the participant would be required by our Incentive Plan to reimburse us for certain incentive compensation received by him or her.

No Hedging and No Pledging Policy

We have adopted a policy prohibiting the purchase of financial instruments or otherwise entering into transactions designed to have the effect of hedging or offsetting any decrease in the value of our common shares by our Trustees and executives. This policy also prohibits all pledging, derivative transactions of short sales involving our common shares or the holding of any Company common shares in a margin account.

Share Ownership Guidelines and Retention Requirements

The Committee has approved share ownership guidelines to further emphasize the importance of share ownership by our officers. As indicated in the table below, the guidelines call for the Chief Executive Officer to own common shares equal to six times base salary, executive vice presidents to own a number of common shares equal to three times base salary, senior vice presidents to own common shares equal to two times base salary, and all other officers to own a number of

46    2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

common shares equal to one to one and one half times base salary.

Executive Officer	Base Salary Multiple

Chief Executive Officer	6
Executive Vice Presidents	3
Operating Company Presidents/Senior Vice Presidents	2
Vice Presidents	1-1.5

We require that our officers attain these ownership levels within five years. All of our officers, including the

Named Executive Officers, have satisfied the share ownership guidelines or are expected to satisfy them within the applicable timeframe. Common shares, whether held of record, in street name, or in individual 401(k) accounts, and RSUs satisfy the guideline requirements to hold 100% of the net shares. Unexercised stock options and unvested performance shares do not count toward the ownership guidelines. In addition to the share ownership guidelines noted above, all officers must hold all the shares awarded under the Company's incentive compensation plan until the share ownership guidelines have been met.

Other

Retirement Benefits

The Company provides a qualified defined benefit pension program for certain officers, which is a final average pay program subject to tax code limits. Because of such limits, we also maintain a supplemental non-qualified pension program. Benefits are based on base salary and certain incentive payments, which is consistent with the goal of providing a retirement benefit that replaces a percentage of pre-retirement income. The supplemental program compensates for benefits barred by tax code limits, and generally provides (together with the qualified pension program) benefits equal to approximately 60% of pre-retirement compensation (subject to certain reductions) for Messrs. Judge, Lembo and Schweiger, and approximately 50% of such compensation for Mr. Butler. The supplemental program has been discontinued for newly-elected officers.

As set forth in on pages 43 and 44 of this CD&A, Mr. Judge and Mr. Lembo were elected to the positions of President and Chief Executive Officer and Executive Vice President and Chief Financial Officer respectively in 2016, such that 2017 was the first year that each served in his new position. Each had a resulting substantial increase in the actuarial, formula-based present values of his pension benefit due to the increase in their base pay and annual bonus. This increase is disclosed in the Change in Pension Value and Non-Qualified Deferred Earnings column of the Summary Compensation Table. These accounting-based increases, while representing for Mr. Judge and Mr. Lembo a substantial portion of their 2017 total compensation disclosed in the SEC Total column of the Summary Compensation Table, resulted in no actual 2017 W-2 earnings for either of them.

For certain participants, the benefits payable under the Supplemental Non-Qualified Pension Program

(Program) differ from those described above. Mr. Olivier's employment agreement provides retirement benefits similar to those of a previous employer instead of the supplemental program benefits described above. Under this agreement, he will receive a pension based on a prescribed formula if he meets certain eligibility requirements. The Program benefit payable to Mr. Schweiger is fully vested and is further reduced by benefits he is entitled to receive under previous employers' retirement plans.

Also see the narrative accompanying the "Pension Benefits" table and accompanying notes for more detail on the above program.

401(k) Benefits

The Company offers a qualified 401(k) program for all employees, including executives, subject to tax code limits. After applying these limits, the program provides a match of 50% of the first 8% of eligible base salary, up to a maximum of $10,800 per year for Messrs. Judge, Lembo and Schweiger. For Messrs. Olivier and Butler, we provide a match of 100% of the first 3% of eligible base salary, up to a maximum of $8,100 per year.

Deferred Compensation

The Company offers a non-qualified deferred compensation program for our executives. In 2017, the program allowed deferral of up to 100% of base salary, annual incentives and long-term incentive awards. The program allows participants to select investment measures for deferrals based on an array of deemed investment options (including certain mutual funds and publicly traded securities).

See the Non-Qualified Deferred Compensation Table and accompanying notes for additional details on the above program.

2018 Proxy Statement    47

COMPENSATION DISCUSSION AND ANALYSIS

Perquisites

The Company provides executives with limited financial planning, vehicle leasing and access to tickets to sporting events. The current level of perquisites does not factor into decisions on total compensation.

Contractual Agreements

We maintain contractual agreements with all of our Named Executive Officers that provide for potential compensation in the event of certain terminations, including termination following a Change in Control. We believe these agreements are necessary to attract and retain high quality executives and to ensure executive focus on Company business during the period leading up to a potential Change in Control. The agreements are "double-trigger" agreements that provide executives with compensation in the event of a Change in Control followed by termination of employment due to one or more of the events set forth in the agreements, while still providing an incentive to remain employed with the Company for the transition period that follows.

Under the agreements, certain compensation is generally payable if, during the applicable change in control period, the executive is involuntarily terminated (other than for cause) or terminates employment for "good reason." These agreements are described more fully in the Tables following this CD&A under "Payments Upon Termination."

Tax and Accounting Considerations

The Company's Incentive Plan permits annual incentive and performance share awards that were intended to qualify as performance-based compensation under the recently repealed Section 162(m) of the Internal Revenue Code. The Company is aware of the changes in the Internal Revenue Code that impact tax deductibility of incentive compensation. The Company believes that the availability of a tax deduction for forms of compensation is secondary to the goal of providing market-based compensation to attract and retain highly qualified executives. The Committee believes it is in the

Company's best interests to retain discretion to make compensation awards, whether or not deductible.

The Company has adopted the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Compensation – Stock Compensation. In general, the Company and the Committee do not consider accounting considerations in structuring compensation arrangements.

Equity Grant Practices

Equity awards noted in the compensation tables are made annually at the February meeting of the Compensation Committee (subject to further approval by all of the independent members of the Board of Trustees of the Chief Executive Officer's award) when the Committee also determines base salary, annual and long-term incentive compensation targets and annual incentive awards. The date of this meeting is chosen at least a year in advance, and therefore awards are not coordinated with the release of material non-public information.

48    2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Report

The Compensation Committee of the Board of Trustees has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in the 2018 proxy statement and our 2017 Annual Report on Form 10-K.

The Compensation Committee

Charles K. Gifford, Chair
John S. Clarkeson
Sanford Cloud, Jr.
James S. DiStasio
John Y. Kim
William C. Van Faasen
Dennis R. Wraase

February 20, 2018

2018 Proxy Statement    49

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by our principal executive officer (Mr. Judge), principal financial officer (Mr. Lembo) and the three other most highly compensated executive officers in 2017, determined in accordance with the applicable SEC disclosure rules (collectively, the Named Executive Officers). As explained in the footnotes below, the amounts reflect the economic benefit to each Named

Executive Officer of the compensation item paid or accrued on behalf of the Named Executive Officers for the fiscal year ended December 31, 2017 in accordance with such rules. All salaries, annual incentive amounts and long-term incentive amounts shown for each Named Executive Officer were paid for all services rendered to the Company and its subsidiaries, in all its capacities.

Name and Principal Position	Year	Salary(2)	Stock Awards(3)	Non-Equity Incentive Plan(4)	Change in Pension Value and Non-Qualified Deferred Earnings(5)	All Other Compensation(6)	SEC Total	Adjusted SEC Total(7)

James J. Judge	2017	$1,230,694	$5,504,904	$2,285,000	$6,869,854	$25,009	$15,915,461	$9,045,607
Chairman, President and	2016	959,690	1,382,021	2,200,000	1,616,742	24,809	6,183,262	4,566,520
Chief Executive Officer	2015	605,650	1,135,526	690,000	895,929	20,672	3,347,777	2,451,848

Philip J. Lembo(1)	2017	613,847	1,314,086	700,000	1,246,325	21,485	3,895,743	2,649,418
Executive Vice President and	2016	439,208	212,300	600,000	543,133	21,285	1,815,926	1,272,793
Chief Financial Officer

Leon J. Olivier	2017	678,270	1,428,841	775,000	397,791	14,464	3,294,366	2,896,575
Executive Vice President-	2016	654,832	1,451,444	725,000	389,011	14,034	3,234,320	2,845,309
Enterprise Energy Strategy	2015	635,766	1,193,461	680,000	423,029	13,134	2,945,390	2,522,361
and Business Development

Werner J. Schweiger	2017	634,078	1,334,961	775,000	1,225,581	21,418	3,991,038	2,765,457
Executive Vice President and	2016	592,108	1,359,110	700,000	1,156,328	21,135	3,828,681	2,672,353
Chief Operating Officer	2015	600,000	1,123,939	680,000	746,734	21,135	3,171,808	2,425,074

Gregory B. Butler(1)	2017	597,886	1,032,562	625,000	1,670,745	15,361	3,941,554	2,270,809
Executive Vice President and	2016	514,494	896,978	575,000	539,638	12,886	2,538,996	1,999,358
General Counsel

(1)
Mr. Lembo and Mr. Butler did not meet the requirements for inclusion in the Summary Compensation Table and were not a Named Executive Officer for 2015.

(2)
Includes amounts deferred in 2017 under the deferred compensation program for Mr. Olivier of $135,654. For more information, see the Executive Contributions in the last Fiscal Year column of the Non-Qualified Deferred Compensation Plans Table.

(3)
Reflects the aggregate grant date fair value of restricted share units (RSUs) and performance shares granted in each fiscal year, calculated in accordance with FASB ASC Topic 718.

RSUs were granted to each Named Executive Officer as long-term compensation, which vest in equal annual installments over three years.

In 2017, each of the Named Executive Officers was granted performance shares as long-term incentive compensation. These performance shares will vest based on the extent to which the two performance conditions described in the CD&A are achieved as of December 31, 2019. The grant date fair values for the performance shares, assuming achievement of the highest level of both performance conditions, are as follows: Mr. Judge: $4,151,239; Mr. Lembo: $990,950; Mr. Olivier: $1,077,487; Mr. Schweiger: $1,006,692; Mr. Butler: $778,653.

Holders of RSUs and performance shares are eligible to receive dividend equivalent units on outstanding awards to the same extent that dividends are declared and paid on our common shares. Dividend equivalent units are accounted for as additional common shares that accrue and are distributed simultaneously with the common shares issued upon vesting of the underlying RSUs and performance shares.

Mr. Judge was elected President and Chief Executive Officer of the Company on April 6, 2016 upon the retirement of Thomas J. May. Mr. Judge had previously served as Executive Vice President and Chief Financial Officer of the Company until his election as President and Chief Executive Officer. Mr. Lembo was elected Executive Vice President and Chief Financial Officer of the Company on May 4, 2016, having previously served as Vice President and Treasurer. Thus, 2017 was the first year during which the Committee made long term incentive program stock awards to Mr. Judge and Mr. Lembo in their new positions of President and Chief Executive Officer and Executive Vice President and Chief Financial Officer, respectively.

(4)
Includes payments to the Named Executive Officers under the 2017 Annual Incentive Program (Mr. Judge: $2,285,000, Mr. Lembo: $700,000; Mr. Olivier: $775,000; Mr. Schweiger: $775,000; and Mr. Butler: $625,000).

(5)
Includes the actuarial increase in the present value from December 31, 2016 to December 31, 2017, of the Named Executive Officers' accumulated benefits under all of our defined benefit pension program and agreements, determined using interest rate and mortality rate assumptions consistent with those appearing in the footnotes to our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. The substantial actuarial increase in Mr. Judge's benefit in 2017 resulted from the increase in base pay and annual incentive following his promotion in 2016 to Chief Executive

50    2018 Proxy Statement

EXECUTIVE COMPENSATION

  Officer. The change in interest rates also impacted the amount of actuarial increase. The Named Executive Officer may not be fully vested in such amounts. More information on this topic is set forth in the Pension Benefits table. There were no above-market earnings in deferred compensation value during 2017, as the terms of the Deferred Compensation Plan provide for market-based investments, including Eversource common shares. Mr. Judge and Mr. Lembo were elected to the positions of President and Chief Executive Officer and Executive Vice President and Chief Financial Officer, respectively, in 2016, such that 2017 was the first year that each served in his new position. Each had a resulting substantial increase in the actuarial, formula-based present value of his pension benefit due to the increase in their base pay and annual bonus. These accounting-based increases, while representing for Mr. Judge and Mr. Lembo a substantial portion of their 2017 total compensation disclosed in the SEC Total above, resulted in no actual 2017 W-2 earnings for either of them.

(6)
Includes matching contributions allocated by us to the accounts of Named Executive Officers under the 401k Plan as follows: $10,800 for each of Messrs. Judge, Lembo and Schweiger, and $8,100 for each of Messrs. Olivier and Butler. For Mr. Judge, the value shown includes financial planning services valued at $5,000 and $9,209 paid by the Company for a Company-leased vehicle. For Mr. Lembo, the value shown includes financial planning services valued at $5,000 and $5,685 paid by the Company for a Company-leased vehicle. For Mr. Schweiger, the value shown includes financial planning services valued at $5,000 and $5,618 paid by the Company for a Company-leased vehicle. None of the other Named Executive Officers received perquisites valued in the aggregate in excess of $10,000.

(7)
The amounts in the Adjusted SEC Total column reflect an adjustment to the total compensation reported in the column marked SEC Total. The Adjusted SEC Total subtracts the actuarial change in pension value disclosed in the column titled "Change in Pension Value and Non-Qualified Deferred Earnings" as further described in footnote 5 above in order to reflect compensation earned during the year by the executive without consideration of pension benefit impacts. The amounts in this column differ substantially from, and are not a substitute for, the amounts noted in the SEC Total.

2018 Proxy Statement    51

EXECUTIVE COMPENSATION

GRANTS OF PLAN-BASED AWARDS DURING 2017

The Grants of Plan-Based Awards Table provides information on the range of potential payouts under all incentive plan awards during the fiscal year ended December 31, 2017. The table also discloses the underlying equity awards and the grant date for equity-based awards. We have not granted any stock options since 2002.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)
								All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target (#)	Maximum (#)

James J. Judge
Annual Incentive(4)	02/03/17	$714,000	$1,428,000	$2,856,000	$—	—	—	—	$—
Long-Term Incentive(5)	02/03/17	—	—	—	—	48,259	96,518	48,259	5,504,904
Philip J. Lembo
Annual Incentive(4)	02/03/17	236,500	473,000	946,000	—	—	—	—	—
Long-Term Incentive(5)	02/03/17	—	—	—	—	11,520	23,040	11,520	1,314,086
Leon J. Olivier
Annual Incentive(4)	02/03/17	257,000	514,000	1,028,000	—	—	—	—	—
Long-Term Incentive(5)	02/03/17	—	—	—	—	12,526	25,052	12,526	1,428,841
Werner J. Schweiger
Annual Incentive(4)	02/03/17	240,000	480,000	960,000	—	—	—	—	—
Long-Term Incentive(5)	02/03/17	—	—	—	—	11,703	23,406	11,703	1,334,961
Gregory B. Butler
Annual Incentive(4)	02/03/17	195,000	390,000	780,000	—	—	—	—	—
Long-Term Incentive(5)	02/03/17	—	—	—	—	9,052	18,104	9,052	1,032,562

(1)
Reflects the number of performance shares granted to each of the Named Executive Officers on February 3, 2017 under the 2017 - 2019 Long-Term Incentive Program. Performance shares were granted subject to a three-year Performance Period that ends on December 31, 2019. At the end of the Performance Period, common shares will be awarded based on actual performance results as a percentage of target, subject to reduction for applicable payroll withholding taxes. Holders of performance shares are eligible to receive dividend equivalent units on outstanding performance shares awarded to them to the same extent that dividends are declared and paid on our common shares. Dividend equivalent units are accounted for as additional common shares that accrue and are distributed simultaneously with the common shares underlying the performance shares. The Annual Incentive Program does not include an equity component.

(2)
Reflects the number of RSUs granted to each of the Named Executive Officers on February 3, 2017 under the 2017 - 2019 Long-Term Incentive Program. RSUs vest in equal installments on February 2, 2018, 2019 and 2020. We will distribute common shares with respect to vested RSUs on a one-for-one basis following vesting, after reduction for applicable payroll withholding taxes. Holders of RSUs are eligible to receive dividend equivalent units on outstanding RSUs awarded to them to the same extent that dividends are declared and paid on our common shares. Dividend equivalent units are accounted for as additional common shares that accrue and are distributed simultaneously with the common shares distributed in respect of the underlying RSUs.

(3)
Reflects the grant date fair value, determined in accordance with FASB ASC Topic 718, of RSUs and performance shares granted to the Named Executive Officers on February 3, 2017 under the 2017 - 2019 Long-Term Incentive Program.

(4)
The threshold payment under the Annual Incentive Program is 50% of target. The actual payments in 2018 for performance in 2017 are set forth in the Non-Equity Incentive Plan column of the Summary Compensation Table.

(5)
Reflects the range of potential payouts, if any, pursuant to performance share awards under the 2017 - 2019 Long-Term Incentive Program, as described in the CD&A.

52    2018 Proxy Statement

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY GRANTS AT DECEMBER 31, 2017

The following table sets forth RSU and performance share grants outstanding at the end of our fiscal year ended December 31, 2017 for each of the Named Executive Officers. There are no outstanding options.

	Stock Awards(1)
Name	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)

James J. Judge	61,901	3,910,906	73,351	4,634,346
Philip J. Lembo	13,818	873,019	15,719	993,112
Leon J. Olivier	25,649	1,620,487	37,680	2,380,605
Werner J. Schweiger	24,010	1,516,957	35,317	2,231,300
Gregory B. Butler	17,399	1,099,253	25,227	1,593,835

(1)
Awards and market values of awards appearing in the table and the accompanying notes have been rounded to whole units.

(2)
A total of 62,432 unvested RSUs vested after January 1 and on or before February 2, 2018 (Mr. Judge: 24,450; Mr. Lembo: 5,240; Mr. Olivier: 12,560; Mr. Schweiger: 11,773; and Mr. Butler: 8,409). A total of 48,341 unvested RSUs will vest on February 2, 2019 (Mr. Judge: 20,855; Mr. Lembo: 4,616; Mr. Olivier: 8,781; Mr. Schweiger: 8,213; and Mr. Butler: 5,877). A total of 32,003 unvested RSUs will vest on February 2, 2020 (Mr. Judge: 16,595; Mr. Lembo: 3,962, Mr. Olivier: 4,308; Mr. Schweiger: 4,024; Mr. Butler: 3,114).

(3)
The market value of RSUs is determined by multiplying the number of RSUs by $63.18, the closing price per common share on December 29, 2017, the last trading day of the year.

(4)
Reflects the target payout level for performance shares granted under the 2015 - 2017 Program, the 2016 - 2018 Program and the 2017 - 2019 Program.

The performance period for the 2015 - 2017 Program ended on December 31, 2017. Payouts under that program are set forth in the CD&A under the "Results of the 2015 - 2017 Performance Share Program."

The performance shares payout for 2016 - 2018 Program and the 2017 - 2019 Program will be based on actual performance results as a percentage of target, subject to reduction for applicable payroll withholding taxes. As described more fully under "Performance Shares" in the CD&A and footnote (1) to the Grants of Plan-Based Awards table, performance shares will vest following a three-year performance period based on the extent to which the two performance conditions are achieved. Under the 2016 - 2018 Program, a total of 49,014 unearned performance shares (including accrued dividend equivalents) will vest based on the extent to which the two performance conditions described in the CD&A are achieved as of December 31, 2018. Assuming achievement of these conditions at a target level of performance, the amount of the awards would be as follows: (Mr. Judge: 12,776; Mr. Lembo: 1,963; Mr. Olivier: 13,418; Mr. Schweiger: 12,565 and Mr. Butler: 8,292). Under the 2017 - 2019 Program, a total of 96,005 unearned performance shares (including accrued dividend equivalents) will vest based on the extent to which the two performance conditions described in the CD&A are achieved as of December 31, 2019, assuming achievement of these conditions at a target level of performance: (Mr. Judge: 49,786; Mr. Lembo: 11,885; Mr. Olivier: 12,922; Mr. Schweiger: 12,073 and Mr. Butler: 9,339).

(5)
The market value is determined by multiplying the number of performance shares in the adjacent column by $63.18, the closing price of Eversource Energy common shares on December 29, 2017, the last trading day of the year.

2018 Proxy Statement    53

EXECUTIVE COMPENSATION

OPTION EXERCISES AND STOCK VESTED IN 2017

The following table reports amounts realized on equity compensation during the fiscal year ended December 31, 2017. The Stock Awards columns report the vesting of

RSU and performance share grants to the Named Executive Officers in 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting(3)

James J. Judge	—	$—	24,892	$1,395,241
Philip J. Lembo	—	—	4,164	233,432
Leon J. Olivier			26,112	1,463,651
Werner J. Schweiger	124,640	4,380,089	19,631	1,100,165
Gregory B. Butler	—	—	17,116	959,431

(1)
Represents the amounts realized upon option exercises, which is the difference between the option exercise price and the market price at the time of exercise.

(2)
Includes RSUs and performance shares granted to our Named Executive Officers under our long-term incentive programs, including dividend reinvestments, as follows:

Name	2014 Program	2015 Program	2016 Program	2017 Program

James J. Judge	17,278	3,486	4,128	—
Philip J. Lembo	2,926	605	633	—
Leon J. Olivier	18,114	3,663	4,335	—
Werner J. Schweiger	12,122	3,450	4,060	—
Gregory B. Butler	11,983	2,454	2,679	—

  In all cases, we reduce the distribution of common shares by that number of shares valued in an amount sufficient to satisfy tax withholding obligations.

(3)
Values realized on vesting of RSUs granted under the 2014 - 2016, 2015 - 2017 and 2016 - 2018 Programs were based on $55.95 per share, the closing price of Eversource Energy common shares on February 14, 2017. Values realized on vesting of performance shares granted under the 2014 - 2016 Program were based on $56.15 per share, the closing price of Eversource Energy common shares on February 17, 2017.

PENSION BENEFITS IN 2017

The Pension Benefits Table shows the estimated present value of accumulated retirement benefits payable to each Named Executive Officer upon retirement based on the assumptions described below. The table distinguishes between benefits available under the qualified pension program, the supplemental pension program, and any additional benefits available under contractual agreements. See the narrative above in the CD&A under the caption "Other- Retirement Benefits" and "Contractual Agreements" for more detail on benefits under these plans and our agreements.

The values shown in the Pension Benefits Table for Messrs. Judge, Lembo and Schweiger were calculated as of December 31, 2017 based on benefit payments in the form of a lump sum. For Mr. Olivier, we assumed a lump sum payment of his special retirement benefits under his agreement, and payment of his qualified pension program benefit as a life annuity with a one-third spousal contingent annuitant option (the typical payment form under that Plan). For Mr. Butler, we assumed a payment of benefits in the form of a contingent annuitant option. Such earned pension program benefit value could otherwise have changed because of the reduction in mortality factors and potentially rising interest rates.

The values shown in this Table for the Named Executive Officers were based on benefit payments on the actual ages or the earliest possible ages for retirement with unreduced benefits for the Named Executive Officers: Mr. Judge: age 60, Mr. Lembo, age 62, Mr. Olivier: age 65, Mr. Schweiger: age 55 and Mr. Butler: age 62.

In addition, we determined benefits under the qualified pension program using tax code limits in effect on

54    2018 Proxy Statement

EXECUTIVE COMPENSATION

December 31, 2017. For Messrs. Judge, Lembo, and Schweiger, the values shown reflect actual 2017 salary and annual incentives earned in 2016 but paid in 2017 (per applicable supplemental program rules). For Mr. Butler, the values shown reflect actual 2017 salary and annual incentives earned in 2016 but paid in 2017 (per applicable supplemental program rules). Mr. Olivier's benefit was calculated as is set forth in the footnote (1) below.

We determined the present value of benefits at retirement age using the discount rate within a range of 3.56% to 3.68% under ACS 715-30 pension accounting for the 2018 fiscal year end measurement as of December 31, 2017. This present value assumes no pre-retirement mortality, turnover or disability. However, for postretirement period beginning at retirement age, we used the 2017 IRS lump sum mortality table for Mr. Judge, Mr. Lembo and Mr. Schweiger. We used the RP2014 Employee Table Projected Generationally with Scale MP2017 for Mr. Butler, (the 1983 Group Annuity Mortality Table for Mr. Olivier per his agreement). This new mortality table (as published by the Society of Actuaries in 2014) and projection scale were used by the Eversource Pension Plan for year-end 2017 financial disclosure. Additional assumptions appear in the footnotes to our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits	During Last Fiscal Year

James J. Judge	Retirement Plan	40.33	$2,718,021	$—
	Supplemental Plan	20.00	8,420,744	—
	Supplemental Plan	40.33	7,904,098	—
Philip J. Lembo	Retirement Plan	8.75	1,201,331	—
	Supplemental Plan	8.75	2,489,455	—
Leon J. Olivier (1)	Retirement Plan	18.83	838,851	—
	Supplemental Plan	16.33	6,436,118	—
	Supplemental Plan	31.27	1,207,823	105,966
Werner J. Schweiger	Retirement Plan	15.83	500,881	—
	Supplemental Plan	15.83	1,902,091	—
	Supplemental Plan	15.00	6,082,675	—
Gregory B. Butler	Retirement Plan	21.00	1,115,793	—
	Supplemental Plan	21.00	3,972,477
	Target	21.00	2,988,076	—

(1)
Mr. Olivier was employed with Northeast Nuclear Energy Company, one of our subsidiaries, from October of 1998 through March of 2001. In connection with this employment, he received a retirement benefit that provided credit for service with his previous employer, Boston Edison Company. The benefit, which commenced upon Mr. Olivier's 55th birthday, provides an annuity of $105,966 per year. The present value of future payments under this benefit was calculated using the actuarial assumptions currently used by the pension program. Mr. Olivier was rehired by us in September 2001. Mr. Olivier's current employment agreement provides for certain supplemental pension benefits in lieu of benefits under the supplemental program equal to three percent of final average compensation for each of his first 15 years of service since September 10, 2001, plus one percent of final average compensation for each of the second 15 years of service. Alternatively, if Mr. Olivier voluntarily terminates his employment with us, he is eligible to receive upon retirement a lump sum payment of $2,050,000. These benefits will be offset by the value of any benefits he receives from the pension program. Amounts reported in the table assume the termination of his employment with our consent on December 31, 2017, and payment of the lump sum benefit of $6,436,118 offset by pension program benefits.

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EXECUTIVE COMPENSATION

NONQUALIFIED DEFERRED COMPENSATION IN 2017

See the narrative above in the CD&A under the caption "Elements of 2017 Compensation — Other — Deferred

Compensation" for more detail on our non-qualified deferred compensation program.

Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY	Aggregate Earnings in in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(2)

James J. Judge	$—	$—	$868,753	$—	$5,693,348
Philip J. Lembo	—	—	195,092	—	1,370,466
Leon J. Olivier	570,654	—	1,073,542	—	4,884,489
Werner J. Schweiger	—	—	2,344,596	—	17,228,164
Gregory B. Butler	—	—	3,038	—	20,607

(1)
Includes deferrals in 2017 under our deferred compensation program by Mr. Olivier of $570,654. Named Executive Officers who participate in this program are provided with a variety of investment opportunities, which the individual can modify and reallocate under the program terms. Contributions by the Named Executive Officer are vested at all times. The amounts reported in this column for each Named Executive Officer are reflected as compensation to such Named Executive Officer in the Summary Compensation Table.

(2)
Includes the total market value of deferred compensation program balances at December 31, 2017, plus the value of vested RSUs or other awards for which the distribution of common shares is currently deferred, based on $63.18, the closing price of our common shares on December 29, 2017, the last trading day of the year. The aggregate balances reflect a significant level of earnings on previously earned and deferred compensation.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The discussion and tables below show compensation payable to each Named Executive Officer who is still an employee of the Company, in the event of: (i) voluntary termination; (ii) involuntary not-for-cause termination; (iii) termination in the event of death or disability; and (iv) termination following a change in control. No amounts are payable in the event of a termination for cause. The amounts shown assume that each termination was effective as of December 31, 2017, the last business day of the fiscal year.

Generally, a "change in control" means a change in ownership or control effected through (i) the acquisition of 30% or more of the combined voting power of common shares or other voting securities (20% for Messrs. Butler and Olivier, excluding certain defined transactions); (ii) the acquisition of more than 50% of our common shares, excluding certain defined transactions (for Messrs. Judge, Lembo and Schweiger); (iii) a change in the majority of the Board of Trustees, unless approved by a majority of the incumbent Trustees; (iv) certain reorganizations, mergers or consolidations where substantially all of the persons who were the beneficial owners of the outstanding common shares immediately prior to such business combination do not beneficially own more than 50% (75% for Mr. Olivier) of the voting power of the resulting business entity (excluding in certain cases defined transactions); and (v) complete liquidation or dissolution of the Company, or a sale or disposition of all or substantially all of the assets of the Company other than, for Mr. Butler, to an entity with respect to which following completion of the transaction more than 50% (75% for Mr. Olivier) of common shares or other voting securities is then owned by all or substantially all of the persons who were the beneficial owners of common shares and other voting securities immediately prior to such transaction.

In the event of a change in control, the Named Executive Officers are generally entitled to receive compensation and benefits following either involuntary termination of employment without "cause" or voluntary termination of employment for "good reason" within the applicable period (generally two years following a change in control). The Committee believes that termination for good reason is conceptually the same as termination "without cause" and, in the absence of this provision, potential acquirers would have an incentive to constructively terminate executives to avoid paying severance. Termination for "cause" generally means termination due to a felony or certain other convictions; fraud, embezzlement, or theft in the course of employment; intentional, wrongful damage to Company property; gross misconduct or gross negligence in the course of employment or gross neglect of duties harmful to the Company; or a material breach of obligations under the agreement. "Good reason" for termination generally exists after assignment of duties inconsistent with executive's position, a material reduction in compensation or benefits, a transfer more

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EXECUTIVE COMPENSATION

than 50 miles from the executive's pre-change in control principal business location (or for Messrs. Judge, Lembo and Schweiger, an involuntary transfer outside the Greater Boston Metropolitan Area), or requiring business travel to a substantially greater extent than required prior to the change in control.

The summaries above do not purport to be complete and are qualified in their entirety by the actual terms and provisions of the agreements and plans, copies of which have been filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2017.

Payments Upon Termination

Regardless of the manner in which the employment of a Named Executive Officer terminates, the executive is entitled to receive certain amounts earned during the executive's term of employment. Such amounts include:

•
Vested RSUs and certain other vested awards;
•
Amounts contributed and any vested matching contributions under the deferred compensation program;

•
Pay for unused vacation; and

•
Amounts accrued and vested under the pension/supplemental and 401k programs (except in the event of a termination for cause under the supplemental program).

The following table describes additional compensation payable to the Named Executive Officers in the event of voluntary termination, involuntary termination not for cause, termination in the event of death or disability and termination following a change in control. No benefits are provided in the event of termination for cause. See the section above captioned "Pension Benefits in 2017" for information about the pension program, supplemental program and other benefits, and the section captioned "Nonqualified Deferred Compensation in 2017."

2018 Proxy Statement    57

EXECUTIVE COMPENSATION

POST EMPLOYMENT COMPENSATION PAYMENTS UPON TERMINATION

	Type of Payments	Voluntary Termination	Involuntary Termination Not for Cause	Termination Upon Death or Disability	Termination Following a Change in Control

James J. Judge	Annual Incentives(1)	$—	$—	$—	$1,428,000
	Performance Shares(2)	2,260,474	2,260,474	2,260,474	4,634,346
	RSUs(3)	1,421,180	1,421,180	1,421,180	3,910,906
	Special Retirement Benefit(4)	—	—	—	12,618,115
	Health and Welfare Benefits(5)	—	—	—	92,049
	Perquisites(6)	—	—	—	15,000
	Excise Tax and Gross-ups(7)	—	—	—	9,235,719
	Separation Payment for Liquidated Damages(8)	—	—	—	10,326,000

	Total	$3,681,655	$3,681,655	$3,681,655	$42,260,135

Philip J. Lembo	Annual Incentives(1)	$—	$—	$—	$473,000
	Performance Shares(2)	449,108	449,108	449,108	993,112
	RSUs(3)	304,596	304,596	304,596	873,019
	Special Retirement Benefit(4)	—	—	—	2,615,100
	Health and Welfare Benefits(5)	—	—	—	40,296
	Perquisites(6)	—	—	—	10,000
	Separation Payment for Liquidated Damages(8)	—	—	—	2,460,000

	Total	$753,704	$753,704	$753,704	$7,464,527

Leon J. Olivier	Annual Incentives(1)	$—	$—	$—	$514,000
	Performance Shares(2)	2,380,605	2,380,605	2,380,605	2,380,605
	RSUs(3)	1,620,487	1,620,487	1,620,487	1,620,487
	Health and Welfare Benefits(5)	—	—	—	37,520
	Perquisites(6)	—	—	—	—
	Separation Payment for Liquidated Damages(8)	—	—	—	1,198,750
	Separation Payment for Non-Compete Agreement(9)	—	—	—	1,198,750

	Total	$4,001,092	$4,001,092	$4,001,092	$6,950,112

Werner J. Schweiger	Annual Incentives(1)	$—	$—	$—	$480,000
	Performance Shares(2)	1,458,259	1,458,259	1,458,259	2,231,300
	RSUs(3)	684,308	684,308	684,308	1,516,957
	Special Retirement Benefit(4)	—	—	—	2,180,720
	Health and Welfare Benefits(5)	—	—	—	82,475
	Perquisites(6)	—	—	—	15,000
	Separation Payment for Liquidated Damages(8)	—	—	—	4,020,000

	Total	$2,142,567	$2,142,567	$2,142,567	$10,526,451

Gregory B. Butler	Annual Incentives(1)	$—	$—	$—	$390,000
	Performance Shares(2)	1,025,640	1,025,640	1,025,640	1,593,835
	RSUs(3)	488,756	488,756	488,756	1,099,253
	Special Retirement Benefit(4)	—	4,803,710	—	5,236,764
	Health and Welfare Benefits(5)	—	22,399	—	33,599
	Perquisites(6)	—	10,000	—	15,000
	Excise Tax and Gross-Ups(7)	—	—	—	2,188,796
	Separation Payment for Liquidated Damages(8)	—	990,000	—	1,980,000
	Separation Payment for Non-Compete Agreement(9)	—	990,000	—	990,000

	Total	$1,514,396	$8,330,505	$1,514,396	$13,527,247

(1)
For Termination Following a Change in Control: Represents target 2017 annual incentive awards as described in the Grants of Plan Based Awards Table.

(2)
For Voluntary Termination and Termination Not For Cause, and Termination Upon Death or Disability: Mr. Olivier, represents 100 percent of the performance share awards under each of the 2015 - 2017 Long-Term Incentive Program, the 2016 - 2018 Long-Term Incentive Program

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EXECUTIVE COMPENSATION

  and the 2017 - 2019 Long-Term Incentive Plan. For Messrs. Judge, Lembo, Schweiger and Butler, represents 100 percent of the performance share awards under the 2015 - 2017 Long-Term Incentive Program, 67 percent of the performance share awards under the 2016 - 2018 Long-Term Incentive Program and 33 percent of the performance share awards under the 2017 - 2019 Long-Term Incentive Program. For all, the values were calculated by multiplying the number of RSUs by $63.18, the closing price of our common shares on December 29, 2017, the last trading day of the year. For Termination Following a Change in Control: Represents 100 percent of the performance share awards under each of the three Programs noted in the previous two sentences.

(3)
For Voluntary Termination and Termination Not For Cause, and Termination Upon Death or Disability: Represents values of RSUs granted under our long-term incentive programs that, at year-end 2017, were unvested under applicable vesting schedules. Under these programs, RSUs vest pro rata based on credited service years and age at termination, and time worked during the vesting period.            For all, the values were calculated by multiplying the number of RSUs by $63.18, the closing price of our common shares on December 29, 2017, the last trading day of the year. For Termination Following a Change in Control: Represents values of all RSUs granted under our long-term incentive programs that, at year-end 2017, were unvested under applicable vesting schedules, all of which vest in full.

(4)
The amount noted in the Involuntary Termination, Not for Cause column, represents for Mr. Butler actuarial present values at year-end 2017 of amounts payable (two years of service) solely under an employment agreement upon termination, which are in addition to amounts due under the pension plan. For Termination Following a Change in Control: Represents actuarial present values at year-end 2017 of amounts payable solely under employment agreements upon termination (which are in addition to amounts due under the pension program). For Messrs. Butler, Judge and Schweiger, pension benefits were calculated by adding three years of service (two years for Mr. Lembo). A lump sum of this benefit value is payable to Messrs. Judge, Lembo and Schweiger. Pension amounts shown in the table are present values at year-end 2017 of benefits payable upon termination as described with respect to the Pension Benefits Table above.

(5)
The amount noted in the Involuntary Termination, Not for Cause column, represents for Mr. Butler the value of two years' employer contributions toward active health, long-term disability, and life insurance benefits, plus a payment to offset any taxes thereon. For Termination Following a Change in Control: Represents estimated Company cost at year-end 2017 (estimated by our consultants) of providing post-employment health and welfare benefits beyond those available to non-executives upon involuntary termination. The amounts shown in the table for Messrs. Judge and Schweiger represent the value of three years (two years for Mr. Lembo) continued health and welfare plan participation. The amounts shown in the table for Mr. Butler represent the value of three years' employer contributions toward active health, long-term disability, and life insurance benefits, plus a payment to offset any taxes on the value of these benefits, less the value of one year retiree health coverage at retiree rates. The amounts reported in the table for Mr. Olivier represent the value of two years' employer contributions toward active health benefits, plus a payment to offset any taxes on the value of these benefits, less the value of two years retiree health coverage at retiree rates.

(6)
The amount noted in the Involuntary Termination, Not for Cause column, represents for Mr. Butler the cost of reimbursing Mr. Butler for two years financial planning and tax preparation fees. For Termination Following a Change in Control: Represents Company cost of reimbursing for financial planning and tax preparation fees for three years for Messrs. Judge, Schweiger and Butler (two years for Mr. Lembo).

(7)
For Termination Following a Change in Control: Represents payments made to offset costs associated with certain excise taxes under Section 280G of the Internal Revenue Code. Executives may be subject to certain excise taxes under Section 280G if they receive payments and benefits related to a Termination Following a Change in Control that exceed specified Internal Revenue Service limits. Contractual agreements with the above executives provide for a grossed-up reimbursement of these excise taxes. The amounts in the table are based on the Section 280G excise tax rate of 20%, the statutory federal income tax withholding rate of 35%, the applicable state income tax rate, and the Medicare tax rate of 1.45%.

(8)
The amount noted in the Involuntary Termination, Not for Cause column, represents for Mr. Butler a severance payment (two-times the sum of base salary plus relevant annual incentive award) in addition to any non-compete agreement payment described above. For Termination Following a Change in Control: Represents severance payments in addition to any non-compete agreement payments described in the prior note. For Messrs. Judge and Schweiger, this payment equals three-times the sum of base salary plus relevant annual incentive award (two-times the sum for Messrs. Lembo and Butler, and one-times the sum for Mr. Olivier.) These payments do not replace, offset or otherwise affect the calculation or payment of the annual incentive awards.

(9)
For Involuntary Termination, Not For Cause and Termination Following a Change in Control: Represents payments made under agreements or Company programs to Mr. Butler and Mr. Olivier (and for Mr. Butler alone, for Involuntary Termination, Not For Cause) as consideration for agreement not to compete with the Company following termination of employment, equal to the sum of base salary plus relevant annual incentive award. These payments do not replace, offset or otherwise affect the calculation or payment of the annual incentive awards.

2018 Proxy Statement    59

EXECUTIVE COMPENSATION

Pay Ratio

Our CEO to median employee pay ratio is calculated pursuant to the requirements of Item 402(u) of Regulation S-K. We identified the median employee by reviewing the 2017 total cash compensation of all full-time employees, excluding our CEO, who were employed by the Company and its subsidiaries on December 31, 2017. In our assessment of median employee compensation, we annualized pay for those employees who commenced work during 2017. Otherwise, we did not make any assumptions, adjustments, or estimates with respect to total cash compensation, and we did not annualize the compensation for any full-time employees who were not employed by the Company at the end of 2017. We believe the use of total cash compensation for all employees is a consistently applied compensation measure, as the Company does not widely distribute annual equity awards to employees.

After identifying the median employee based on total cash compensation, we calculated the annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2017 Summary Compensation Table.

Mr. Judge had 2017 annual total compensation of $15,915,461, as reflected in the Summary Compensation Table appearing on page 50. Our median employee's annual total compensation for 2017 was $124,959. Our 2017 CEO to median employee pay ratio is 127 to 1.

60    2018 Proxy Statement

Item 2: Advisory Vote on Executive Compensation

We are asking shareholders to vote on an advisory proposal to approve the compensation of our Named Executive Officers, (commonly known as Say-on-Pay), as disclosed in the CD&A, compensation tables and narrative discussion in this proxy statement. The Board of Trustees has taken and will continue to take the results of the advisory vote into consideration when making future decisions regarding the compensation of our Named Executive Officers.

The fundamental objective of our Executive Compensation Program is to motivate executives and key employees to support our strategy of investing in and operating businesses that benefit our shareholders, customers, employees, and communities. We strive to provide executives with base salary, performance-based annual incentive compensation opportunities, and long-term incentive compensation opportunities that are competitive with the market and that align pay with performance. We believe that based upon our strong financial and operating performance in 2017 that such alignment exists. Shareholders are encouraged to read the CD&A, compensation tables and narrative discussion in this proxy statement.

Our 2017 Executive Compensation Program included the following material elements:

•
Base Salary

•
Annual Incentive Program

•
Long-Term Incentive Programs

•
Nonqualified Deferred Compensation

•
Supplemental Executive Retirement Plan

•
Certain Officer perquisites

•
Employment Agreements

The Executive Compensation Program also features share ownership guidelines and a holding period requirement to emphasize the importance of share ownership, along with policies that call for the clawback of compensation under the circumstances described in this proxy statement and that prohibit the pledging or hedging of our common shares.

The compensation of our Named Executive Officers during 2017 was consistent with the following positive overall financial and operational performance results:

•
Our 2017 earnings were $3.11 per share, a 5.1% increase over 2016 results.
•
Our total shareholder return in 2017 was 18%, and over the longer term, our stock performance continues to outperform the industry. This marks the eighth time in nine years that Eversource has achieved a double-digit total shareholder return, an achievement that only two other companies within the Edison Electric Institute (EEI) index of 43 utility companies have accomplished.

•
We increased our 2017 dividend to $1.90 per share, a 6.7% increase over 2016, continuing to outperform the EEI Index companies.

•
We improved our Standard & Poor's (S&P) Credit Rating of "A" to "A+"; our S&P A+ Credit Rating remains the highest electric and gas utility holding company credit rating in the industry.

•
Our overall electric system reliability performance in 2017 was in the first quartile of the industry.

•
We achieved several positive regulatory outcomes in each of the three states in which Eversource provides service. This included the completed divestiture of our New Hampshire fossil generation assets, a positive Massachusetts rate review and resolution of a long-standing dispute with Massachusetts Water Resources Authority.

•
We exceeded our established targets in safety performance and response to gas service calls. Our safety performance, which is measured by days away or restricted time, was its best ever, and we exceeded our gas emergency response rate target.

•
We exceeded the target of having 37% of new hires and promotions within the supervisor and above management group be women or people of color.

•
We became the only electric and gas utility in the country to add a water utility as an additional line of business through the purchase of Aquarion Water Company.

We achieved very positive financial, operational, and strategic results in 2017, and as a result, the Compensation Committee provided base pay increases and incentive awards to the executive officers, including the Named Executive Officers, reflecting our performance.

The affirmative vote of a majority of votes cast at the meeting is required to approve the advisory proposal. This means that the number of shares voted "FOR" the item must exceed the number voted "AGAINST." You

2018 Proxy Statement    61

ITEM 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

may vote either "FOR" or "AGAINST" the item or you may abstain from voting. Abstentions and broker non-votes will have no effect on the outcome of the vote as they do not count as votes cast.

The Compensation Committee and the Board of Trustees believe that our Executive Compensation Program is effective in implementing our compensation philosophy and in achieving its goals. We are requesting your non-binding vote on the following resolution:

"RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related material disclosed in this proxy statement, is hereby APPROVED."

The Board of Trustees recommends that Shareholders vote FOR this Item.

62    2018 Proxy Statement

Item 3: Approval of the 2018 Eversource Energy Incentive Plan

We are asking shareholders to approve the 2018 Eversource Incentive Plan (the 2018 Plan). Our Board of Trustees and our Compensation Committee approved the 2018 Plan, subject to shareholder approval. The 2018 Plan will not become effective unless and until it is approved by our shareholders. The material features of the 2018 Plan are described under "Summary of the 2018 Plan" below.

Our Board believes that the 2018 Plan will continue to promote the interests of our shareholders and is consistent with principles of good corporate and compensation governance, including the following:

•
No Liberal Share-Recycling.   Shares underlying stock options and other awards delivered under the 2018 Plan will not be recycled into the share pool if they are withheld in satisfaction of tax withholding obligations or the exercise or purchase price of an award.

•
Limitations on Awards.  The 2018 Plan limits the amount of cash and equity awards that may be paid or granted to plan participants, both in total and by type of grant, and also limits the total compensation that may be paid or granted to our Trustees in any calendar year.

•
Performance Awards.  Under the 2018 Plan, we will continue to grant performance-based awards.

•
Single Plan.  The Plan governs both annual cash incentive awards and long-term cash and equity awards.

•
No Discounted Stock Options or SARs.  All stock options and Stock Appreciation Rights (SARs) granted under the 2018 Plan must have a per share exercise price or base value that is not less than the fair market value of the underlying shares on the date of grant.

•
No Repricing.  Other than in connection with certain corporate transactions or changes to our capital structure, the 2018 Plan prohibits the repricing of stock options or SARs without obtaining shareholder approval.

•
Restrictions on Dividends and Dividend Equivalents.  The 2018 Plan prohibits participants from receiving current dividends that are paid before the underlying award vests.

•
No Single-Trigger Vesting upon a Change in Control.  The 2018 Plan does not provide for the automatic acceleration of equity awards in connection with a change in control.
•
Minimum Vesting Provisions.  The 2018 Plan includes a limit of five percent of the total number of shares that can be issued under equity awards that are scheduled to vest sooner than one year from the date of grant.

•
Clawback.  The 2018 Plan provides for the clawback of awards under certain circumstances not limited to restatements of financial statements due to fraud or misconduct.

Reasons for Seeking Shareholder Approval

Our Board believes that both annual cash and long-term incentive awards have been, and will continue to be, a critical part of our total compensation program. They allow us to attract and retain the key talent needed to effectively compete in our industry, incentivize superior results and long-term value creation, and align the interests of our employees with those of our shareholders.

Our three-year (2015-2017) stock compensation average burn rate — the number of shares granted in each year divided by the weighted average of our common shares outstanding at year end, was 0.39%. We believe that our historical burn rate is reasonable in our industry. We will continue to monitor our equity use in future years to ensure our burn rate is within competitive market norms. Based on a review of our historic burn rate, current and proposed plan features, and the equity plan guidelines established by proxy advisory firms, the Compensation Committee's independent compensation consultant, Pay Governance, supported, and our Compensation Committee and Board approved, the 2018 Plan and the share pool authorized under it, as described below. We expect that this share pool will last for approximately six to eight years.

The 2018 Plan has been designed to continue to grant performance-based compensation under the former Section 162(m) of the Code, which made such compensation exempt from the deduction limitations under Section 162(m). Section 162(m) generally provided that compensation paid by a publicly-held company to its "covered employees" (the chief executive officer and the three other named executive officers other than the chief financial officer) was not deductible by the company for U.S. federal income tax purposes for any taxable year to the extent it exceeded $1 million. This limitation did not apply to compensation that qualified as exempt performance-based compensation by meeting certain requirements under former

2018 Proxy Statement    63

ITEM 3: APPROVAL OF THE 2018 EVERSOURCE ENERGY INCENTIVE PLAN

Section 162(m), including the requirement that the material terms of the related performance goals be disclosed to and approved by the company's shareholders no less frequently than every five years.

This exception was repealed in the tax reform legislation signed into law on December 22, 2017. As a result, it is uncertain whether compensation that is intended to be structured as performance-based compensation will be deductible. In making its previous executive compensation decisions, our Compensation Committee endeavored to maximize the deductibility of compensation under former Section 162(m) to the extent practicable, while maintaining competitive compensation. Our Compensation Committee believes it is important to continue to make a substantial amount of executive compensation performance-based, and also to continue to have authority to provide compensation that is not exempt from any limits on deductibility.

The following table provides information regarding the number of shares subject to outstanding awards under the 2009 Eversource Incentive Plan (the 2009 Plan) as of March 6, 2018, and the proposed number of shares that may be issued under the 2018 Plan. No future awards will be granted under the 2009 Plan. If the 2018 Plan is approved by shareholders, it will be the only plan under which we will grant equity awards. No other equity grants have been made except under the 2009 Plan and its predecessor plans.

	Number of Shares (as of 3/6/18)	As a Percentage of Shares Outstanding (316,885,808 shares as of 3/6/18)

Number of Stock Options Outstanding	0	0

Weighted Average Exercise Price	0	0

Weighted Average Remaining Term (in years)	0	0

Number of Shares Subject to Other Outstanding Awards (with performance share awards measured at target performance)	1,208,943	0.38%

Proposed Shares Available for Future Awards under 2018 Plan	3,200,000	1.01%

Total Shares Outstanding Under Existing Equity Awards and Proposed to be Reserved for Issuance under 2018 Plan	4,408,943	1.39%

Shares Outstanding	316,885,808

Summary of the 2018 Plan

The following is a brief summary of the material features of the 2018 Plan. A copy of the 2018 Plan is attached as Appendix A to this proxy statement, and we urge shareholders to read it in its entirety. The following summary is qualified in its entirety by reference to the full text of the 2018 Plan.

Administration.    The 2018 Plan is administered by our Compensation Committee, which has the discretionary authority to interpret the 2018 Plan, determine eligibility for and grant awards, determine, modify or waive the terms and conditions of any award, determine the form of settlement of awards, prescribe forms, rules and procedures for awards, and otherwise do all things necessary or desirable to carry out the purposes of the 2018 Plan. Determinations of our Compensation Committee under the 2018 Plan will be conclusive and bind all parties. Our Board may perform any of the functions of our Compensation Committee under the 2018 Plan, and our Compensation Committee may delegate any of its duties, powers, and responsibilities as it may determine, subject to laws or regulations and the terms of the Committee's charter. As used in this summary, the term "Compensation Committee" refers to our Board, our Compensation Committee, or its authorized delegates, as applicable.

Annual Cash Incentive Awards

Terms.    Each employee classified as a Vice President or higher is eligible to receive an annual incentive award under the 2018 Plan. Annual performance goals are set by our Compensation Committee, which form the basis for determining the annual incentive awards. Our Compensation Committee directs management to communicate to each employee described above the target and the percentages of the annual cash incentive award that the employee is eligible to receive. Further information with respect to annual incentive awards granted to our named executive officers during 2017 is set forth in this proxy statement in the section captioned "2017 Annual Incentive Program."

Long-Term Incentive Awards

Eligibility.    The Compensation Committee shall select participants from among key employees of the Company and its subsidiaries. Non-employee members of our Board of Trustees are also eligible to participate in the 2018 Plan. All stock compensation paid to Trustees is provided under the Plan. As of March 6, 2018, we had approximately 8,000 employees and 12 non-employee Trustees.

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ITEM 3: APPROVAL OF THE 2018 EVERSOURCE ENERGY INCENTIVE PLAN

Authorized Shares.    Subject to adjustment as described below, the maximum number of our common shares that may be delivered in satisfaction of awards under the 2018 Plan is 3,200,000. For purposes of the share pool:

•
All shares covering a SAR, any portion of which is settled in stock, will reduce the share pool.

•
Shares withheld in satisfaction of tax withholding obligations or the exercise of purchase price of an award will not return to the share pool.

•
The share pool will not be reduced to the extent any portion of an award is settled in cash or property other than shares.

•
If an award expires or is terminated or cancelled without having been exercised or settled in full, or if shares acquired pursuant to an award subject to forfeiture or repurchase are forfeited or repurchased by the Company without the issuance of shares, the shares allocable to the terminated portion of such award or such forfeited or repurchased shares will return to the share pool.

•
Shares issued under awards granted by another company and assumed or substituted for by the Company will not reduce the share pool.

Shares that may be delivered under the 2018 Plan may be authorized but unissued shares or treasury shares. The closing price of our common shares as reported on the NYSE on March 6, 2018 was $56.68 per share.

Individual Limits.    The maximum number of shares underlying stock options and the maximum number of shares underlying stock appreciation rights that may be granted to any person in any calendar year is 500,000 shares. The maximum number of shares subject to other equity awards that may be granted to any person in any calendar year is 400,000 shares. The maximum amount that may be paid to any person in any calendar year with respect to annual cash incentive awards is $4,000,000, and with respect to long-term cash awards (cash-denominated awards that have a performance period of greater than 12 months) is $4,000,000. In addition, the maximum value of all compensation that may be paid or granted to any member of our Board of Trustees who is not an employee in respect of his or her service as a Trustee, whether paid or granted in the form of cash or equity awards, or both, in any calendar year is $750,000 (valuing any equity awards based on the grant date fair value of such awards in accordance with applicable accounting rules).

Types of Awards.    The 2018 Plan provides for the grant of stock options, SARs, RSUs, restricted stock awards (RSAs), performance awards, other awards convertible into or otherwise based on our common shares and annual and long-term cash awards. Dividends or dividend equivalents may also be provided in connection with awards (except for stock options or SARs) under the 2018 Plan, but shall not be paid unless and until the underlying award vests.

•
RSUs and RSAs.  Our Compensation Committee may grant awards of RSUs or RSAs. An RSU is an unfunded and unsecured promise, denominated in shares, to deliver shares or cash measured by the value of shares in the future, subject to the satisfaction of specified performance or service vesting conditions. An RSA is a common share subject to restrictions requiring that shares be redelivered or offered for sale to us if specified service or performance-based conditions are not satisfied.

•
Performance Awards.  Our Compensation Committee may grant performance awards, which are described in this Summary and in the 2018 Plan.

•
Stock Options and SARs.  Our Compensation Committee may grant stock options, including incentive stock options (ISOs) and stock options not intended to be ISOs (NSOs), and SARs. A stock option is a right entitling the holder to acquire our common shares upon payment of the applicable exercise price. A SAR is a right entitling the holder upon exercise to receive an amount (payable in cash or shares or other property of equivalent value) equal to the excess of the fair market value of the shares subject to the right over the base value from which appreciation is measured. The exercise price of each stock option, and the base value of each SAR, granted under the 2018 Plan shall be no less than 100% of the fair market value of a common share on the date of grant (110% in the case of certain ISOs). Other than adjustments in connection with certain corporate transactions or changes to our capital structure as described below, stock options and SARs granted under the 2018 Plan may not be amended to reduce the exercise price or base value or cancelled in exchange for stock options or SARs with a lower exercise price or base value, nor may any consideration be paid upon the cancellation of any stock option or SAR that has a per share exercise price or base value greater than the fair market value of a share of our common shares on the date of such cancellation, in each case, without shareholder approval. The expiration date of each stock option and SAR granted under the 2018 Plan shall be ten years from the date of grant, or such earlier time as our Compensation Committee may determine.

•
Other Awards.  Our Compensation Committee may grant other awards convertible into or otherwise based on shares, together with long-term cash awards, subject to such terms and conditions as it may determine.

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ITEM 3: APPROVAL OF THE 2018 EVERSOURCE ENERGY INCENTIVE PLAN

Vesting; Terms of Awards.    Our Compensation Committee determines the terms of all awards granted under the 2018 Plan and may impose such restrictions or conditions to vesting as it deems appropriate, including requiring the achievement of performance criteria. No portion of any grant of any equity award may be scheduled to vest prior to the date that is one year following the date such award is granted, except that we may grant awards that provide for the issuance of an aggregate of up to five percent of our common shares reserved for issuance under the 2018 Plan to participants, including members of our Board of Trustees, without regard to this minimum vesting provision. Our Compensation Committee may accelerate the vesting or exercisability of awards.

Transferability of Awards.    Awards, other than ISOs, may not be transferred other than by will or by the laws of descent and distribution, except that our Compensation Committee may permit the gratuitous, not for value transfer of awards, subject to applicable laws and other limitations that it may impose.

Performance Criteria.    The 2018 Plan provides for grants of performance awards subject to "performance criteria." Performance criteria with respect to those awards that are intended to qualify as performance-based compensation are limited to objectively determinable measures of performance relating to any, or any combination of, the following (measured either absolutely or comparatively and on a consolidated or other basis) as follows: cash flow; cash flow from operations; earnings (including, but not limited to, earnings before interest, taxes, depreciation and amortization or operating earnings); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; credit rating; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; unit volume; productivity; delivery performance; service levels; operating performance; customer satisfaction; diversity of new hires and/or promotions; environmental, social and corporate governance objectives and the return on such objectives; safety record; stock price; return on equity; total shareholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, divestitures, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives, or other strategic business criteria consisting of one or more objectives based on satisfaction of specified goals, geographic business expansion goals or cost targets. Our Compensation Committee may establish one or more of the applicable performance criteria which may be adjusted in an objectively determinable manner to reflect events (for example, acquisitions or dispositions) occurring during the applicable performance period that affect the applicable performance criteria.

Effect of Termination of Employment.    Unless an award agreement expressly provides otherwise, immediately upon the termination of a participant's employment or service, unvested awards will be forfeited and awards requiring exercise will cease to be exercisable, except that stock options and SARs held by a participant will generally remain exercisable for three months following cessation of employment, and one year if cessation is due to death of the participant, except in event of cessation of employment for cause.

Effects of Certain Transactions.    Unless an award agreement expressly provides otherwise, in the event of a corporate change in control or any other consolidation, merger, or similar transaction in which the Company is not the surviving corporation, a sale of all or substantially all of the Company's assets, or a dissolution or liquidation of the Company:

•
If there is an acquiring or surviving entity, our Compensation Committee will provide for the assumption, substitution, or continuation of some or all awards;

•
If at any time within two years after a change in control the participant's employment is terminated without cause or the participant resigns under certain circumstances as noted in the Plan, any awards that are assumed, substituted for, or continued in connection with such transaction will vest in full;

•
Our Compensation Committee may provide for a payout or acceleration of some or all awards on such payment and other terms and conditions as it may determine; and

•
Awards that are not assumed, substituted for, or continued, if any, will generally terminate upon the consummation of the transaction.

Adjustment Provisions.    In the event of a stock dividend or similar distribution, stock split or combination of shares (including a reverse stock split), recapitalization, or other change in our capital structure, our Compensation Committee shall make appropriate adjustments to the maximum number of shares that may be delivered under the 2018 Plan; the individual award limits; the number and kind of securities subject to, and, if applicable, the exercise price or base value of,

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ITEM 3: APPROVAL OF THE 2018 EVERSOURCE ENERGY INCENTIVE PLAN

outstanding awards; and any other provisions affected by such event. Our Compensation Committee may make similar adjustments for other events if it determines adjustments are appropriate to avoid distortion in the operation of the 2018 Plan.

Clawback.    Our Compensation Committee may require the forfeiture and disgorgement of awards and the proceeds from the exercise or other disposition of awards or common shares acquired under awards in the event of certain financial restatements involving fraud or misconduct, a willful violation of a material provision of our code of conduct or any material policy of the Company, a willful material violation of certain employee covenants, or to the extent required by law or stock exchange listing standards or pursuant to any applicable Company clawback policy.

The 2018 Plan was approved by our Compensation Committee and Board of Trustees effective February 7, 2018. No awards will be granted after the tenth anniversary of Board approval. Awards described in the table set forth below are subject to approval of the 2018 Plan by shareholders at the 2018 Annual Meeting of Shareholders. Our Compensation Committee may at any time amend, suspend, or terminate the 2018 Plan or any portion thereof, subject to such shareholder approval as our Compensation Committee determines necessary or advisable, except that no such amendment, suspension, or termination will materially and adversely affect the rights of a participant under a previously granted award (without the participant's consent) and no amendment will effectuate a change for which shareholder approval is required without obtaining such approval.

Certain Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences associated with certain awards granted under the 2018 Plan. The summary does not purport to cover federal employment tax or other U.S. federal tax consequences that may be associated with the 2018 Plan, nor does it cover state, local, or non-U.S. taxes, except as may be specifically noted.

Stock Options (NSOs).    In general, a participant has no taxable income upon the grant of a stock option but realizes income in connection with the exercise of the NSO in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is generally available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which the Company is not entitled to a deduction.

ISOs.    In general, a participant realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. Generally, a disposition of shares purchased pursuant to an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and generally a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale of shares purchased pursuant to an ISO is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

SARs.    The grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for common shares or receives payment upon exercise of a SAR will have ordinary income equal to the amount of any cash and the fair market value of any shares received. A corresponding deduction is generally available to the Company.

RSAs.    A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company. However, a participant may make an election under Section 83(b) of the Internal Revenue Code to be taxed on restricted shares when they are acquired rather than later, when the substantial risk of forfeiture lapses. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to the Company. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.

RSUs.    The grant of an RSU does not itself generally result in taxable income. Instead, the participant is generally taxed upon vesting and settlement (and a corresponding deduction is generally available to the Company), unless he or she has made a proper election to defer receipt of the shares (or cash if the award is cash settled) under Section 409A of the Internal Revenue

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ITEM 3: APPROVAL OF THE 2018 EVERSOURCE ENERGY INCENTIVE PLAN

Code. If the shares delivered are restricted for tax purposes, the participant will instead be subject to the rules described above for restricted shares.

For purposes of determining capital gain or loss on a sale of shares awarded under the 2018 Plan, the holding period for the shares begins when the participant recognizes taxable income with respect to the transfer of such shares. The participant's tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.

Certain Change in Control Payments.    Under Section 280G of the Code, the vesting or accelerated exercisability of options or the vesting and payments of other awards in connection with a termination following a change in control of a company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting, or exercise of awards may be subject to an additional 20% federal tax and may be non-deductible to the Company.

New Plan Benefits Table

The following table sets forth RSUs and performance share awards that were approved by the Compensation Committee (and by the Board of Trustees for Mr. Judge) to the persons and groups named below under the 2018 Plan on February 7, 2018, subject to receiving the requisite approval of shareholders of this Item 3. To the extent shareholders approve the 2018 Plan, such RSUs and performance share awards will vest only if the conditions set forth in the award agreements are satisfied.

Should such shareholder approval of the 2018 Plan not be obtained, then the grants under the 2018 Plan will be rescinded.

Name and Position	RSUs/Performance Share Awards

James J. Judge Chairman, President and Chief Executive Officer	97,824

Philip J. Lembo Executive Vice President and Chief Financial Officer	21,364

Leon J. Olivier Executive Vice President, Enterprise Energy Strategy and Business Development	22,996

Werner J. Schweiger Executive Vice President and Chief Operating Officer	21,690

Gregory B. Butler Executive Vice President and General Counsel	16,820

Trustee Group	26,100

Executive Group	136,066

Non-Executive Employee Group	78,000

The affirmative vote of a majority of votes cast at the meeting is required to approve the proposal. This means that the number of shares voted "FOR" the item must exceed the number voted "AGAINST." You may vote either "FOR" or "AGAINST" the item or you may abstain from voting. Abstentions and broker non-votes will have no effect on the outcome of the vote as they do not count as votes cast.

The Board of Trustees recommends that the Shareholders vote FOR this Item.

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Item 4: Ratification of the Selection of the Independent Registered Public Accounting Firm

The Audit Committee selected the independent registered public accounting firm of Deloitte & Touche LLP to serve as the independent registered public accounting firm of Eversource Energy and its subsidiaries for fiscal year 2018. In 2017, 96% of shares voted were voted to approve the selection of Deloitte & Touche LLP. Pursuant to the recommendation of the Audit Committee, the Board of Trustees recommends that shareholders ratify the selection of Deloitte & Touche LLP to conduct an audit of Eversource Energy for 2018. The Board is submitting the selection of Deloitte & Touche LLP to our shareholders for ratification as a matter of good corporate practice. Whether or not the selection of Deloitte & Touche LLP is ratified by our shareholders, the Audit Committee may, in its discretion, change the selection at any time during the year if it determines that such change would be in the best interests of the Company and its shareholders. This is consistent with the responsibilities of the Audit Committee as outlined in its charter.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company's financial statements. Deloitte & Touche LLP has served as Eversource Energy's independent registered public accounting firm continuously since 2002. The Audit Committee is responsible for the audit fee negotiations associated with the retention of Deloitte & Touche LLP. In order to ensure continuing independence, the Audit Committee periodically considers whether there should be a regular rotation of the firm. Further, in conjunction with the mandated rotation of the firm's lead engagement partner, the Audit Committee and its Chair will continue to be directly involved in the selection of Deloitte & Touche LLP's new lead engagement partner. The members of the Audit Committee and the Board believe the continued retention of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm is in the best interests of Eversource Energy and its subsidiaries.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions raised by shareholders at the meeting.

The affirmative vote of a majority of those votes cast at the meeting is required to ratify the selection of Deloitte & Touche LLP. This means that the number of shares voted "FOR" the item must exceed the number voted "AGAINST." You may vote either "FOR" or "AGAINST" the item or abstain from voting. Abstentions will have no effect on the outcome of the vote because an abstention does not count as a vote cast.

The Board of Trustees recommends that Shareholders vote FOR this Item.

Relationship With Principal Independent Registered Public Accounting Firm

Fees Billed by Principal Independent Registered Public Accounting Firm.

The aggregate fees billed to the Company and its subsidiaries by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the Deloitte Entities), for the years ended December 31, 2017 and 2016 totaled $4,533,922 and $4,336,626, respectively. In addition, affiliates of Deloitte & Touche LLP as noted below provide other accounting services to the Company. Fees consisted of the following:

1. Audit Fees

The aggregate fees billed to the Company and its subsidiaries by Deloitte & Touche LLP for audit services rendered for the years ended December 31, 2017 and 2016 totaled $4,243,000 and $3,988,000, respectively. The audit fees were incurred for audits of consolidated financial statements of Eversource Energy and its subsidiaries, reviews of financial statements included in the Combined Quarterly Reports on Form 10-Q of Eversource Energy and its subsidiaries, and other costs. The fees also included audits of internal controls over financial reporting as of December 31, 2017 and 2016.

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ITEM 4: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

2. Audit Related Fees

The aggregate fees billed to the Company and its subsidiaries by the Deloitte Entities for audit related services rendered for the years ended December 31, 2017 and 2016 totaled $283,000 and $346,000, respectively. The audit related fees were incurred for procedures performed in the ordinary course of business in support of certain regulatory filings, comfort letters, consents, and other costs related to registration statements and financings.

3. Tax Fees

There were no tax fees for the years ended December 31, 2017 and 2016.

4. All Other Fees

The aggregate fees billed to the Company and its subsidiaries by the Deloitte Entities for services other than the services described above for the years ended December 31, 2017 and 2016 totaled $7,922 and $2,626, respectively. These fees were for the review of benefit payment calculations in 2017 and a license for access to an accounting standards research tool in both 2017 and 2016.

The Audit Committee pre-approves all auditing services and permitted audit related or other services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate its authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. During 2017, all services described above were pre-approved by the Audit Committee or its Chair.

The Audit Committee has considered whether the provision by the Deloitte Entities of the non-audit services described above was allowed under Rule 2-01(c)(4) of Regulation S-X and was compatible with maintaining the independence of the registered public accountants and has concluded that the Deloitte Entities were and are independent of us in all respects.

Report of the Audit Committee

The Audit Committee of the Board of Trustees is comprised of the six Trustees named below. The Board has determined that each member of the Audit Committee is independent as required by the listing standards of the NYSE and the SEC's audit committee independence rules. The primary function of the Audit Committee is to assist the Board of Trustees in its oversight responsibilities with respect to the integrity of the Company's financial statements, the performance of the Company's internal audit function, the qualifications, independence and performance of the Company's independent registered public accounting firm, Deloitte & Touche LLP, and the compliance by the Company with legal and regulatory requirements. As part of its overall responsibilities, the Audit Committee also reviews the Company's significant accounting policies, management judgments and accounting estimates, financial risks, earnings releases, financial statements and systems of internal control. The Audit Committee is solely responsible for oversight of the relationship of the Company with our independent registered public accounting firm on behalf of the Board of Trustees. As part of these responsibilities, during 2017, the Audit Committee:

•
Received the written disclosures and the letter from Deloitte & Touche LLP as required by applicable requirements of the Public Company Accounting Oversight Board (PCAOB) regarding Deloitte & Touche's communications with the Audit Committee concerning independence, and the Audit Committee has further discussed with Deloitte & Touche LLP the firm's independence from the Company as required by the SEC's independence rules, Rule 2-01 of Regulation S-X;

•
Discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the PCAOB; and

•
Reviewed and discussed with management the audited consolidated financial statements of Eversource Energy for the years ended December 31, 2017 and 2016.

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ITEM 4: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Management is responsible for the Company's financial statements, the overall reporting process and the system of internal control over financial reporting. Deloitte & Touche LLP, as our independent registered public accounting firm, is responsible for conducting annual audits and quarterly reviews of the Company's financial statements and expressing an opinion as to the conformity, in all material respects, of the annual financial statements with generally accepted accounting principles in the United States and expressing an opinion on the effectiveness of our internal control over financial reporting as of the end of the fiscal year.

In performing their oversight responsibility, the Audit Committee, whose members are all financially literate and whose Chair is an audit committee financial expert as defined by SEC rules, rely without independent verification on the information provided to them, and on the representations made by management and Deloitte & Touche LLP.

Based upon the review and discussions described in this report, the Audit Committee recommended to the Board of Trustees that the audited consolidated financial statements be included in Eversource Energy's Annual

Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

The Audit Committee has directed the preparation of this report and has approved its content and submission to shareholders.

Respectfully submitted,

Francis A. Doyle (Chair)
John S. Clarkeson
John Y. Kim
Kenneth R. Leibler
William C. Van Faasen
Frederica M. Williams

February 20, 2018

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Other Matters

The Board of Trustees knows of no matters other than those presented in this proxy statement to come before the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in their discretion with respect to such other matters.

Shareholder Proposals

If you would like us to consider including a proposal in our proxy statement for the 2019 Annual Meeting of Shareholders, your proposal must be received by the Secretary's office no later than November 23, 2018, and must satisfy the conditions established by the SEC. Written notice of proposals of shareholders to be considered at the 2019 Annual Meeting without inclusion in next year's proxy statement must be received on or before February 6, 2019. If a notice is received after February 6, 2019, then the notice will be considered untimely and the proxies held by management may provide the discretion to vote against such proposal, even though the proposal is not discussed in the proxy statement. Eversource Energy considers these dates to be reasonable deadlines for submission of proposals before we begin to print and mail our proxy materials for the 2019 Annual Meeting of Shareholders. Proposals should be addressed to:

Richard J. Morrison
Secretary
Eversource Energy
800 Boylston Street, 17th Floor
Boston, Massachusetts 02199-7050

2017 Annual Report and Annual Report on Form 10-K

The Company's Annual Report for the year ended December 31, 2017, including financial statements, was mailed with this proxy statement or made available to shareholders on the Internet. We will mail a copy of the 2017 Annual Report to any shareholder upon request. We will provide shareholders with a copy of our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on February 23, 2018, including the financial statements and schedules thereto, without charge, upon receipt of a written request sent to the Secretary at the address set forth above.

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Questions and Answers About the Annual Meeting and Voting
Q:
WHAT AM I VOTING ON?

A:
The Board of Trustees of Eversource Energy is asking you to vote on four separate items, as summarized in the following table:

Item	Board Recommendation	Vote Required	Effect of Abstentions	Effect of Broker Non-Votes	Discussion Beginning on Page

Election of Trustees (Item 1)	FOR All Nominees	Majority of all common shares issued and outstanding	Against	Against	6
Advisory vote on executive compensation (Item 2)	FOR	Majority of votes cast	No effect	No effect	61
Approve the 2018 Eversource Energy Incentive Plan (Item 3)	FOR	Majority of votes cast	No effect	No effect	63
Ratify Deloitte & Touche LLP as Independent Registered Public Accounting Firm (Item 4)	FOR	Majority of votes cast	No effect	Not applicable	69

Q:
WILL ANY OTHER MATTERS BE VOTED ON AT THE ANNUAL MEETING?

A:
We do not expect any other matters to be considered at the Annual Meeting. However, if a matter not described in this proxy statement is properly brought before the Annual Meeting by a shareholder, the individuals designated as proxies will vote on the matter in accordance with their judgment of what is in the best interests of Eversource Energy.

Q:
WHO IS ENTITLED TO VOTE?

A:
You are entitled to vote at the Annual Meeting if you held common shares on the record date, March 6, 2018. As of the record date, 316,885,808 common shares were outstanding and entitled to vote. You are entitled to one vote on each Item to be voted on at the Annual Meeting for each common share that you held on the record date.

Q:
HOW DO I VOTE?

A:
If you hold common shares registered directly in your name, you are considered to be the "Shareholder of Record," and the printed proxy materials or Notice of Internet Availability of Proxy Materials have been sent directly to you by the Company.

  The Notice of Internet Availability of Proxy Materials also includes instructions for requesting printed proxy materials by mail. If you requested and received a paper proxy card, you may vote by mail by completing, signing and dating the proxy card and returning it in the pre-addressed, postage-prepaid envelope included with the proxy card. You can vote in any one of the following ways:

•
You can vote using the Internet.  Follow the instructions in the Notice of Internet Availability of Proxy Materials or on the proxy card. The Internet procedures are designed to authenticate a shareholder's identity to allow shareholders to vote their shares and confirm that their instructions have been properly recorded.

•
Internet voting facilities for shareholders of record are available 24 hours a day and will close at 11:59 p.m. Eastern Time on May 1, 2018. You may access this proxy statement and related materials by going to www.envisionreports.com/ES.

•
You may vote by telephone.  Follow the instructions on the Notice of Internet Availability of Proxy Materials or on the proxy card that you received in the mail. Voting by telephone is available 24 hours a day and will close at 11:59 p.m. Eastern Time on May 1, 2018.

•
You may vote by mail.  If you received a paper proxy card, you can vote by mail by completing, signing and dating the proxy card and returning it in the pre-addressed, postage-prepaid envelope accompanying the proxy card. Proxy cards submitted by mail must be received by the time of the Annual Meeting in order for your shares to be voted.

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•
You may vote in person at the Annual Meeting by delivering your completed proxy card in person at the Annual Meeting or by completing a ballot available upon request at the meeting.

  If you hold common shares through a brokerage firm, bank, other financial intermediary or nominee (known as shares held in "street name"), you should receive instructions directly from that person or entity that you must follow in order to vote your common shares. You may vote by mail by requesting a voting instruction form in accordance with the instructions received from your broker or other agent. Complete, sign and date the voting instruction form provided by the broker or other agent and return it in the pre-addressed, postage-prepaid envelope provided to you. You will also be able to vote these shares by Internet or telephone. Regardless of how you choose to vote, your vote is important, and we encourage you to vote promptly.

Q:
AS A PARTICIPANT IN THE EVERSOURCE 401(k) PLAN, HOW DO I VOTE MY SHARES HELD IN MY PLAN ACCOUNT?

A:
If you are a participant in the Eversource 401(k) Plan, you may vote the common shares held in your plan account by voting through the Internet or by telephone by following the instructions on the Notice of Internet Availability of Proxy Materials that you received in the mail. Internet voting and voting by telephone is available 24 hours a day and will close for plan participants at 11:59 p.m. Eastern Time on April 29, 2018.

  The Notice of Internet Availability of Proxy Materials also includes instructions for requesting printed proxy materials by mail. If you requested and received a paper proxy card, you may vote by mail by completing, signing and dating the proxy card and returning it in the pre-addressed, postage-prepaid envelope included with the proxy card.

  Whether you vote through the Internet, by telephone or by returning a proxy card in the mail, the plan trustee will vote the common shares held in your plan account in accordance with your instructions. If you do not provide the plan trustee with instructions by 11:59 p.m. Eastern Time on April 29, 2018, the common shares in your Eversource 401(k) Plan account will be voted by the plan trustee in the same proportion as the votes cast by participants in the plan.

Q:
WHAT CONSTITUTES A QUORUM AND HOW ARE VOTES COUNTED?

A:
To conduct business at the Annual Meeting, a quorum consisting of a majority of all common shares issued and outstanding and entitled to vote must be present in person or represented by proxy.

  Representatives of Computershare Investor Services (Computershare), the Company's Registrar and Transfer Agent, will count the votes. In determining whether we have a quorum, Computershare counts all properly submitted proxies and ballots as present and entitled to vote. Because the election of each Trustee requires the affirmative vote of at least a majority of the common shares outstanding and entitled to vote at the Annual Meeting, broker non-votes, votes against and abstentions with respect to a particular Trustee nominee will have the same effect as a vote against such Trustee nominee. Broker non-votes, abstentions and votes against are not considered votes cast and will not affect the advisory Say-on-Pay item or the item to approve the adoption of our 2018 Plan. Abstentions are not considered votes cast and will not be counted for or against the item to ratify the selection of Deloitte & Touche LLP.

Q:
WHAT ARE BROKER NON-VOTES?

A:
Broker non-votes occur when brokers holding shares on behalf of beneficial owners do not receive voting instructions from the beneficial holders. If a broker does not have instructions and is barred by law or applicable rules from exercising its discretionary voting authority in the particular matter, then the shares will not be voted on the matter, resulting in a "broker non-vote." For our Annual Meeting, this means that absent voting instructions, brokers are not permitted to vote on the election of Trustees, the non-binding advisory "Say-on-Pay" item or the approval of our 2018 Plan. If your shares are held by a broker and you wish to vote on those items, you should complete the voting instruction card you receive from the broker or request one from the broker as necessary. You will also be able to vote these shares by Internet or telephone. A broker may vote on the ratification of the selection of our independent registered public accounting firm if the shareholder does not give instructions.

74    2018 Proxy Statement

Q:
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR PROXY CARD?

A:
If you receive more than one Notice of Internet Availability of Proxy Materials and proxy card, then you have multiple accounts in which you own common shares. Please follow all instructions to ensure that all of your shares are voted. In addition, for your convenience and to reduce costs, we recommend that you contact your broker, bank or our transfer agent to consolidate as many accounts as possible under a single name and address. If you have any questions concerning common shares you hold in your name, including address changes, name changes, requests to transfer shares and similar issues, you may contact our transfer agent, Computershare Investor Services, by mail at P. O. Box 43078, Providence, Rhode Island 02940-3078, by telephone at (800) 999-7269, or on the Internet at www.computershare.com.

Q:
HOW CAN I CHANGE MY VOTE?

A:
Your presence at the Annual Meeting will not automatically revoke your proxy. You may, however, revoke a proxy and change your vote at any time before the polls close at the Annual Meeting by:

•
Delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to:

    Richard J. Morrison
    Secretary
    Eversource Energy
    800 Boylston Street, 17th Floor
    Boston, Massachusetts 02199-7050;

  •
  Re-voting on the Internet or by telephone until 11:59 p.m. Eastern Time on May 1, 2018; or

  •
  Attending the Annual Meeting and voting in person.

  If you are a participant in the Eversource 401(k) Plan, you may revoke your proxy card and change your vote by re-voting on the Internet or by telephone until 11:59 p.m. Eastern Time on April 29, 2018.

Q:
WHO PAYS THE COST OF SOLICITING THE PROXIES REQUESTED?

A:
Eversource Energy will bear the cost of soliciting proxies on behalf of the Board of Trustees. In addition to the use of the mails, proxies may be solicited by telephone or electronic mail by officers or employees of Eversource Energy or its service company affiliate, Eversource Energy Service Company, who will not be specially compensated for such activities, and by employees of Computershare, our transfer agent and registrar. We have also retained D.F. King & Co., Inc., a professional proxy soliciting firm, to assist in the solicitation of proxies for a fee of $9,500, plus reimbursement of certain out-of-pocket expenses. We will request persons, firms and other companies holding common shares in their names or in the name of their nominees, which are beneficially owned by others as of March 6, 2018, to send proxy materials to and obtain voting instructions from the beneficial owners, and we will reimburse those holders for any reasonable expenses that they incur.

Q:
HOW CAN I OBTAIN ELECTRONIC ACCESS TO PROXY MATERIALS INSTEAD OF RECEIVING PAPER COPIES BY MAIL?

A:
This proxy statement and our 2017 Annual Report are available on our website at www.eversource.com in the Investor section. You may elect to enroll in "electronic access" to receive future proxy statements and annual reports electronically instead of receiving paper copies in the mail. If you are a shareholder of record, you can choose this option and save the Company the cost of producing and mailing these documents by visiting www.computershare.com/investor and following the instructions. You will need to login to your account or create a login to verify your identity. If your common shares are held by a brokerage firm, bank, other financial intermediary or nominee (i.e., held in "street name"), and you wish to enroll in electronic access, you should contact your brokerage firm, bank or nominee directly.

  If you choose to receive future proxy statements and annual reports electronically, each year we will timely notify you when these documents become available. Your choice to receive these documents electronically will remain in effect until you instruct us otherwise. You can request paper copies of these documents, free of charge, from us by writing to the Secretary at the address previously noted on this page.

2018 Proxy Statement    75

APPENDIX A
2018 EVERSOURCE ENERGY
INCENTIVE PLAN

1.    PURPOSE

        The purpose of the 2018 Eversource Energy Incentive Plan (the Plan) is to attract and retain employees of the Company, to provide an incentive for Participants to generate shareholder value by contributing to the appreciation of shares of Company Stock, to enable Participants to share in the growth of the Company through the grant of Awards, and to provide non-employee Trustees with Equity Awards.

2.    DEFINED TERMS

        Exhibit A, which is incorporated by reference, defines the terms used in the Plan and includes certain operational rules related to those terms.

3.    ADMINISTRATION

        The Plan shall be administered by the Compensation Committee. The Board may in any instance perform any of the Plan functions of the Compensation Committee, and the Compensation Committee may delegate such of its Plan duties, powers and responsibilities as it may determine to any other person, including the grant of Awards, in accordance with applicable legal requirements and the Compensation Committee's charter. References to the Compensation Committee in this Plan shall include the Board or the person or persons so delegated to the extent of such delegation, as applicable.

        The Compensation Committee shall select the persons eligible to receive Awards and shall determine the terms and conditions of the Awards. The Compensation Committee has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; determine the form of settlement of Awards (whether in cash, shares of Stock, other property or a combination thereof); prescribe forms, rules and procedures; and otherwise do all things necessary or desirable to carry out the purposes of the Plan. Determinations of the Compensation Committee made under the Plan will be conclusive and will bind all parties.

4.    ELIGIBILITY FOR ANNUAL CASH INCENTIVE AWARDS

        Each employee of the Company employed in a position classified as a Vice President or higher (an Executive Employee) shall be eligible to receive an Annual Cash Incentive Award under the Plan. As soon as practicable after the start of each fiscal year, but in any event within 90 days thereafter, the Compensation Committee shall set performance goals for the Company, which shall be the basis for determining the Annual Cash Incentive Award to be paid to each Executive Employee for such fiscal year, unless otherwise determined by the Compensation Committee. The Compensation Committee shall communicate to each Executive Employee the target and the percentages (including minimums and maximums) of the Annual Cash Incentive Award that such employee is eligible to receive. The Compensation Committee may permit an Executive Employee to defer an Annual Cash Incentive Award in accordance with such procedures as the Compensation Committee may from time to time specify, subject to compliance with Section 409A.

        The Compensation Committee shall certify and announce the Annual Incentive Awards that will be paid by the Company to each Executive Employee as soon as practicable following the final determination of the Company's financial results for the relevant fiscal year. Payment of an Annual Incentive Award that an Executive Employee has not expressly deferred shall be made in cash after the end of the relevant fiscal year but not later than two and one-half months after the end of such fiscal year, only if the employment of the Executive Employee has not been terminated prior to the date that payment is due, except as otherwise specifically provided in a written agreement between the Company and the Executive Employee. The Compensation Committee may provide for complete or partial exceptions to this requirement if an Executive Employee's employment terminates on account of his or her Retirement, death or Disability, or is terminated by the Company without Cause or in connection with a Change in Control.

5.    ELIGIBILITY AND PARTICIPATION FOR EQUITY AWARDS

        The Compensation Committee shall select Participants from among key Employees of the Company and its subsidiaries, it being understood that no Employee whose terms and conditions of employment are subject to negotiation with a collective bargaining agent will be eligible to receive an Equity Award under the Plan until the agreement between the Company and such collective bargaining agent with respect to the Employee provides for eligibility to participate in the Plan. Eligibility for ISOs is limited to individuals described in the first sentence of this Section 5 who are employees of the Company or of a "parent corporation" or "subsidiary corporation" of the Company as those terms are defined in Section 424 of the Code. Eligibility for Stock Options, other than ISOs and SARs, is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Award to the Company or to a subsidiary of the Company that would be described in the first sentence of Section 1.409A-1(b)(5)(iii)(E) of the Treasury Regulations. Non-employee Trustees shall also participate in the Plan through Stock Awards made as a component of Trustee compensation.

6.    LIMITS ON GRANTS AND COMPENSATION UNDER THE PLAN

        (a)    Number of Shares.    Subject to adjustment as provided in Section 8(b), the maximum number of shares of Company Stock that may be issued in satisfaction of Equity Awards under the Plan on and after the Effective Date shall be 3,200,000 shares. For purposes of this Section 6(a), the number of shares of Company Stock issued in satisfaction of Equity Awards will be determined (i) by including shares of Company Stock withheld by the Company in payment of the exercise price or purchase price of the Award or in satisfaction of tax withholding requirements with respect to the Award, (ii) by including the full number of shares covered by a SAR any portion of which is settled in Company Stock (and not only the number of shares of Company Stock delivered in settlement), and (iii) by excluding any shares of Company Stock underlying Awards settled in cash or property (other than Company Stock) or that expire, become unexercisable, terminate or are forfeited to or repurchased by the Company without the issuance of Company Stock. For the avoidance of doubt, the number of shares of Company Stock available for delivery under the Plan will not be increased by any shares of Company Stock delivered under the Plan that are subsequently repurchased using proceeds directly attributable to Stock Option exercises. The limits set forth in this Section 6(a) will be construed to comply with Section 422.

        (b)    Substitute Awards.    The Compensation Committee may grant Substitute Awards under the Plan in substitution for equity awards of an acquired company. To the extent consistent with the requirements of Section 422 and the regulations thereunder and other applicable legal requirements (including applicable stock exchange requirements), Company Stock issued under Substitute Awards will be in addition to and will not reduce the number of shares available for Awards under the Plan set forth in Section 6(a), but, notwithstanding anything in Section 6(a) to the contrary, if any Substitute Award is settled in cash or expires, becomes unexercisable, terminates or is forfeited to or repurchased by the Company without the issuance of Company Stock, the shares of Company Stock previously subject to such Award will not be available for future grants under the Plan. The Compensation Committee will determine the extent to which the terms and conditions of the Plan apply to Substitute Awards, if at all.

        (c)    Type of Shares.    Shares of Company Stock delivered by the Company under the Plan may be authorized but unissued shares of Company Stock or previously issued shares of Company Stock acquired by the Company.

        (d)    Individual Limits.

          (1)   The following additional limits apply to Awards of the specified type granted or, in the case of Cash Awards, payable to any person in any calendar year.

      (A)
      Stock Options: 500,000 shares of Company Stock.

      (B)
      SARs: 500,000 shares of Company Stock.

      (C)
      Long term Incentive Cash Awards: $4,000,000

      (D)
      Annual Cash Incentive Awards: $4,000,000

      (E)
      Equity Awards (other than Stock Options or SARS): 400,000 shares of Company Stock.

          In applying the foregoing limits, (i) all Awards of the specified type granted to the same person in the same calendar year are aggregated and made subject to one limit; (ii) the limits applicable to Stock Options and SARs refer to the number of shares of Company Stock underlying those Awards; (iii) the share limits under clause (E) refer to the maximum number of shares of Company Stock that may be delivered, or the value of which could be paid in cash or other property, under an Award or Awards of the type specified in clause (E), assuming a maximum payout; (iv) Awards other than Annual Cash Incentive Awards or Long Term Incentive Cash Awards that are settled in cash count against the applicable share limit under clauses (A), (B) or (E), as applicable, and not against the dollar limit under clause (C) and (D); and (v) the dollar limit under clauses (C) and (D) refers to the maximum dollar amount payable under an Annual Cash Incentive Award or Long Term Incentive Cash Award, as applicable, assuming a maximum payout.

          (2)   Notwithstanding the foregoing limits, the aggregate value of all compensation granted or paid to any non-employee Trustee with respect to any calendar year in respect of his or her service as Trustee, including Awards granted under the Plan and cash fees or other compensation paid to the non-employee Trustee for his or her services as a Trustee, including service on committees of the Board during such calendar year, shall not exceed $750,000 in the aggregate, calculating the value of any Equity Awards based on the grant date fair value of such awards in accordance with the Accounting Rules.

7.    RULES APPLICABLE TO AWARDS

        (a)    All Awards.

          (1)    Awards.    Awards under the Plan may consist of any or a combination of the following: Stock Options, SARs, Restricted Stock, Stock Units, including Restricted Stock Units, Performance Awards, Cash Awards and other awards that are convertible into or otherwise based on Common Stock (each, an Award, and, collectively, Awards).

          (2)    Award Provisions.    By accepting (or, under such rules as the Compensation Committee may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, Substitute Awards may contain terms and conditions that are different from the terms and conditions specified herein, as determined by the Compensation Committee. The Compensation Committee shall determine the terms of all Awards, subject to the limitations provided herein. Awards under a particular section of the Plan need not be uniform as among the Participants.

          (3)    Term of Plan.    No Awards may be made after 10 years from the Date of Adoption, but previously granted Awards may continue beyond that date in accordance with their terms.

          (4)    Transferability.    Neither ISOs nor, except as the Compensation Committee otherwise expressly provides in accordance with the third sentence of this Section 7(a)(4), other Awards, may be transferred other than by will or by the laws of descent and distribution. During a Participant's lifetime, ISOs and, except as the Compensation Committee otherwise expressly provides in accordance with the third sentence of this Section 7(a)(4), SARs and NSOs, may be exercised only by the Participant. The Compensation Committee may permit the gratuitous transfer (i.e., transfer not for value) of Awards other than ISOs, subject to applicable securities and other laws and such limitations as the Compensation Committee may impose.

          (5)    Vesting.    The Compensation Committee shall determine the time or times at which an Award vests or becomes exercisable or any restrictions on such Award lapse and the terms on which an Award remains outstanding; provided, however, that no portion of any grant of an Equity Award may be scheduled by its terms to vest prior to the date that is one year following the date the Equity Award is granted; provided also, however, that Equity Awards that by the terms of a grant are scheduled to result in the issuance (as determined in accordance with the rules set forth in Section 6(a)) of an aggregate of up to five percent of the shares of Company Stock reserved for issuance under Section 6(a) may be granted to eligible persons (including Trustees) without regard to the minimum vesting provisions of this Section 7(a). Without limiting the foregoing, the Compensation Committee may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration. Unless the Compensation Committee expressly provides otherwise, however, the following rules will apply if a Participant's Employment ceases:

            (A)  Except as provided in (B) and (C) below, immediately upon the cessation of the Participant's Employment, each Stock Option and SAR that is then held by the Participant or by the Participant's permitted transferees, if any, will cease to be exercisable and will terminate, and all other Awards that are then held by the Participant or by the Participant's permitted transferees, if any, to the extent not already vested will be forfeited.

            (B)  Subject to (C) and (D) below, all Stock Options and SARs held by the Participant or the Participant's permitted transferees, if any, immediately prior to the cessation of the Participant's Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 7(a)(5), and will thereupon immediately terminate.

            (C)  Subject to (D) below, all Stock Options and SARs held by a Participant or the Participant's permitted transferees, if any, immediately prior to the Participant's death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant's death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 7(a)(5), and will thereupon immediately terminate.

            (D)  All Equity Awards (whether or not vested or exercisable) held by a Participant or the Participant's permitted transferees, if any, immediately prior to the cessation of the Participant's Employment, will immediately terminate upon such cessation of Employment if the termination is for Cause or occurs in circumstances that in the determination of the Compensation Committee would have constituted grounds for the Participant's Employment to be terminated for Cause.

          (6)    Recovery of Compensation.    Upon written demand of the Company, the Compensation Committee may require the forfeiture and disgorgement to the Company of outstanding Awards and the proceeds from the exercise or disposition of Awards or Company Stock acquired under Awards, with interest and other related earnings, if payment of the Award was predicated on the achievement of certain financial results that were subsequently the subject of a material restatement of the financial statements of the Company, in the judgment of the Board, and if the Participant engaged in fraud or misconduct that caused or partially caused the need for the material restatement, and a lower payment would have been made to the Participant based on the restated financial results. In the event the Participant fails to make prompt reimbursement of any such Award or amounts previously paid or delivered, as applicable, the Company may, to the extent permitted by applicable law, deduct the amount required to be reimbursed from the Participant's compensation otherwise due from the Company; provided, however, that the Company will not seek to recover upon Awards paid more than three years prior to the date the applicable restatement is disclosed. In addition, the Compensation Committee may require forfeiture and disgorgement to the Company of outstanding Awards and the proceeds or amounts with respect to the exercise, settlement, payment or disposition of Awards or Company Stock acquired under Awards, with interest and other related earnings, (i) to the extent required by law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Securities Exchange Act of 1934, as amended (the Exchange Act), (ii) pursuant to any applicable Company clawback or recoupment policy, as in effect from time to time, or (iii) in connection with a willful violation by the Participant of a material provision of the code of business conduct of the Company or any of its subsidiaries, any material policy of the Company or any of its subsidiaries, or any material provision set forth in an employment agreement occurring within three years following payment of an Award, each, as in effect from time to time, and all as may be determined by the Compensation Committee. Each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees to cooperate fully with the Compensation Committee, and to cause any and all permitted transferees of the Participant to cooperate fully with the Compensation Committee to effectuate any forfeiture or disgorgement required hereunder. Neither the Compensation Committee nor the Company nor any other person, other than the Participant and his or her permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or his or her permitted transferees, if any, that may arise in connection with this Section 7(a)(6).

          (7)    Taxes.    The delivery, vesting and retention of Company Stock, cash or other property under an Award are conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect to the Award. The Compensation Committee shall prescribe such rules for the withholding of taxes with respect to any Award as it deems necessary. The Company may hold back shares of Company Stock from an Equity Award or permit a Participant to tender previously owned shares of Company Stock in satisfaction of tax withholding requirements (but not in excess of the maximum withholding amount consistent with the award being subject to equity accounting treatment under the Accounting Rules).

          (8)    Dividend Equivalents.    The Compensation Committee may provide for the payment of amounts (on terms and subject to conditions established by the Compensation Committee) in lieu of cash dividends or other cash distributions with respect to Company Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award; provided, however, that (a) dividends or dividend equivalents relating to an Award that, at the dividend payment date, remain subject to a risk of forfeiture (whether service-based or performance-based) shall be subject to the same risk of forfeiture as applies to the underlying Award and (b) no dividends or dividend equivalents shall be payable with respect to Options or SARs. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the requirements of Section 409A. Dividends or dividend equivalent amounts payable in respect of Awards that are subject to restrictions may be subject to such additional limits or restrictions as the Compensation Committee may impose.

          (9)    Rights Limited.    Nothing in the Plan may be construed as giving any person the right to be granted an Award or to continued employment or service with the Company or any of its subsidiaries, or any rights as a shareholder except as to shares of Company Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any of its subsidiaries to the Participant.

          (10)    Performance- based Compensation Tax Exception.    In the case of any Performance Award (other than a Stock Option or SAR) intended to qualify for any performance-based compensation exception that might now or in the future be contained in any law or regulation, the Compensation Committee shall establish the Performance Criterion (or Criteria) applicable to the Award within the time period required under such law or regulation, and the grant, vesting or payment, as the case may be, of the Award will be conditioned upon the satisfaction of the Performance Criterion (or Criteria) as certified by the Compensation Committee, unless otherwise determined by the Compensation Committee.

          (11)    Coordination with Other Plans.    Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or any of its subsidiaries. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or any of its subsidiaries may be settled in Company Stock under the Plan if the Compensation Committee so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 6). In any case where an award is made under another plan or program of the Company or any of its subsidiaries and is intended to qualify for any performance-based compensation exception under law or regulation, and such award is settled by the delivery of Company Stock or another Award under the Plan, the limitations under both the other plan or program and under the Plan will be applied to the Plan as necessary (as determined by the Compensation Committee) to preserve the availability of any performance-based compensation exception with respect thereto.

          (12)    Section 409A.

            (A)  Without limiting the generality of Section 12(B) hereof, each Award will contain such terms as the Compensation Committee determines and will be construed and administered such that the Award either qualifies for an exemption from the requirements of Section 409A, or satisfies such requirements.

            (B)  Notwithstanding any provision of this Plan or any Award agreement to the contrary, the Compensation Committee may unilaterally amend, modify or terminate the Plan or any outstanding Award, including but not limited to changing the form of the Award, if the Compensation Committee determines that such amendment, modification or termination is necessary or advisable to avoid the imposition of an additional tax, interest or penalty under Section 409A.

            (C)  If a Participant is deemed on the date of the Participant's termination of Employment to be a "specified employee" within the meaning of that term under Section 409A(a)(2)(B), then, with regard to any payment that is considered nonqualified deferred compensation under Section 409A, to the extent applicable, payable on account of a "separation from service", such payment will be made or provided on the date that is the earlier of (i) the expiration of the six-month period measured from the date of such "separation from service" and (ii) the date of the Participant's death (the Delay Period). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 7(a)(12) (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such delay) will be paid on the first business day following the expiration of the Delay Period in a lump sum and any remaining payments due under the Award will be paid in accordance with the normal payment dates specified for them in the applicable Award agreement.

            (D)  For purposes of Section 409A, each payment made under this Plan will be treated as a separate payment.

            (E)  With regard to any payment considered to be nonqualified deferred compensation under Section 409A, to the extent applicable, that is payable upon a Change in Control of the Company or other similar event, to avoid the imposition of an additional tax, interest or penalty under Section 409A, no amount will be payable unless such change in control constitutes a "change in control event" within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations.

        (b)    Stock Options and SARs.

          (1)    Time and Manner of Exercise.    Unless the Compensation Committee expressly provides otherwise, no Stock Option or SAR will be deemed to have been exercised until the Company receives notice of exercise in a form acceptable to the Compensation Committee that is signed by the appropriate person and accompanied by any payment required under the Award. Any attempt to exercise a Stock Option or SAR by any person other than the Participant will not be given effect unless the Compensation Committee has received such evidence as it may require that the person exercising the Award has the right to do so.

          (2)    Exercise Price.    The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise must be no less than 100% (in the case of an ISO granted to a 10-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the Fair Market Value of the Company Stock subject to the Award, determined as of the date of grant, or such higher amount as the Compensation Committee may determine in connection with the grant.

          (3)    Payment of Exercise Price.    Where the exercise of an Award is to be accompanied by payment, payment of the exercise price must be by cash or check acceptable to the Compensation Committee or, if so permitted by the Compensation Committee and if legally permissible, (i) through the delivery of previously acquired unrestricted shares of Company Stock, or the withholding of shares of Company Stock otherwise deliverable upon exercise, in either case that have a Fair Market Value equal to the exercise price, (ii) through a broker-assisted cashless exercise program acceptable to the Compensation Committee, (iii) by other means acceptable to the Compensation Committee, or (iv) by any combination of the foregoing permissible forms of payment. The delivery of previously acquired shares in payment of the exercise price under clause (b)(3) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Compensation Committee may prescribe.

          (4)    Maximum Term.    The maximum term of Stock Options and SARs must not exceed 10 years from the date of grant (or five years from the date of grant in the case of an ISO granted to a 10-percent shareholder described in Section 7(b)(2) above).

          (5)    No Repricing.    Except in connection with a corporate transaction involving the Company (which term includes, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares) or as otherwise contemplated by Section 8 below, the Company may not, without obtaining shareholder approval, (A) amend the terms of outstanding Stock Options or SARs to reduce the exercise price or base value of such Stock Options or SARs, (B) cancel outstanding Stock Options or SARs in exchange for Stock Options or SARs with an exercise price or base value that is less than the exercise price or base value of the original Stock Options or SARs, or (C) cancel outstanding Stock Options or SARs that have an exercise price or base value greater than the Fair Market Value of a share of Company Stock on the date of such cancellation in exchange for cash or other consideration.

8.    EFFECT OF CERTAIN TRANSACTIONS

        (a)   Except as otherwise expressly provided in an Award agreement, Company plan, or other individual agreement, or by the Compensation Committee, the following provisions will apply in the event of a Corporate Transaction or a Change in Control:

          (1)    Assumption or Substitution.    If the Corporate Transaction or Change in Control is one in which there is an acquiring or surviving entity, the Compensation Committee shall provide for either (A) the assumption or continuation of all outstanding Awards or any portion thereof or (B) the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

          (2)    Cash-Out of Awards.    Subject to Section 8(a)(6) below, the Compensation Committee may alternatively or also provide for payment (a "cash-out"), with respect to some or all Awards or any portion thereof, equal in the case of each affected Equity Award or portion thereof to the excess, if any, of (A) the Fair Market Value of one share of Company Stock times the number of shares of Company Stock subject to the Equity Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Equity Award or such portion (in the case of a SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Company Stock) and other terms, and subject to such conditions, as the Compensation Committee determines; provided, however, for the avoidance of doubt, that if the exercise or purchase price (or base value) of an Equity Award is equal to or greater than the Fair Market Value of one share of Company Stock, the Equity Award may be cancelled with no payment due hereunder or otherwise in respect of such Equity Award.

          (3)    Acceleration of Certain Awards.    Subject to Section 8(a)(6) below, the Compensation Committee may provide that any Equity Award requiring exercise will become exercisable, in full or in part, and/or that the delivery of any shares of Company Stock remaining deliverable under any outstanding Award of Company Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Company Stock Units) will be accelerated, in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Compensation Committee, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a shareholder in the Corporate Transaction or Change in Control.

          (4)    Termination of Awards upon Consummation of a Corporate Transaction or Change in Control.    Except as the Compensation Committee may otherwise determine in any case, each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock, will automatically be forfeited) immediately upon consummation of the Corporate Transaction or a Change in Control, other than (A) any Award that is assumed or substituted pursuant to Section 8(a)(1) above, and (B) any Cash Award that by its terms, or as a result of action taken by the Compensation Committee, continues following the Corporate Transaction or Change in Control.

          (5)    Involuntary Employment Action.    Except as otherwise provided in an Award agreement or an individual agreement, if at any time within two (2) years after the effective date of a Change in Control there is an Involuntary Employment Action with respect to a Participant, each then outstanding Equity Award assumed, substituted or continued under Section 8(a)(1) and held by such Participant (or a permitted transferee of such person), to the extent then outstanding, shall, upon the occurrence of such Involuntary Employment Action, automatically accelerate so that each such Award shall become fully vested or exercisable, as applicable, immediately prior to such Involuntary Employment Action. Upon the occurrence of an Involuntary Employment Action with respect to a Participant, any outstanding Options or SARs held by such Participant (and a permitted transferee of such person) shall be exercisable for one (1) year following the Involuntary Employment Action or, if earlier, within the originally prescribed term of the Option or SAR.

          (6)    Additional Limitations.    Any share of Company Stock and any cash or other property delivered pursuant to Section 8(a)(2) or Section 8(a)(3) above with respect to an Equity Award may, in the discretion of the Compensation Committee, contain such restrictions, if any, as the Compensation Committee deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with a Corporate Transaction or a Change in Control. For purposes of the immediately preceding sentence, a cash-out under Section 8(a)(2) above or an acceleration under Section 8(a)(3) above will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest and is not forfeited in connection with the Corporate Transaction or Change in Control, the Compensation Committee may require that any amounts delivered, exchanged or otherwise paid in respect of such Company Stock in connection with the Corporate Transaction or Change in Control be placed in escrow or otherwise made subject to such restrictions as the Compensation Committee deems appropriate to carry out the intent of the Plan.

        (b)    Changes in and Distributions with Respect to Company Stock.

          (1)    Basic Adjustment Provisions.    In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company's capital structure that constitutes an equity restructuring within the meaning of the Accounting Rules, the Compensation Committee shall make appropriate adjustments to the maximum number of shares of Company Stock specified in Section 6(a) that may be issued under the Plan and to the maximum share limits described in Section 6(d), and shall make appropriate adjustments to the number and kind of shares of stock or securities underlying Equity Awards then outstanding or subsequently granted, any exercise or purchase prices (or base values) relating to Equity Awards and any other provision of Awards affected by such change.

          (2)    Certain Other Adjustments.    The Compensation Committee may also make adjustments of the type described in Section 8(b)(1) above to take into account distributions to shareholders other than those provided for in Section 8(a) and 8(b)(1), or any other event, if the Compensation Committee determines that adjustments are appropriate to avoid distortion in the operation of the Plan.

          (3)    Continuing Application of Plan Terms.    References in the Plan to shares of Company Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 8.

9.    LEGAL CONDITIONS ON DELIVERY OF COMPANY STOCK

        The Company will not be obligated to deliver any shares of Company Stock pursuant to the Plan or to remove any restriction from shares of Company Stock previously delivered under the Plan until: (i) the Company is satisfied that any legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Company Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and

(iii) all conditions of the Award have been satisfied or waived. The Company may require, as a condition to the exercise of an Award or the delivery of shares of Company Stock under an Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, or any applicable state or non-U.S. securities law. Any Company Stock required to be issued to Participants under the Plan will be evidenced in such manner as the Compensation Committee may deem appropriate, including book-entry registration or delivery of stock certificates. In the event that the Compensation Committee determines that stock certificates will be issued to Participants under the Plan, the Compensation Committee may require that certificates evidencing Company Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Company Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

10.    AMENDMENT AND TERMINATION

        The Compensation Committee may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, however, that except as otherwise expressly provided in the Plan, the Compensation Committee may not, without the Participant's consent, alter the terms of an Award so as to affect materially and adversely the Participant's rights under the Award, unless the Compensation Committee expressly reserved the right to do so at the time the Award was granted. Any amendments to the Plan will be conditioned upon shareholder approval to the extent, if any, such approval is required by law (including the Code) or applicable stock exchange requirements, as determined by the Compensation Committee.

11.    MISCELLANEOUS

        (a)    Waiver of Jury Trial.    By accepting or being deemed to have accepted an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting or being deemed to have accepted an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.

        (b)    Limitation of Liability.    Notwithstanding anything to the contrary in the Plan, neither the Company, nor any of its subsidiaries, nor the Compensation Committee, nor any person acting on behalf of the Company, any of its subsidiaries, or the Compensation Committee, will be liable to any Participant, to any permitted transferee, to the estate or beneficiary of any Participant or any permitted transferee, or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award.

        (c)    Funding of the Plan.    This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Awards under this Plan. In no event shall interest be paid or accrued on any Award, including unpaid installments of Awards.

        (d)    Disclaimer of Liability.    The Declaration of Trust of the Company provides that no shareholder of the Company shall be held to any liability whatever for the payment of any sum of money, or for damages or otherwise under any contract, obligation or undertaking made, entered into or issued by the Board or by any officer, agent or representative elected or appointed by the Board, and no such contract, obligation or undertaking shall be enforceable against the Board or any of them in their or his or her individual capacities or capacity and all such contracts, obligations and undertakings shall be enforceable only against the Board as such contract, obligation or undertaking shall look only to the trust estate for the payment or satisfaction thereof.

12.    ESTABLISHMENT OF SUB-PLANS

        The Compensation Committee may at any time and from time to time establish one or more sub-plans under the Plan (for local-law compliance purposes or other administrative reasons determined by the Compensation Committee) by adopting supplements to the Plan containing, in each case, such limitations on the Compensation Committee's discretion under the Plan, and such additional terms and conditions, as the Compensation Committee deems necessary or desirable. Each supplement so established will be deemed to be part of the Plan but will apply only to Participants within the group to which the supplement applies, as determined by the Compensation Committee.

13.    GOVERNING LAW

        (a)    Certain Requirements of Corporate Law.    Equity Awards will be granted and administered consistent with the requirements of applicable Massachusetts law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Company Stock is listed or entered for trading, in each case as determined by the Compensation Committee.

        (b)    Other Matters.    Except as otherwise provided by the express terms of an Award agreement, under a sub-plan described in Section 12 or as provided in Section 13(a) above, the domestic substantive laws of the Commonwealth of Massachusetts govern the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

        (c)    Jurisdiction.    By accepting an Award, each Participant will be deemed to (a) have submitted irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (b) agree not to commence any suit, action or other proceeding arising out of or based upon the Plan or an Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Massachusetts; and (c) waive, and agree not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that he or she is not subject personally to the jurisdiction of the above-named courts that his or her property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or an Award or the subject matter thereof may not be enforced in or by such court.

EXHIBIT A

Definition of Terms

        The following terms, when used in the Plan, have the meanings and are subject to the provisions set forth below:

        "Accounting Rules":    Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor provision.

        "Annual Cash Incentive Award":    An Award denominated in cash that has a performance period of one (1) year.

        "Board":    The Board of Trustees of the Company.

        "Cash Award":    An Award denominated in cash, including an Annual Cash Incentive Award and a Long-Term Incentive Cash Award.

        "Cause":    Unless otherwise defined in any then effective agreement between a Participant and the Company or its predecessors, "Cause" means, except to the extent specified otherwise by the Committee acting on behalf of the Company, the Participant's conviction of a felony; in the reasonable determination of the Compensation Committee, the Participant's commission of an act of fraud, embezzlement, or theft in connection with the Participant's duties in the course of the Participant's employment with the Company; acts or omissions causing intentional, wrongful damage to the property of the Company or intentional and wrongful disclosure of confidential information of the Company, or engaging in gross misconduct or gross negligence in the course of the Participant's employment with the Company, or the Participant's material breach of his or her obligations under any written agreement with the Company if such breach shall not have been remedied within 30 days after receiving written notice from the Compensation Committee specifying the details thereof. For purposes of this Plan, an act or omission on the part of a Participant shall be deemed "intentional" only if it was not due primarily to an error in judgment or negligence and was done by Participant not in good faith and without reasonable belief that the act or omission was in the best interest of the Company. In the event a Participant's employment or service is terminated for Cause, in addition to the immediate termination of all Grants, the Participant shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Participant for such shares.

        "Change in Control":    Unless otherwise defined in any then effective agreement between a Participant and the Company or its predecessors, (i) an event in which any person or entity, is or becomes the "beneficial owner" (as defined in Section 13(d) of the Exchange Act), together with all affiliates and associates (as such terms are used in Rule 12b-2 under the Exchange Act) of such person or entity, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; (ii) the consummation of the merger or consolidation of the Company with any other company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger; or (iii) at any time the Trustees as of the Date of Adoption or Trustees nominated by the Board do not constitute a majority of the Board (or, if applicable, the board of directors of a successor to the Company), provided, however, that any individual becoming a Trustee subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Trustees then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of actual or threatened election contest with respect to the election or removal of Trustees or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

        Notwithstanding the foregoing, in any case where the occurrence of a Change in Control could affect the vesting of or payment under an Award subject to the requirements of Section 409A, to the extent required to comply with Section 409A, the term "Change in Control" shall mean an occurrence that both (i) satisfies the requirements set forth above in this definition and (ii) is a "change in control event" as that term is defined in the regulations under Section 409A.

        "Code":    The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.

        "Compensation Committee":    The Compensation Committee of the Board.

        "Company":    Eversource Energy, a Massachusetts voluntary association.

        "Corporate Transaction":    Means any of: (i) a consolidation, merger or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company (or an Affiliate) is not the surviving entity or which results in the acquisition of all or substantially all of the then outstanding Company Stock by a single person or entity or by a group of persons and/or entities acting in concert; (ii) a sale or transfer of all or substantially all of the Company's assets or (iii) a dissolution or liquidation of the Company. Where a Corporate Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) as determined by the Compensation Committee, the Corporate Transaction shall be deemed to have occurred upon consummation of the tender offer.

        Notwithstanding the foregoing, in any case where the occurrence of a Corporate Transaction could affect the vesting of or payment under an Award subject to the requirements of Section 409A, to the extent required to comply with Section 409A, the term "Corporate Transaction" shall mean an occurrence that both (a) satisfies the requirements set forth above in this definition and (b) is a "change in control event" as that term is defined in the regulations under Section 409A.

        "Date of Adoption":    The date the Plan was approved by the Company's Board.

        "Disability:    A Participant's being determined to be disabled within the meaning of the long-term disability plan or program that is a part of the Eversource Energy Service Company Flexible Benefits Plan (or any successor plan or program).

        "Employee":    Any person who is employed by the Company or any of its subsidiaries.

        "Employment":    A Participant's employment or other service relationship with the Company or any of its subsidiaries. Employment will be deemed to continue, unless the Compensation Committee expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or any of its subsidiaries. If a Participant's employment or other service relationship is with any subsidiary of the Company and that entity ceases to be a subsidiary of the Company, the Participant's Employment will be deemed to have terminated when the entity ceases to be a subsidiary of the Company, unless the Participant transfers Employment to the Company or any of its remaining subsidiaries. Notwithstanding the foregoing, in construing the provisions of any Award relating to the payment of "nonqualified deferred compensation" (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement, or similar or correlative terms will be construed to require a "separation from service" (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single "service recipient" with the Company under Section 1.409A-1(h)(3) of the

Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a "separation from service" has occurred. Any such written election will be deemed a part of the Plan.

        "Equity Award":    An Award other than a Cash Award.

        "Fair Market Value":    As of a particular date, (i) the closing price for a share of Company Stock reported on the New York Stock Exchange (or any other national securities exchange on which the Company Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the immediately preceding date on which a closing price was reported or (ii) in the event that the Company Stock is not traded on a national securities exchange, the fair market value of a share of Company Stock determined by the Compensation Committee consistent with the rules of Section 422 and Section 409A to the extent applicable.

        "ISO":    A Stock Option intended to be an "incentive stock option" within the meaning of Section 422. Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the date of grant, it is expressly designated as an ISO.

        "Long Term Incentive Cash Award":    An Award denominated in cash that has a performance period of greater than 12 months.

        "Involuntary Employment Action":    As to a Participant means the involuntary termination of the Participant's employment with the Company following a Change in Control, as applicable, (i) by the Company other than for Cause or (ii) upon the occurrence of any of the following circumstances, without the Participant's consent: (a) any adverse and/or material alteration and diminution in the Participant's authority, duties or responsibilities (other than a mere change in title or reporting relationship) as they existed immediately prior to the Change in Control, as applicable, or as the same may be increased from time to time thereafter, (b) a reduction of the Participant's base salary or a reduction in targeted bonus opportunity, in each case as in effect on the date prior to the Change in Control, as applicable, or as the same may be increased from time to time thereafter or (c) relocation of the offices at which the Participant is employed which increases his or her daily commute by more than 50 miles, however, that in any case the Participant notifies the Company in writing of the basis for his or her involuntary termination within ninety (90) days of the occurrence of the circumstances and the Company does not cure such circumstances within thirty (30) days thereafter and the Participant terminates his or her employment within thirty (30) days thereafter.

        "NSO":    A Stock Option that is not intended to be an "incentive stock option" within the meaning of Section 422.

        "Participant":    Any eligible individual to whom an Award or Grant is made.

        "Performance Award":    An Award subject to Performance Criteria. The Compensation Committee may grant Performance Awards that are intended to qualify for any performance-based compensation exception under applicable law or regulation now or in the future and Performance Awards that are not intended to so qualify.

        "Performance Criteria":    Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. A Performance Criterion and any targets with respect thereto need not be based upon an increase, a positive or improved result or avoidance of loss. For purposes of Awards that are intended to qualify for the performance-based compensation exception under applicable law or regulation, a Performance Criterion will mean an objectively determinable measure or objectively determinable measures of performance relating to any, or any combination of, the following (measured either absolutely or comparatively (including, without limitation, by reference to an index or indices or the performance of one or more companies) and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof and subject to such adjustments, if any, as the Committee specifies, consistent with the requirements of applicable law or regulation): cash flow; cash flow from operations; earnings (including, but not limited to, earnings before interest, taxes, depreciation and amortization or operating earnings); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; credit rating; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; unit volume; productivity; delivery performance; service levels; operating performance; customer satisfaction; diversity of new hires and/or promotions; environmental, social and corporate governance objectives and the return on such objectives; safety record; stock price; return on equity; total shareholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, divestitures, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives, or other strategic business criteria consisting of one or more objectives based on satisfaction of specified revenue goals, geographic business expansion goals or cost targets. To the extent consistent with the requirements for satisfying any performance-based compensation exception under applicable law or regulation, or as otherwise determined by the Compensation Committee, the Compensation Committee may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

        "Plan":    The 2018 Eversource Energy Incentive Plan, as from time to time amended and in effect.

        "Restricted Stock":    Company Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified service or performance-based conditions are not satisfied.

        "Restricted Stock Unit":    A Company Stock Unit that is, or as to which the delivery of Company Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance, time or other vesting conditions.

        "Retirement".    Termination of employment from the Company, other than for "Cause" on or after the earlier to occur of (x)  attainment of age 65, (y) eligibility for pension payments under the Supplemental Executive Retirement Plan for Officers of the Company, or employment-related agreement with the Company, or (z) attainment of age 55 after completing at least ten years of vesting service under the Company's 401k Plan.

        "SAR":    A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Company Stock of equivalent value) equal to the excess of the Fair Market Value of the shares of Company Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

        "Section 409A":    Section 409A of the Code.

        "Section 422":    Section 422 of the Code.

        "Stock or Company Stock":    Common shares of the Company, par value $5.00 per share.

        "Stock Option":    An option entitling the holder to acquire shares of Company Stock upon payment of the exercise price.

        "Stock Unit":    An unfunded and unsecured promise, denominated in shares of Company Stock, to deliver Company Stock or cash measured by the value of Company Stock in the future.

        "Substitute Awards":    Equity Awards issued under the Plan in substitution for equity awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition.

        "Termination".    Termination of employment with the Company and any affiliate of the Company in all capacities, including as a common-law employee and independent contractor. Whether a Participant has had a Termination shall be determined by the Committee based on all relevant facts and circumstances with reference to Treasury Regulations Section 1.409A-1(h) regarding a "separation from service" and the default provisions set forth in Regulations Sections 1.409A-1(h)(1)(ii) and 1.409A-1(n).

        "Treasury Regulations".    The Internal Revenue Service's regulations relating to nonqualified deferred compensation plans.

        "Trustee".    A member of the Board, and with respect to the compensation and benefits of a member of the Board who is also an Employee, a non-employee member of the Board.

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 1, 2018 (11:59 p.m., Eastern Time, April 29, 2018 for participants in the Ever source 401k Plan). Vote by Internet • Go to www.envisionreports.com/ES • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Items — The Board of Trustees recommends a vote FOR all nominees and FOR Items 2, 3, and 4. 1. Election of Trustees: + For Against Abstain For Against Abstain For Against Abstain 01 - Cotton M. Cleveland 02 - Sanford Cloud, Jr. 03 - James S. DiStasio 04 - Francis A. Doyle 05 - James J. Judge 06 - John Y. Kim 07 - Kenneth R. Leibler 08 - William C. Van Faasen 09 - Frederica M. Williams 10 - Dennis R. Wraase For Against Abstain 2. Consider an advisory proposal approving the compensation of our Named Executive Officers. 3. Approve the 2018 Ever source Energy Incentive Plan. 4. Ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for 2018. MMMMMMMC 1234567890 J N T 4 7 4 1 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 P C F 3 6 02RROB MMMMMMMMM A Annual Meeting Proxy/Vote Authorization Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. You can access your account online. You can access your registered shareholder information on the following secure Internet site: http://www.computershare.com/investor. Step 1: Register (1st time users only) Click on “Create Login” and follow the instructions. Step 2: Log In (Returning users) Click “Login” and follow the instructions. Step 3: View your account details and perform multiple transactions, such as: • View account balances • View transaction history • View payment history • View common share quotes • Change your address • View electronic shareholder communications • Buy or sell shares • Check replacements If you are not an Internet user and wish to contact Ever source Energy, you may use one of the following methods: Call: 1-800-999-7269 Write: Ever source Energy, c/o Computershare, P.O. Box 43078, Providence, RI 02940-3078 Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The proxy statement and 2017 Annual Report to shareholders are available at www.envisionreports.com/ES. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy/Vote Authorization Form – EVER SOURCE ENERGY + Annual Meeting of Shareholders May 2, 2018 Proxy/Vote Authorization Form is Solicited by the Board of Trustees of the Company The undersigned appoints James J. Judge, Sanford Cloud, Jr. and Gregory B. Butler, and each of them, proxies of the undersigned, with power to act without the other and full power of substitution, to act for and to vote all common shares of Ever source Energy that the undersigned would be entitled to cast if present in person at the 2018 Annual Meeting of Shareholders to be held on May 2, 2018, and at any postponement or adjournment thereof, upon the matters indicated on the reverse side of this card. This card also constitutes voting instructions for participants in the Ever source 401k Plan. The undersigned hereby directs the applicable trustee to vote all common shares credited to the undersigned’s account at the Annual Meeting and any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, THE PROXIES WILL VOTE YOUR COMMON SHARES CONSISTENT WITH THE RECOMMENDATIONS OF OUR BOARD OF TRUSTEES. (Continued and to be marked, dated and signed, on the reverse side.) Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears above. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + C B